--------------------------------------------------------------------------------
The information in this prospectus supplement is not complete and may be changed. This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended. This prospectus supplement and the related prospectus are not an offer to sell these securities and are not soliciting an offer to buy the securities in any state where the offer is not permitted.
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, Dated April   , 2004


PROSPECTUS SUPPLEMENT
(To prospectus dated April    , 2004)

                              $
                         STUDENT LOAN ASSET-BACKED NOTES
                                  SERIES 2004-2

                       NELNET EDUCATION LOAN FUNDING, INC.
                                     ISSUER


        We are offering Student Loan Asset-Backed Notes in the following classes:

             Original                                                  Underwriting    Final
            Principal                      Price to     Proceeds to      Fees and     Maturity
 Class       Amount      Interest Rate      Public       Issuer(1)     Commissions     Date
 -----       ------      -------------      ------       ---------     -----------     ----
 A-1     $               3-month LIBOR
                           plus ___%
 A-2                     3-month LIBOR
                           plus ___%
 A-3                     3-month LIBOR
                           plus ___%
 A-4                     3-month LIBOR
                           plus ___%
 A-5b                     Auction Rate
 A-5c                     Auction Rate
 B-1                      Auction Rate
 B-2                      Auction Rate
         -------------                    ------------   ------------   -------------

 Total   $                               $              $              $

--------------------

(1) We will pay underwriting fees and commissions, and the costs of issuing the notes from our own funds, and not from the proceeds of the sale of the notes.

      o The Series 2004-2 Notes include the $ Class A-5a notes. The Class A-5a notes are not being offered by this prospectus supplement. We are including information regarding these notes solely to provide a better understanding of the offered notes.

      o The offered notes and the Class A-5a notes will be secured by a pool of student loans originated under the Federal Family Education Loan Program with an outstanding principal balance as of the cut-off date of $995,818,450, a cash reserve fund and the other money and investments pledged to the trust estate.

      o Receipts of principal and certain excess interest payments received on the student loans held in the trust estate will be deposited in the Note Payment Fund and allocated to provide for sequential payment of the Class A-1 through Class A-4 notes, in that order, until paid in full, and then on a pro rata basis to provide for payment of the Class A-5a notes, the Class A-5b notes and the Class A-5c notes. After amounts sufficient to pay the Class A notes in full have been allocated to the Note Payment Fund, or under certain other limited circumstances, the Class B notes are subject to redemption, pro rata, on any auction rate distribution date.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The underwriters named below are offering the offered notes subject to approval of certain legal matters by their counsel. The notes will be delivered in book-entry form only on or about .

                                JOINT BOOKRUNNERS
JPMORGAN                                                          MORGAN STANLEY

                       CO-MANAGERS for the CLASS A-1 through
                                 CLASS A-4 NOTES

   BARCLAYS CAPITAL                  CITIGROUP                    SG COWEN

                               April    , 2004


--------------------------------------------------------------------------------

        YOU SHOULD CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE S-23 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 1 OF THE PROSPECTUS.

        THE NOTES ARE OBLIGATIONS PAYABLE SOLELY FROM THE COLLATERAL DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE OFFERED NOTES ONLY IF ACCOMPANIED BY THE PROSPECTUS.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            PAGE

SUMMARY OF TERMS............................................................S-1
RISK FACTORS...............................................................S-23
NELNET EDUCATION LOAN FUNDING, INC.........................................S-28
USE OF PROCEEDS............................................................S-32
FINANCING AND SERVICING OF STUDENT LOANS...................................S-32
CHARACTERISTICS OF THE STUDENT LOANS.......................................S-37
INFORMATION RELATING TO THE GUARANTEE AGENCIES.............................S-45
DESCRIPTION OF THE NOTES...................................................S-48
CREDIT ENHANCEMENT.........................................................S-75
INDENTURE PROVISIONS.......................................................S-76
INTEREST RATE CAP DERIVATIVE AGREEMENTS....................................S-79
ERISA CONSIDERATIONS.......................................................S-82
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS..................................S-86
REPORTS TO NOTEHOLDERS.....................................................S-86
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS..........................S-86
PLAN OF DISTRIBUTION.......................................................S-86
LEGAL MATTERS..............................................................S-89

                                   PROSPECTUS
About This Prospectus.........................................................i
Summary of the Offering.....................................................iii
Risk Factors .................................................................1
Special Note Regarding Forward Looking Statements.............................8
Description of the Notes......................................................9
Security and Sources of Payment for the Notes................................17
Book-Entry Registration......................................................20
Additional Notes.............................................................24
Summary of the Indenture Provisions..........................................25
Description of Credit Enhancement and Derivative Products....................36
Description of the Federal Family Education Loan Program.....................37
Description of the Guarantee Agencies........................................50
Federal Income Tax Consequences..............................................56
Relationships Among Financing Participants...................................59
Plan of Distribution.........................................................60
Legal Matters................................................................61
Financial Information........................................................61
Ratings......................................................................61
Incorporation of Documents by Reference; Where to Find More Information .....61
Glossary of Terms............................................................63
Appendix I-Global Clearance, Settlement and Tax Documentation Procedures.....71

               IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THE
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

        Information about the notes is available in two separate documents that progressively provide more detail. This prospectus supplement describes the specific terms of the notes. The accompanying prospectus provides general information, some of which may not apply to the offered notes. You are urged to read both the prospectus and this prospectus supplement in full to obtain information concerning the notes.

        IF THERE IS A CONFLICT BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

        Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

        Some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Glossary of Terms" beginning on page 63 in the accompanying prospectus.

        The Class A-5a notes are not being offered by this prospectus supplement. We have provided information in this prospectus supplement with respect to the Class A-5a notes in order to further potential investors' understanding of the offered notes.

        The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

                                SUMMARY OF TERMS

        The following summary is a very general overview of the terms of the offered notes and does not contain all of the information that you need to consider in making your investment decision.

        Before deciding to purchase the notes offered pursuant to this prospectus supplement, you should consider the more detailed information appearing elsewhere in this prospectus supplement and in the prospectus.

        The words "we", "us", "our" and similar terms, as well as references to the "Issuer" refer to Nelnet Education Loan Funding, Inc. This prospectus supplement contains forward-looking statements that involve risks and uncertainties. See "Special Note Regarding Forward Looking Information" in the prospectus.


PRINCIPAL PARTIES

ISSUER

o       Nelnet Education Loan Funding, Inc.

SERVICER

o       Nelnet, Inc.

ADMINISTRATOR

o       National Education Loan Network, Inc.

ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE

o       Wells Fargo Bank, National Association

AUCTION AGENT

o       Deutsche Bank Trust Company Americas

DESCRIPTION OF THE NOTES

THE OFFERED NOTES

        We are offering the following classes of notes pursuant to this prospectus supplement:

o       Class A-1 LIBOR rate notes in the aggregate principal amount of
        $                  ;

o       Class A-2 LIBOR rate notes in the aggregate principal amount of
        $                  ;

o       Class A-3 LIBOR rate notes in the aggregate principal amount of
        $                  ;

o       Class A-4 LIBOR rate notes in the aggregate principal amount of
        $                  ;

o       Class A-5b auction rate notes in the aggregate principal amount of
        $                  ;

o       Class A-5c auction rate notes in the aggregate principal amount of
        $                  ;

o       Class B-1 auction rate notes in the aggregate principal amount of
        $                  ; and

o       Class B-2 auction rate notes in the aggregate principal amount of
        $                  .

THE CLASS A-5A NOTES

        We are also issuing Class A-5a reset rate notes in the aggregate principal amount of $ . The Class A-5a notes are not being offered by this prospectus supplement. We are including information regarding these notes solely to provide a better understanding of the offered notes.

GENERAL

        The class A notes will be senior notes and the class B notes will be subordinate notes. The Class A-1, Class A-2, Class A-3 and Class A-4 notes bear interest based on the three-month LIBOR rate and are sometimes referred to as the "LIBOR rate notes." The interest rate for the Class A-5a notes will be reset from time to time using the procedures described below. The Class A-5a notes are sometimes referred to as the "reset rate notes." The Class A-5b, Class A-5c, Class B-1 and Class B-2 notes bear interest at a rate determined by auction and are sometimes referred to as the "auction rate notes." In addition, if the Class A-5a notes are reset into an auction rate mode, from and after such date the Class A-5a notes will have all of the attributes of auction rate notes, as described in the prospectus and this prospectus supplement.

        The LIBOR rate notes and the reset rate notes will be issued in minimum denominations of $5,000 and in integral multiples of $1,000 in excess thereof, and the auction rate notes will be issued in minimum denominations of $50,000 and in integral multiples of $50,000 in excess thereof. Interest and principal on the notes will be payable to the record owners of the notes as of the close of business on the business day before the related distribution date.

        The indenture pursuant to which the offered notes and the Class A-5a notes will be issued establishes a discrete trust estate and the student loans held in such trust estate are pledged solely to secure the offered notes and the Class A-5a notes. We will not issue any additional notes that will be secured by the trust estate.

DATES

DISTRIBUTION DATES

        Distribution dates for the LIBOR rate notes and the reset rate notes will be the 25th day of each February, May, August and November. The first distribution date for the LIBOR rate notes and the reset rate notes will be August 25, 2004. The distribution dates for the LIBOR rate notes and the reset rate notes are sometimes referred to as "quarterly distribution dates." If any quarterly distribution date is not a business day, the quarterly distribution will be made on the next business day. The calculation date for each quarterly distribution date will be the second business day before such quarterly distribution date.

        Distributions will be made on the auction rate notes, including the Class A-5a notes if they have been reset to bear interest at an auction rate, on the business day following the end of each auction period for the auction rate notes. However, if an auction period for a class of auction rate notes exceeds 90 days, distributions will be made on the quarterly distribution dates described above and on the business day following the end of that class of auction rate notes' auction period. The distribution dates for the auction rate notes are sometimes referred to as "auction rate distribution dates."

        We may enter into one or more derivative product agreements. The date on which payments are made from the trust estate pursuant to any derivative product agreement is sometimes referred to as a "derivative product distribution date."

        We sometimes refer to the "quarterly distribution dates," the "auction rate distribution dates" and the "derivative product distribution dates" collectively as "distribution dates."

CUT-OFF DATE

        The cut-off date for the student loans we will acquire on the date of issuance of the notes was March 31, 2004.

CLOSING DATE

        The closing date for this offering is expected to be on or
about                     .

INTEREST RATES ON THE OFFERED NOTES

LIBOR RATE NOTES

        The LIBOR rate notes will bear interest at the following rates:

o the Class A-1 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period,
        plus     %;

o the Class A-2 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period,
        plus     %;

o the Class A-3 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period,
        plus      %; and

o the Class A-4 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period,
        plus      %.

        The administrator will determine the rate of interest on the LIBOR rate notes on the second business day prior to the start of the applicable interest accrual period. Interest on the LIBOR rate notes will be calculated on the basis of the actual number of days elapsed during the interest period divided by 360. For the initial interest accrual period, the administrator will determine the LIBOR rate according to a formula described below in "Description of the Notes - Interest Payments - LIBOR Rate Notes."

        Interest accrued on the outstanding principal balance of the LIBOR rate notes during each interest accrual period will be paid on the following quarterly distribution date. The initial interest accrual period for the LIBOR rate notes begins on the closing date and ends on August 24, 2004. For all other quarterly distribution dates, the interest accrual period will begin on the prior quarterly distribution date and end on the day before such quarterly distribution date.

AUCTION RATE NOTES

        The interest rates for the auction rate notes, including the Class A-5a notes if they have been reset to bear interest at an auction rate, are determined by the auction procedures described in the prospectus under "Description of the Notes - Auction rate notes." However, together with the underwriters, we will determine the interest rate on the auction rate notes for the initial interest accrual period prior to the closing date. The initial auction dates and the initial rate adjustment dates for each class of auction rate notes are set forth below:

            Initial Auction                  Initial Rate
                  Date                      Adjustment Date
            ---------------                 ---------------

Class A-5b
Class A-5c
Class B-1
Class B-2

        If the rate determined pursuant to the auction procedures for a class of auction rate notes exceeds a maximum rate, interest on that class of auction rate notes will be the maximum rate, which is defined in the indenture as the least of:

o       the LIBOR rate for a comparable period plus a margin of 1.00%;

o       the lesser of the maximum rate allowed by law or 17%;

o the rate at which the quarterly average auction rate equals the quarterly average 91-day U.S. Treasury bill rate plus a margin ranging from 1.25% to 2.00% depending on the ratings of that class of auction rate notes;

o the rate at which the quarterly average auction rate equals the quarterly average 90-day financial commercial paper rate plus a margin ranging from 0.75% to 1.50% depending on the ratings of that class of auction rate notes; or

o a net loan rate, which is based on the net weighted average return on the student loans held in the trust estate.

        If the interest rate for a class of auction rate notes is set at the net loan rate, interest will be carried over for that class of auction rate notes in an amount equal to the difference between the least of the auction rate and the other interest rates included in the maximum rate calculation and the net loan rate. See "Description of the notes - Auction rate notes - Maximum rate, net loan rate and interest carry-overs" in the prospectus.

        After the initial auction period, the period between auctions for each class of auction rate notes will generally be 28 days. The administrator may change the length of the auction period for any class of auction rate notes as described in the prospectus under the heading "Description of the Notes - Auction rate notes."

        Interest will be calculated on the auction rate notes on the basis of the actual number of days elapsed in the related auction period divided by 360.

        Interest accrued on the outstanding principal balance of a class of auction rate notes during the preceding auction period will be paid on the related auction rate distribution date.

        While the Class A notes are outstanding, money on deposit in the Collection Fund will not be allocated to pay interest on the Class B auction rate notes if on any distribution date the total parity ratio is less than 97% or such other percentage that satisfies the rating agency condition. Interest not paid on the Class B auction rate notes will become carry-over interest on the Class B auction rate notes and may be paid to the extent funds are available as described below under "- The Collection Fund" if the total parity ratio is equal to or greater than the required percentage.

        The total parity ratio is the percentage equivalent of a fraction of the aggregate value of the trust estate over the outstanding principal balance of the Class A notes plus the original principal balance of the Class B notes so long as the Class A notes are outstanding, and thereafter, the outstanding principal balance of the Class B notes (less any amounts on deposit in the redemption accounts for the Class A notes and, if the Class A notes are no longer outstanding, amounts on deposit in the Class B Redemption Account). For purposes of this test, the aggregate value of the trust estate is reduced by (i) amounts on deposit in the redemption accounts for the Class A notes and, if the Class A notes are no longer outstanding, amounts on deposit in the Class B Redemption Account, (ii) amounts that were received under the interest rate cap derivative agreements, (iii) amounts on deposit in the Remarketing Fee Fund, and
(iv) amounts on deposit in any Capitalized Interest Fund. The total parity ratio will be calculated on each distribution date after giving effect to the deposits and distributions described below under "Flow of Funds - The Collection Fund" on such date.

THE RESET RATE NOTES

        The interest rate for the reset rate notes will be reset from time to time using the procedures described below. During the initial reset period, the reset rate notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus %.

       The administrator will determine the rate of interest on the reset rate notes while such interest rate is set with reference to LIBOR on the second business day prior to the start of the applicable interest accrual period. During the initial reset period, interest on the reset rate notes will be calculated on the basis of the actual number of days elapsed during the interest period divided by 360. For the initial interest accrual period, the administrator will determine the LIBOR rate according to a formula described below in "Description of the Notes - Interest Payments - Reset Rate Notes."

        Interest accrued on the outstanding principal balance of the reset rate notes during each interest accrual period will be paid on the following quarterly distribution date, or on the following auction rate distribution date if the reset rate notes are reset to bear interest at an auction rate. The initial interest accrual period for the reset rate notes begins on the closing date and ends on August 24, 2004. For all other quarterly distribution dates, the interest accrual period will begin on the prior quarterly distribution date and end on the day before such quarterly distribution date.

        If the Class A-5a notes are reset to bear interest at an auction rate, they will not be subject to reset in the future and will continue to bear interest at an auction rate until their final maturity or earlier redemption, and will be governed by the provisions in the indenture governing the auction rate notes.

        On any reset date, the interest rate on the reset rate notes may not be reset to exceed a maximum rate of three-month LIBOR plus 0.75%. In addition, if the daily average 90-day financial commercial paper rate for a calendar quarter exceeds 6.80% and 5% or more of the student loans held in the trust estate are eligible to receive a 9 1/2% minimum rate of return, and the reset rate notes are not redeemed on the next quarterly distribution date as described below in

"Optional Purchase and Mandatory Auction of the Student Loans, and Mandatory Redemption of the Notes, if the 90-day Financial Commercial Paper Rate Exceeds 6.80%," interest payable on the reset rate notes will be capped at a net loan rate, which will be based on the net weighted average return on the student loans held in the trust estate. If the interest rate for the reset rate notes is capped at the net loan rate, interest will be carried over for the reset rate notes in an amount equal to the difference between the rate of interest set for the reset rate notes and the net loan rate. See "Description of the Notes - Interest Payments - Reset Rate Notes."

INTEREST RATE RESET FOR THE RESET RATE NOTES

        The initial reset date for the reset rate notes is the quarterly distribution date. We refer to this date, and each date thereafter on which the reset rate notes may be reset with respect to their interest rate mode, as a "reset date" and each period in between the reset dates as a "reset period."

        The interest rate mode for any reset period after the initial reset period may be based on a floating rate index, may be a fixed rate, or may be based on an auction rate. The index rate may be based on LIBOR, the 91-day U.S. treasury bill rate, a U.S. treasury constant maturity rate, the prime rate, a commercial paper rate or the federal funds rate, each of which is described in the "Glossary of Terms" contained in the prospectus. Any interest rate mode other than a floating rate based on LIBOR or a commercial paper rate will require each rating agency then rating the notes to confirm the then-current rating of each class of the notes.

        Each reset date will always occur on a quarterly distribution date. The related reset period will always end on a quarterly distribution date and may not extend beyond the final maturity date of the reset rate notes.

        Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process. If there is a failed remarketing of the reset rate notes, however, holders will not be permitted to exercise any remedies as a result of the failure of the reset rate notes to be remarketed on the related reset date. Depending on the rate and timing of prepayments on the student loans held in the trust estate and other events described in this prospectus supplement, the reset rate notes may be repaid earlier than the next reset date.

RESET RATE NOTE REMARKETING PROCEDURES

        At least 30, but not more than 45, days before each reset date, we will notify holders of the reset rate notes of the upcoming reset date. At least eight business days prior to such reset date, the remarketing agents, after consulting with us, will determine the applicable interest rate mode, the length of the reset period and the "reset rate notes all hold rate." The "reset rate notes all hold rate" will be the interest rate applicable for the next reset period if all holders of the reset rate notes choose not to tender their reset rate notes to the remarketing agents for remarketing. The reset rate notes all hold rate may not exceed three-month LIBOR plus 0.75%.

        Holders of the reset rate notes will receive a remarketing terms notice advising them of, among other things, the interest rate mode, the index (if applicable), the reset rate notes all hold rate, the length of the reset period and the identities of any derivative product counterparties, and will be given not less than two business days to choose whether to hold their reset rate notes by delivering a hold notice to the remarketing agents. In the absence of a delivered hold notice to the remarketing agents, their reset rate notes will be deemed to have been tendered to the remarketing agents for remarketing. If the reset rate notes are to be reset to an auction rate mode, all of the reset rate notes are subject to mandatory tender on the corresponding reset date and holders of the reset rate notes will not be permitted to submit a hold notice to the remarketing agents.

        The spread, or the applicable fixed rate will be determined by the remarketing agents on the spread determination date, which is the third business day prior to the reset date as the lowest spread or fixed rate, but not less than the reset rate notes all hold rate, that would permit all of the reset rate notes tendered for remarketing to be purchased at a price equal to 100% of the outstanding principal balance of the reset rate notes. If the reset rate notes are to be reset to auction rate mode, the remarketing agents, after consulting with us, will determine the initial interest rate for such reset rate notes for the initial interest accrual period by the spread determination date. There will be a failed remarketing if:

o the remarketing agents, after consulting with us, cannot determine the applicable required reset terms (other than the related spread, fixed rate or initial rate) at least eight business days prior to the related reset date;

o the required spread, fixed or initial rate cannot be established by the remarketing agents by the spread determination date or the interest rate resulting from the required spread, fixed or initial rate would exceed three-month LIBOR plus 0.75%;

o not all of the tendered notes are purchased at the spread, fixed or initial rate set by the remarketing agents;

o we fail to redeem reset rate notes following delivery of a notice of redemption or Nelnet, Inc., or its designated affiliates, fail to purchase the reset rate notes after exercise of the call option described below;

o certain conditions specified in the remarketing agreement are not satisfied; or

o any rating agency then rating the notes has not confirmed its then-current ratings of any class of notes, if such confirmation is required.

        In the event of a failed remarketing, all holders will retain their reset rate notes, the interest rate for the reset rate notes will be reset to a failed remarketing rate of three-month LIBOR plus 0.75% (subject to the net loan rate cap under the circumstances described below in "Description of the Notes - Interest Payments - Reset Rate Notes") and the related reset period will be three months.

CALL OPTION FOR RESET RATE NOTES

        After November 1, 2005, Nelnet, Inc., or its designated affiliates, will have the option to purchase the reset rate notes in their entirety on any reset date. This call option may be exercised by Nelnet, Inc., or its designated affiliates, at any time prior to the determination of the interest rate mode or the declaration of a failed remarketing on the spread determination date. The purchase price paid for the reset rate notes will be equal to their outstanding principal balance, plus accrued and unpaid interest and any unpaid carry-over interest amounts. If the call option is exercised with respect to the reset rate notes, the interest rate will be the rate of interest that is either: (i) the rate applicable for the most recent reset period during which the failed remarketing rate was not in effect, if the reset rate notes did not have at least one related derivative product in effect during the previous reset period, or (ii) if the reset rate notes had one or more derivative products in effect during the previous reset period, the weighted average of the floating rates of interest that were due to the related counterparties from the trust estate during the previous reset period for the reset rate notes. This rate will remain in effect for each successive three-month reset period while the option holder retains the reset rate notes. See "Description of the Notes - The Reset Rate Notes - Call Option for Reset Rate Notes" in this prospectus supplement.

OPTIONAL REDEMPTION OF RESET RATE NOTES

        The reset rate notes are subject to redemption, in whole only, at our option on any reset date after November 1, 2005, from available money in the trust estate, other than money derived from the sale of student loans pursuant to the purchase option described below. Notice of redemption must be delivered to the trustee no later than the related spread determination date. The redemption price paid upon optional redemption of the reset rate notes will be equal to the principal amount thereof being redeemed, plus interest accrued to the date of redemption, if any, and any interest carry-over amount. If we give notice of redemption but fail to redeem the reset rate notes on the related reset date, a failed remarketing will have occurred.

OPTIONAL REDEMPTION OF RESET RATE NOTES FROM PROCEEDS OF OPTIONAL PURCHASE OF STUDENT LOANS

        After November 1, 2005, and provided the LIBOR rate notes are no longer outstanding, Nelnet, Inc., or its designated affiliates, will have the option to purchase from the trust estate a pro rata portion of the student loans corresponding to the reset rate notes. The proceeds from the exercise of such purchase option will be used to redeem the reset rate notes on the next reset date.

        Nelnet, Inc., or its designated affiliates, must exercise this purchase option by providing the indenture trustee with notice of exercise of the purchase option on or before the related spread determination date and by delivering the purchase price described below on or before the second business day before the related reset date. If Nelnet, Inc., or its designated affiliates, gives notice of exercise of this purchase option and fails to deliver the required purchase price, a failed remarketing will have occurred.

        If this purchase option is exercised, the purchase price will be at least equal to the fair market value of the pro rata portion of the student loans, but not less than a minimum purchase price that, together with amounts on deposit in the Class A-5a Redemption Account of the Note Payment Fund, amounts on deposit in the Supplemental Interest Fund, if any, the Remarketing Fee Fund, if any, and a pro rata portion of the amounts on deposit in the Capitalized Interest Fund, if any, the Reserve Fund (if such amount can be released), and after allocation of amounts in the Collection Fund on the most recent distribution date, will be sufficient to:

o reduce the outstanding principal amount of the reset rate notes on the reset date to zero;

o pay all of the interest payable on the reset rate notes on the reset date;

o pay a pro rata share of any unpaid program expenses and administration fees payable on the reset date;

o       pay when due any amounts on any related derivative product agreement;
        and

o       pay any carry-over amounts on the reset rate notes and interest thereon.

        The pro rata portion of the student loans available to be purchased as described above will be based on a percentage determined by dividing the outstanding amount of the reset rate notes (less any amounts on deposit in the Class A-5a Redemption Account of the Note Payment Fund that were deposited on or prior to the preceding quarterly distribution date, unless the reset rate notes have been reset to an auction mode) by the outstanding amount of all of the Series 2004-2 notes (less any amounts on deposit in the Class A-5a Redemption Account of the Note Payment Fund that were deposited on or prior to the preceding quarterly distribution date, unless the reset rate notes have been reset to an auction mode). In addition, any portion of the student loans sold will have representative characteristics similar to those of all of the student loans held in the trust estate. See "Description of the Notes - The Reset Rate Notes - Optional Redemption of Reset Rate Notes from Proceeds of Optional Purchase of Student Loans."

OPTIONAL PURCHASE AND AUCTION OF STUDENT LOANS, AND REDEMPTION OF RESET RATE NOTES, IN THE EVENT OF A FAILED REMARKETING

        After November 1, 2005, in the event of a failed remarketing for the reset rate notes, and provided the LIBOR rate notes are no longer outstanding, Nelnet, Inc., or its designated affiliates, will have the option to purchase from the trust estate a pro rata portion of the student loans corresponding to the reset rate notes for an amount at least equal to the fair market value of such student loans if such amount, together with certain other amounts on deposit in the trust estate, is sufficient to redeem the outstanding reset rate notes. Nelnet, Inc., or its designated affiliates, must exercise this option by providing the indenture trustee with notice of exercise of the option and by delivering the purchase price described above within 25 days following the reset date for the reset rate notes. If Nelnet, Inc., or its designated affiliates, exercise this purchase option, the reset rate notes will be redeemed on the next succeeding reset date.

       If Nelnet, Inc., or its designated affiliates, does not timely notify the indenture trustee of an intention to exercise this purchase option, or if Nelnet, Inc., or its designated affiliates, defaults on its purchase option, we may, but are not required to, direct the indenture trustee to auction the pro rata portion of the loans in the trust estate and use the proceeds from the sale to redeem the reset rate notes on the next succeeding reset date. Nelnet, Inc., or its designated affiliates, and unrelated third parties may bid to purchase the student loans in the auction.

        If at least two independent bids are received, the indenture trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the minimum purchase price described above under the caption "- Optional Redemption of Reset Rate Notes from Proceeds of Optional Purchase of Student Loans." If Nelnet, Inc., or its designated affiliates, bid to purchase the student loans and less than two independent bids are received, the indenture trustee will accept the highest of the remaining bids if it equals or exceeds both the minimum purchase price described above and the fair market value of the pro rata portion of the student loans.

        If the highest bid after the solicitation process does not equal or exceed both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate, the indenture trustee will not complete the sale. If the sale is not completed, the indenture trustee will solicit bids for the sale of the pro rata portion of the student loans for future reset dates using procedures similar to those described above, but only if we so request.

PRINCIPAL REDUCTION PAYMENTS

        We will generally allocate receipts of principal on the student loans and any excess interest payments transferred to the Note Payment Fund for principal reduction payments on the LIBOR rate notes on each quarterly distribution date. Principal will be paid or allocated

o first to the Class A-1 Redemption Account until the principal balance of the Class A-1 notes has been paid in full or amounts sufficient for that purpose have been allocated to, and remain available for distribution from, the Class A-1 Redemption Account;

o second to the Class A-2 Redemption Account until the principal balance of the Class A-2 notes has been paid in full or amounts sufficient for that purpose have been allocated to, and remain available for distribution from, the Class A-2 Redemption Account;

o third to the Class A-3 Redemption Account until the principal balance of the Class A-3 notes has been paid in full or amounts sufficient for that purpose have been allocated to, and remain available for distribution from, the Class A-3 Redemption Account; and

o fourth to the Class A-4 Redemption Account until the principal balance of the Class A-4 notes has been paid in full or amounts sufficient for that purpose have been allocated to, and remain available for distribution from, the Class A-4 Redemption Account.

        After payment of the Class A-1 through Class A-4 notes has been provided for in full, we will generally allocate receipts of principal on the student loans and any excess interest payments transferred to the Note Payment Fund for principal reduction payments on the Class A-5a notes and for redemption of the Class A-5b and Class A-5c notes on a pro rata basis. Receipts of principal will be allocated to the Class A-5a Redemption Account, the Class A-5b Redemption Account and the Class A-5c Redemption Account, pro rata, until the principal balance of the Class A-5a, Class A-5b and Class A-5c notes has been paid in full, or amounts sufficient for that purpose have been allocated to, and remain available for distribution from, the respective Redemption Accounts.

        If so provided in a remarketing terms notice for a reset period after the initial reset period, and upon satisfaction of the rating agency condition, the reset rate notes will not receive principal reduction payments until the end of the related reset period. Instead, all amounts allocated to the reset rate notes as principal reduction payments will be retained in the Class A-5a Redemption Account in the Note Payment Fund until the end of the reset period to the extent not otherwise applied as credit enhancement. In addition, on each quarterly distribution date, the indenture trustee will, to the extent funds are available, transfer from the Collection Fund to the Supplemental Interest Fund an amount equal to the supplemental interest deposit amount for the reset rate notes described in the "Glossary of Terms" in the prospectus. On the reset date for the reset rate notes, we will pay all sums on deposit in the Class A-5a Redemption Account, including amounts deposited on that reset date, to the reset rate noteholders as a distribution of principal.

        Principal reduction payments on each class of notes will be made on a pro rata basis to the owners of such class and after each principal reduction payment each such note will be outstanding in a fractional amount of its original principal amount. See "Description of the Notes - Outstanding principal balance of the notes" in the prospectus.

        After payment of the Class A notes has been provided for in full, the Class B-1 and Class B-2 notes will be redeemed from money in the Class B Redemption Account of the Note Payment Fund. Before sufficient funds have been deposited to pay the Class A notes in full, the Class B notes may be redeemed from funds released to us or from our own funds which we deposit to the Class B Redemption Account of the Note Payment Fund.

REDEMPTION OF THE AUCTION RATE NOTES

OPTIONAL REDEMPTION OF AUCTION RATE NOTES

        The Class A auction rate notes, including the Class A-5a notes if they have been reset to an auction rate mode, are subject to optional redemption from available money in the trust estate, other than money derived from the sale of student loans pursuant to the purchase option described below, on any auction rate distribution date. After the Class A notes have been paid in full, the Class B auction rate notes are subject to optional redemption from available money in the trust estate, other than money derived from the sale of student loans pursuant to the purchase option described below, on any auction rate distribution date. The Class B auction rate notes may be redeemed before funds have been deposited in the Class A notes' redemption accounts of the Note Payment Fund sufficient to pay the Class A notes in full from funds released to us or from our own funds which we deposit to the Class B Redemption Account of the Note Payment Fund.

        The redemption price paid upon optional redemption of the auction rate notes will be equal to the principal amount thereof being redeemed, plus interest accrued to the date of redemption, if any, and any unpaid interest carry-over amounts due.

OPTIONAL REDEMPTION OF AUCTION RATE NOTES FROM PROCEEDS OF OPTIONAL PURCHASE OF STUDENT LOANS

        If the LIBOR rate notes are no longer outstanding, Nelnet, Inc., or its designated affiliates, will have the option to purchase from the trust estate a pro rata portion of the student loans corresponding to the principal balance of the auction rate notes selected for redemption. The proceeds from the exercise of such purchase option will be used to redeem, in whole or in part, such auction rate notes on the next auction rate distribution date. Such proceeds will be used to redeem Class A notes in full before Class B auction rate notes will be redeemed.

        Nelnet, Inc., or its designated affiliates, must exercise this purchase option by providing the indenture trustee with notice of exercise of the purchase option at least 15 business days prior to the auction rate distribution date for such class of auction rate notes and by delivering the purchase price at least ten business days prior to the auction rate distribution date. If Nelnet, Inc., or its designated affiliates, gives notice of exercise of this purchase option and fails to deliver the required purchase price, the auction rate notes will not be redeemed.

        If this purchase option is exercised, the purchase price will be at least equal to the fair market value of the pro rata portion of the student loans, but not less than a minimum purchase price that, together with any allocable amounts on deposit in the related redemption account of the Note Payment Fund for such class of auction rate notes, and a pro rata portion of the amounts on deposit in any Capitalized Interest Fund, the Reserve Fund (if such amounts can be released), and after allocation of amounts in the Collection Fund on the most recent distribution date, will be sufficient to:

o reduce the outstanding principal amount of the auction rate notes proposed to be redeemed to zero;

o pay all of the interest payable on the related auction rate notes on the auction rate distribution date;

o pay a pro rata share of any unpaid program expenses and administration fees payable on the auction rate distribution date;

o       pay when due any amounts on any related derivative product agreement;
        and

o pay any carryover amounts on the auction rate notes and interest thereon.

        The pro rata portion of the student loans available to be purchased as described above will be based on a percentage determined by dividing the total outstanding amount of the auction rate notes proposed to be redeemed by the outstanding amount of all of the Series 2004-2 notes (less amounts on deposit in the Class A-5a Redemption Account of the Note Payment Fund that were deposited on or prior to the preceding quarterly distribution date, unless the reset rate notes have been reset to an auction mode). In addition, any portion of the student loans sold will have representative characteristics similar to those of all of the student loans held in the trust estate. See "Description of the Notes
- Redemption of the Offered Notes - Optional Redemption of Auction Rate Notes from Proceeds of Optional Purchase of Student Loans."

REDEMPTION OF THE OFFERED NOTES AND THE CLASS A-5A NOTES

OPTIONAL PURCHASE AND MANDATORY AUCTION OF THE STUDENT LOANS, AND MANDATORY REDEMPTION OF THE NOTES, IF THE 90-DAY COMMERCIAL PAPER RATE EXCEEDS 6.80%

        If the daily average 90-day financial commercial paper rate exceeds 6.80% for any calendar quarter, and 5% or more of the student loans held in the trust estate are eligible to receive a 9 1/2% minimum rate of return, Nelnet, Inc., or its designated affiliates, has the option to purchase all of the remaining student loans in the trust estate. This purchase option must be exercised by providing the indenture trustee with notice of exercise and delivery of the related purchase price for such student loans at least 30 days prior to the next quarterly distribution date.

        If Nelnet, Inc., or its designated affiliates, exercises this purchase option, the purchase price will be at least equal to the fair market value of the student loans, but not less than an amount that, together with other moneys on deposit in the trust estate, will be sufficient to:

o reduce the outstanding principal amount of LIBOR rate notes and the reset rate notes on the related quarterly distribution date and the auction rate notes on the related auction rate distribution date to zero;

o pay all of the interest payable on the notes on each related quarterly distribution date or auction rate distribution date through the redemption date;

o pay any unpaid program expenses and administration fees on each related quarterly distribution date or auction rate distribution date through the redemption date; and

o       pay when due any amounts on any derivative product agreement

       If Nelnet, Inc., or its designated affiliates, does not purchase the student loans, the student loans in the trust estate will be offered for sale by the indenture trustee before the next succeeding quarterly distribution date using the auction procedures described above under "Optional Purchase and Auction of Student Loans, and Redemption of Reset Rate Notes, in the Event of a Failed Remarketing." Nelnet, Inc., its designated affiliates, and unrelated third parties may bid to purchase the student loans in the auction. If the sale is not completed, the indenture trustee will auction the student loans in the trust estate at least semi-annually thereafter.

        The proceeds received by the indenture trustee from an optional purchase or mandatory auction of the student loans will be deposited into the related redemption accounts of the Note Payment Fund and the notes will be subject to mandatory redemption, in whole only, in the case of the auction rate notes, on the next auction rate distribution date for that class of auction rate notes for which the indenture trustee is able to provide the required notice of redemption and, in the case of the LIBOR rate notes and the reset rate notes, on the next quarterly distribution date after November 1, 2005.

        The redemption price paid upon mandatory redemption of the notes will be equal to the principal amount thereof being redeemed, plus accrued interest to the date of redemption, if any.

        If, however, notes are not redeemed by the applicable distribution date following the calendar quarter that the daily average 90-day financial commercial paper rate exceeds 6.80%, and 5% or more of the student loans held in the trust estate are eligible to receive a 9 1/2% minimum rate of return, then the interest rate on the reset rate notes will be capped at the net loan rate, and on each subsequent distribution date following such calendar quarter, all remaining amounts on deposit in the Collection Fund after giving effect to all deposits and distributions, except distributions to us, will be transferred to the Note Payment Fund and allocated for principal reduction payments on the notes in the same order of priority as described under "Description of the Notes
- Flow of Funds." In the event a failed remarketing occurs for the reset rate notes following the calendar quarter that the daily average 90-day financial commercial paper rate exceeds 6.80% and 5% or more of the student loans held in the trust estate are eligible to receive a 9 1/2% minimum rate of return, interest on the reset rate notes will continue to be capped at the net loan rate to the extent that the failed remarketing rate of three-month LIBOR plus 0.75% exceeds the net loan rate.

EXTRAORDINARY OPTIONAL REDEMPTION OF THE NOTES

        The notes are subject to redemption at our option, in whole only, on any quarterly distribution date with respect to the LIBOR rate notes, auction rate distribution date with respect to the auction rate distribution date and reset date with respect to the reset rate notes after the student loan pool balance (as defined below under "Credit Enhancement - Reserve Fund") is less than or equal to 10% of the initial student loan pool balance. The redemption price paid upon extraordinary optional redemption of the notes will be equal to the principal amount thereof being redeemed, plus interest accrued to the date of redemption, if any, and any unpaid interest carry-over amounts due.

FINAL MATURITY

        The distribution dates on which the notes are due and payable in full are as follows:

         Class           Final Maturity Date
         -----           -------------------
         A-1
         A-2
         A-3
         A-4
         A-5a
         A-5b
         A-5c
         B-1
         B-2

DESCRIPTION OF NELNET EDUCATION LOAN FUNDING, INC.

GENERAL

        Nelnet Education Loan Funding, Inc. is a limited purpose Nebraska corporation. Our operations are generally limited to financing, acquiring, holding and managing student loans originated under the Federal Family Education Loan Program ("FFELP") and other related assets, issuing and making payments on the notes, and any other incidental or related activities.

        We will use the proceeds from the sale of the notes to finance student loans, to make a deposit to the Remarketing Fee Fund and to make a deposit to the Reserve Fund. Most of the student loans that will be financed with the proceeds of the notes are consolidation loans that we have originated. Immediately prior to their pledge under the indenture to the trust estate, all of the student loans will be funded by our short-term student loan warehouse credit facilities or by the proceeds of other notes or bonds that we have previously issued.

        The only sources of funds for payment of the notes offered in this prospectus supplement and the Class A-5a notes are the student loans and investments pledged to the trustee, the payments the trustee receives on those student loans and investments and any payments the trustee receives under derivative product agreements. Noteholders will not have recourse to any other assets of Nelnet Education Loan Funding, Inc.

THE TRUST ESTATE

        The assets pledged to secure payment of the notes will be held in a trust estate created under the indenture and will include:

o the FFELP student loans financed with the proceeds of the sale of the notes;

o       collections and other payments received on account of the student loans;

o money and investments held in funds created under the indenture, including the Collection Fund, the Note Payment Fund, the Remarketing Fee Fund, the Supplemental Interest Fund, if any, the Capitalized Interest Fund, if any, and the Reserve Fund; and

o rights under the various agreements entered into with respect to the student loans, including the Servicing Agreement, the Administrative Services Agreement, the Student Loan Purchase Agreements and the Escrow Reserve Agreement; and

o rights under any derivative product agreements that may be provided for the benefit of the trust estate, including the LIBOR rate note interest rate cap derivative agreement and the interest rate cap derivative agreement.

THE ACQUISITION FUND

        Approximately $ of the proceeds from the sale of the notes will be deposited into the Acquisition Fund. Those funds will be used on the closing date by the eligible lender trustee to finance a portfolio of student loans on our behalf for deposit in the trust estate.

THE COLLECTION FUND

        The indenture trustee will deposit into the Collection Fund all revenues derived from student loans, money or assets on deposit in the trust estate, all amounts transferred from the Note Payment Fund, the Capitalized Interest Fund, if any, and the Reserve Fund, and any payments received from a counterparty to any derivative product agreement. Payments received on the LIBOR rate note interest rate cap derivative agreement described below under "Interest Rate Cap Derivative Agreements" will be deposited on a pro rata basis to the Class A-1 Interest Account, the Class A-2 Interest Account, the Class A-3 Interest Account and the Class A-4 Interest Account based on the outstanding balance of the Class A-1, Class A-2, Class A-3 and Class A-4 notes. All receipts of principal on the student loans will be transferred to the Note Payment Fund.

        Servicing Fees will be paid to the servicer on each monthly servicing payment date from money available in the Collection Fund. In addition, amounts available in the Collection Fund will be paid to the U.S. Department of Education and the guarantee agencies with respect to student loans held in the trust estate and to finance add-on consolidation loans.

        On each quarterly distribution date, auction rate distribution date or derivative product distribution date, as the case may be, prior to an event of default, money in the Collection Fund will be used to make the following deposits and distributions, to the extent funds are available, in the following order:

o on each quarterly distribution date (and on each auction rate distribution date with respect to the auction agent and each broker-dealer), to pay the servicer, the indenture trustee, the auction agent, each broker-dealer, each remarketing agent (to the extent not paid from the Remarketing Fee Fund) and any other person due program expenses, and to make the required deposit to the Remarketing Fee Fund, the servicing fees, the trustees' fees, the auction agent fees, broker-dealer fees, remarketing agent fees and other program expenses due on such distribution date and the amount required to be deposited to the Remarketing Fee Fund allocated on a pro rata basis;

o on each quarterly distribution date, to pay the administrator the administration fee due on that quarterly distribution date and all unpaid administration fees from prior quarterly distribution dates;

o to transfer to the Class A-1 Interest Account, the Class A-2 Interest Account, the Class A-3 Interest Account, the Class A-4 Interest Account, the Class A-5a Interest Account, the Class A-5b Interest Account and the Class A-5c Interest Account, as applicable, the amount of interest which has accrued on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5a, Class A-5b and Class A-5c notes since the last distribution date, together with any amounts due from the trust estate to derivative product counterparties, including certain termination payments, if any, which have accrued since the last distribution date and are paid on a parity with interest on the Class A notes, pro rata, without preference or priority of any kind;

o to transfer to the Class A-1 Redemption Account, on the final maturity of the Class A-1 notes, an amount equal to the outstanding principal balance of the Class A-1 notes (less any amounts already on deposit in the Class A-1 Redemption Account), to transfer to the Class A-2 Redemption Account, on the final maturity of the Class A-2 notes, an amount equal to the outstanding principal balance of the Class A-2 notes (less any amounts already on deposit in the Class A-2 Redemption Account), to transfer to the Class A-3 Redemption Account, on the final maturity of the Class A-3 notes, an amount equal to the outstanding principal balance of the Class A-3 notes (less any amounts already on deposit in the Class A-3 Redemption Account), to transfer to the Class A-4 Redemption Account, on the final maturity of the Class A-4 notes, an amount equal to the outstanding principal balance of the Class A-4 notes (less any amounts on deposit in the Class A-4 Redemption Account), to transfer to the Class A-5a Redemption Account, on the final maturity of the Class A-5a notes, an amount equal to the outstanding principal balance of the Class A-5a notes (less any amounts on deposit in the Class A-5a Redemption Account), to transfer to the Class A-5b Redemption Account, on the final maturity of the Class A-5b notes, an amount equal to the outstanding principal balance of the Class A-5b notes (less any amounts on deposit in the Class A-5b Redemption Account), and to transfer to the Class A-5c Redemption Account, on the final maturity of the Class A-5c notes, an amount equal to the outstanding principal balance of the Class A-5c notes (less any amounts on deposit in the Class A-5c Redemption Account), pro rata, without preference or priority of any kind;

o if the total parity ratio is equal to or greater than 97%, or such other percentage that satisfies the rating agency condition, or the Class A notes have been paid in full, to transfer to the Class B-1 Interest Account and the Class B-2 Interest Account, as applicable, the amount of interest which has accrued on the Class B-1 notes and the Class B-2 notes since the last distribution date, together with any amounts due from the trust estate to derivative product counterparties, including certain termination payments, if any, which have accrued since the last distribution date and are paid on a parity with interest on the Class B notes, pro rata, without preference or priority of any kind;

o to transfer to the Class B Redemption Account, on the final maturity of the Class B-1 notes and the Class B-2 notes, an amount equal to the outstanding principal balance of the Class B-1 notes and the Class B-2 notes (less any amounts already on deposit in the Class B Redemption Account), pro rata, without preference or priority of any kind;

o to the administrator, an amount equal to the unpaid interest accrued on the student loans financed with the proceeds of the notes subsequent to the cut-off date but prior to the closing date, until this amount has been paid in full;

o on each quarterly distribution date, to transfer to the Supplemental Interest Fund the supplemental interest deposit amount;

o to the Reserve Fund, the amount, if any, necessary to restore the Reserve Fund to the Reserve Fund requirement;

o if the total parity ratio is less than % or such other percentage that satisfies the rating agency condition, to the Note Payment Fund to pay principal on the notes as described below under "- The Note Payment Fund";

o to the Class A-5a Interest Account, the Class A-5b Interest Account and the Class A-5c Interest Account, as applicable, any unpaid carry-over interest due and payable on the Class A notes, pro rata, based on the amounts required to transfer to each account, without preference or priority of any kind;

o to the Class B-1 Interest Account and the Class B-2 Interest Account, as applicable, any unpaid carryover interest due and payable on the Class B notes, pro rata, based on the amounts required to transfer to each account, without preference or priority of any kind;

o to any derivative product counterparty, any accrued and unpaid amounts (including any termination payments) due to such counterparty under any derivative product agreement which are paid on a parity with the Class A notes, but not payable on a pari passu basis with interest on the Class A notes, pro rata without preference or priority of any kind;

o to any derivative product counterparty, any accrued and unpaid amounts (including any termination payments) due to such counterparty under any derivative product agreement which are paid on a parity with the Class B notes, but not payable on a pari passu basis with interest on the Class B notes, pro rata without preference or priority of any kind;

o on any quarterly distribution date, to Nelnet, Inc., to reimburse any amounts it has advanced on our behalf for the payment of remarketing fees and expenses to the remarketing agents;

o to the servicer, to repurchase student loans the servicer has "cured" in accordance with the terms of the servicing agreement;

o to the Issuer, provided that the daily average 90-day financial commercial paper rate for a calendar quarter has not exceeded 6.80% and 5% or more of the student loans held in the trust estate are eligible to receive a 9 1/2% minimum rate of return; and

o on any quarterly distribution date, any amounts remaining in the Collection Fund shall be transferred to the Note Payment Fund.

See "Description of the Notes - Flow of Funds - Collection Fund" in this prospectus supplement.

THE CAPITALIZED INTEREST FUND

        If necessary to obtain the desired ratings for the notes from the rating agencies, certain of the proceeds from the sale of the notes will be deposited into a Capitalized Interest Fund. If on any distribution date moneys on deposit in the Collection Fund are insufficient to pay servicing fees, indenture trustee fees, administration fees and other program expenses of the trust estate, to pay interest due on the notes, to make certain payments to derivative counterparties, to make any required deposit to the Supplemental Interest Fund, and to restore the Reserve Fund to the required amount, then moneys on deposit in the Capitalized Interest Fund will be transferred to the Collection Fund to cover the deficiency, to the extent such deficiency has not been paid from the Note Payment Fund. Amounts released from the Capitalized Interest Fund will not be replenished. On the first quarterly distribution date on or after , the indenture trustee will transfer any amounts remaining in the Capitalized Interest Fund to the Note Payment Fund.

THE REMARKETING FEE FUND

        The indenture trustee will establish and maintain a Remarketing Fee Fund as an asset of the trust estate for the benefit of the remarketing agents. A targeted amount for deposit into the Remarketing Fee Fund will be set for the reset rate notes for each reset period, which will not exceed 0.10% per annum of the outstanding principal balance of the reset rate notes, or such other amount that satisfies the rating agency condition.

        To the extent that amounts on deposit in the Remarketing Fee Fund are less than the targeted level on any distribution date, the indenture trustee will transfer funds in the Collection Fund to the Remarketing Fee Fund, prior to the payment of interest on the notes, in an amount equal to the difference between the targeted level and the amount on deposit in the Remarketing Fee Fund, divided by the number of quarterly distribution dates through and including the next reset date. Amounts on deposit in the Remarketing Fee Fund in excess of the targeted level on any quarterly distribution date will be withdrawn, deposited into the Collection Fund and included in available funds for that quarterly distribution date. See "Description of the Notes - The Reset Rate Notes - Tender of the Reset Rate Notes; Remarketing Procedures" in this prospectus supplement.

THE NOTE PAYMENT FUND

        All receipts of principal received on student loans held in the trust estate will be transferred from the Collection Fund and deposited in the Note Payment Fund.

        Money to pay interest on the notes will be transferred from the Collection Fund as described under "The Collection Fund" and deposited directly into the Class A-1 Interest Account, the Class A-2 Interest Account, the Class A-3 Interest Account, the Class A-4 Interest Account, the Class A-5a Interest Account, the Class A-5b Interest Account, the Class A-5c Interest Account, the Class B-1 Interest Account and the Class B-2 Interest Account. Amounts transferred to the Note Payment Fund to pay principal on the notes will be deposited first to the Class A-1 Redemption Account until amounts on deposit therein are sufficient to pay the Class A-1 notes in full, second to the Class A-2 Redemption Account until amounts on deposit therein are sufficient to pay the Class A-2 notes in full, third to the Class A-3 Redemption Account until amounts on deposit therein are sufficient to pay the Class A-3 notes in full, fourth to the Class A-4 Redemption Account until amounts on deposit therein are sufficient to pay the Class A-4 notes in full, fifth, on a pro rata basis, to the Class A-5a Redemption Account, the Class A-5b Redemption Account and the Class A-5c Redemption Account until amounts on deposit therein are sufficient to pay the Class A-5a, Class A-5b and Class A-5c notes in full, and sixth, to the Class B Redemption Account.

        Before sufficient funds have been deposited to pay the Class A notes in full, the Class B notes may be redeemed from funds released to us or from our own funds which we deposit to the Class B Redemption Account of the Note Payment Fund.

        Amounts on deposit in the interest account for each class of notes will be used to pay accrued interest due in respect of that class of notes on the applicable distribution date. Principal reduction payments will generally be made from the redemption accounts for the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes and the Class A-5a notes (unless the Class A-5a notes have been reset to bear interest at an auction rate) on quarterly distribution dates. However, if so provided in the remarketing terms notice and upon satisfaction of the rating agency condition, the reset rate notes may not receive payments of principal until the end of their reset period.

Amounts on deposit in the Class A-5a Redemption Account (but only if the Class A-5a notes have been reset to bear interest at an auction rate), and the Class A-5b and Class A-5c Redemption Accounts will be used to make principal payments on the Class A-5a, Class A-5b and A-5c notes upon their final maturity or upon redemption, in whole or in part. Amounts on deposit in the Class B Redemption Account will be used to make principal payments on the Class B-1 notes and the Class B-2 notes, on a pro rata basis, upon their final maturity or upon redemption, in whole or in part.

        If on any distribution date moneys on deposit in the Collection Fund are insufficient to pay servicing fees, indenture trustee fees, administration fees and other program expenses of the trust estate, to pay interest due on the notes, to make certain payments to derivative counterparties, to pay the principal due on the notes at maturity, to deposit in the Supplemental Interest Fund for the reset rate notes the supplemental interest deposit amount, if any, and to restore the Reserve Fund to the required amount, then moneys on deposit in the Note Payment Fund will be transferred to the Collection Fund to cover the deficiency (but solely from amounts deposited therein since the preceding quarterly distribution date).

THE SUPPLEMENTAL INTEREST FUND

        After the initial reset period, in the event that amounts are retained in the Class A-5a Redemption Account because the reset rate notes for that reset period are structured to accumulate principal payments in the Class A-5a Redemption Account until the next reset date, the indenture trustee will make deposits from the Collection Fund to the Supplemental Interest Fund. The amounts so deposited will be equal to the supplemental interest deposit amount for the reset rate notes described in the "Glossary of Terms" in the prospectus. All amounts on deposit the Supplemental Interest Fund will be transferred to the Collection Fund on each quarterly distribution date.

THE RESERVE FUND

        We will make a deposit to the Reserve Fund from the proceeds of the sale of the notes in the amount of $ . The Reserve Fund is subject to a minimum amount equal to the greater of 0.25% of the student loan pool balance as of the close of business on the last day of the related collection period, or 0.15% of the initial student loan pool balance, or such lesser amount as may satisfy the rating agency condition. On each distribution date, to the extent that money in the Collection Fund is not sufficient to pay the program expenses of the trust estate, including servicing fees, trustees' fees, auction agent fees, broker-dealer fees, remarketing agent fees and administration fees, and to pay the accrued interest then due on the notes, the amount of the deficiency will be paid directly from the Reserve Fund, if such deficiency has not been paid from the Note Payment Fund or the Capitalized Interest Fund. To the extent the amount in the Reserve Fund falls below the Reserve Fund requirement, the Reserve Fund will be replenished on each distribution date from funds available in the Collection Fund or, if insufficient, to a limited extent, from the Note Payment Fund and the Capitalized Interest Fund. Principal payments due on a class of notes may be made from the Reserve Fund only on the final maturity date for that class, or upon a redemption in full of the notes, or in connection with a defeasance of the indenture. Funds on deposit in the Reserve Fund in excess of the Reserve Fund requirement will be transferred to the Collection Fund.

DERIVATIVE PRODUCT AGREEMENTS

        On the closing date, we will enter into two derivative product agreements. We will enter into a LIBOR rate note interest rate cap derivative agreement with respect to the LIBOR rate notes with Morgan Stanley Capital Services Inc. as counterparty and an interest rate cap derivative agreement with respect to all of the offered notes and the Class A-5a notes with a counterparty that will be identified in the final prospectus supplement.

        Under the LIBOR rate note interest rate cap derivative agreement, on the third business day before each quarterly distribution date, the derivative counterparty will pay us an amount, calculated on a quarterly basis, equal to the product of (1) the excess, if any of (i) three-month LIBOR as determined for the interest accrual period related to the applicable quarterly distribution date over (ii) % and; (b) a notional amount equal to the aggregate outstanding principal balance of the LIBOR rate notes.

        Under the interest rate cap derivative agreement, on the third business day before each quarterly distribution date to and including the distribution date, the derivative counterparty will pay us an amount, calculated on a quarterly basis, equal to the product of (1) the excess, if any of (i) three-month LIBOR as determined for the interest accrual period related to the
applicable quarterly distribution date over (ii)          %               and;
(b) a notional amount equal to $

        See "Interest Rate Cap Derivative Agreements" in this prospectus supplement.

CHARACTERISTICS OF THE STUDENT LOAN PORTFOLIO

        The student loans we will finance with the proceeds of the sale of the notes are loans originated under the Federal Family Education Loan Program. The information in this prospectus supplement relating to the student loans we will finance on the closing date is presented as of March 31, 2004. As of that date, the student loans had an aggregate outstanding principal balance of $995,818,450, which does not include interest of $932,067 we expect to be capitalized on commencement of repayment. In addition, the weighted average annual interest rate of the student loans was approximately 3.617% and their weighted average remaining term to scheduled maturity was approximately 244 months. The student loans that we will finance on the date of issuance with the proceeds of the notes are described more fully below in "Characteristics of the Student Loans."

SERVICING

        Under a servicing agreement, Nelnet, Inc., will act as servicer with respect to the student loans. The servicer will be paid a monthly servicing fee based on the outstanding principal balance of the student loans held in the trust estate in an amount equal to 1/12th of 0.50%.

        Under the terms of the servicing agreement, the servicer will assume responsibility for servicing, maintaining custody of and making collections on the student loans held in the trust estate. The servicer may be required to purchase student loans from the trust estate if it fails to comply with the terms and provisions of the servicing agreement. See "Financing and Servicing of Student Loans - Servicing of student loans" in this prospectus supplement.

BOOK-ENTRY REGISTRATION

        The notes offered pursuant to this prospectus supplement will be delivered in book-entry form through the Same Day Settlement System of The Depository Trust Company.

FEDERAL INCOME TAX CONSEQUENCES

        Kutak Rock LLP will deliver an opinion that for federal income tax purposes, the notes offered pursuant to this prospectus supplement will be treated as our indebtedness. You will be required to include in your income interest on the notes as paid or accrued, in accordance with your accounting methods and the provisions of the Internal Revenue Code. See "Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS

        The notes offered pursuant to this prospectus supplement are intended to represent debt for state law and federal income tax purposes; however, there can be no assurance that the U.S. Department of Labor will not challenge such characterization for purposes of the Plan Asset Regulations (29 C.F.R. Section 2510.3-101). If the notes are treated as indebtedness without substantial equity features, the notes are eligible for purchase by or on behalf of employee benefit plans, retirement arrangements, individual retirement accounts and Keogh Plans, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement.

RATING OF THE NOTES

        The class A notes offered pursuant to this prospectus supplement will be rated by at least two nationally recognized statistical rating agencies in their highest rating category. The class B notes offered pursuant to this prospectus supplement will be rated in one of the three highest rating categories of at least two nationally recognized statistical rating agencies.

CUSIP NUMBERS

                o       Class A-1 Notes:
                o       Class A-2 Notes:
                o       Class A-3 Notes:
                o       Class A-4 Notes:
                o       Class A-5b Notes:
                o       Class A-5c Notes:
                o       Class B-1 Notes:
                o       Class B-2 Notes:

INTERNATIONAL SECURITIES IDENTIFICATION NUMBERS (ISIN)

                o       Class A-1 Notes:
                o       Class A-2 Notes:
                o       Class A-3 Notes:
                o       Class A-4 Notes:

                                  RISK FACTORS

        The discussion under the heading "Risk Factors" in the prospectus describes the risks associated with your investment in the offered notes. In addition, you should consider the following factors:

SUBORDINATION OF THE CLASS B
NOTES AND PAYMENT PRIORITIES
MAY RESULT IN A GREATER RISK OF LOSS

        Payments of interest and principal on Class B notes are subordinated in priority of payment to payments of interest and principal due on Class A notes. Class B notes are subordinated to Class A notes as to the direction of remedies upon an event of default. In addition, as long as the Class A notes are outstanding, the failure to pay interest on the Class B notes will not constitute an event of default under the indenture. Consequently, holders of Class B notes may bear a greater risk of losses or delays in payment.

        Notes within a class may receive payments of principal after other notes in the same class. For example, the Class A-1 notes may receive principal reduction payments before Class A-2 notes, Class A-3 notes and Class A-4 notes. Consequently, holders of certain notes within a class may bear a greater risk of loss. In addition, amounts deposited in a redemption account for a class of notes since the last quarterly distribution date may be applied to make payments required to be made from the Collection Fund on a distribution date that occurs between quarterly distribution dates for the notes to the extent such payments are not made from the Collection Fund. In that event, you may suffer a loss. Potential purchasers of the notes should consider the priority of payment of each class of notes before making an investment decision.

SUBORDINATE INTEREST RATE TRIGGER
COULD REDUCE THE LIKELIHOOD OF INTEREST
PAYMENTS TO CLASS B NOTES

        Money on deposit in the Collection Fund will not be allocated to pay interest on the Class B notes if on any distribution date the total parity ratio is less than 97% or such other percentage that satisfies the rating agency condition. In such event, the value and marketability of your notes will be adversely affected.

CHANGES IN SPECIAL ALLOWANCE PAYMENTS MAY
IMPAIR PAYMENTS ON THE NOTES

        The Secretary of Education makes special allowance payments to holders of eligible student loans, which payments vary depending upon when the student loan was originated, the source of funds used to originate or acquire the student loan and prevailing interest rates. Special allowance payments provide holders of eligible loans with a market rate of return if prevailing interest rates exceed the applicable interest rate for the student loan plus a specified margin. However, student loans originated or acquired with the proceeds of pre-October 1, 1993 tax-exempt obligations, as well as student loans acquired with the sale proceeds of those student loans, receive only a portion of the special allowance payment they otherwise would receive, subject to a minimum rate of 9 1/2% per annum, less the applicable interest rate for the student loan.

        We expect that substantially all of the student loans pledged as collateral for the notes will have been previously financed with proceeds of our predecessor's pre-October 1, 1993 tax-exempt obligations. Based upon provisions of the Higher Education Act, regulations promulgated thereunder and previous interpretations thereof by the Secretary of Education, we believe that for each of these student loans the trust estate will be entitled to receive partial special allowance payments, subject to the 9 1/2% minimum rate of return. However, the trust estate will no longer receive these minimum special allowance payment rates if we retire or defease our pre-October 1, 1993 tax-exempt obligations or after those obligations mature on December 1, 2015.

        The current regulations and interpretations of the Secretary of Education are subject to change. In this event, the trust estate would receive regular special allowance payments, with no minimum rate of return.

        Under the current low interest rate environment, the holders of eligible student loans originated or acquired with qualifying tax-exempt proceeds receive the minimum 9 1/2% rate of return. Conversely, in a higher interest rate environment such loans receive only a portion of the special allowance payments they would otherwise receive. In a higher interest rate environment regular special allowance payments will exceed those made to holders of eligible student loans originated or acquired with proceeds of tax-exempt bonds issued prior to October 1, 1993. The indenture does not limit our ability to defease or retire these obligations.

        The interest rates for the auction rate notes are limited by, and the interest rate for the reset rate notes may be limited by, a net loan rate that is based, among other things, on the weighted average return, including special allowance payments, on the student loans pledged as collateral for the notes. Therefore, in a rising interest rate environment the net loan rate may limit the interest rates on the notes in circumstances where the net loan rate would not apply if our student loans received regular special allowance payments.

        If there is a change in the current regulations and interpretations with respect to special allowance payments, the Secretary of Education could also determine that it would be appropriate to attempt to recover from us special allowance payment received on the student loans in the trust estate that were in excess of regular special allowance payments. If successful in establishing a right to recover those amounts, the Secretary of Education could reduce the amount of future special allowance and interest benefit payments made on the student loans in the trust estate, or the Secretary of Education could attempt to collect the amounts due from us. Those actions could impair our ability to pay interest and principal on the notes from the assets in the trust estate.

        We will deposit into an escrow account an amount equal to the difference between the special allowance payments received on the student loans held in the trust estate and the amount of special allowance that would be payable by the Secretary of Education on those loans if they had not previously been financed with the proceeds of tax-exempt bonds, pursuant to the terms of the Escrow Reserve Agreement. The amounts deposited in the escrow account are not pledged as collateral for the notes. See "Nelnet Education Loan Funding, Inc. - Escrow Reserve Agreement" below. In addition, the amounts so deposited may not be sufficient to fully satisfy any claims that may be asserted by the Secretary of Education and may be released under certain circumstances.

THE UNITED STATES MILITARY BUILD-UP MAY
RESULT IN DELAYED PAYMENTS FROM BORROWERS
CALLED TO ACTIVE MILITARY SERVICE

        The recent build-up of the United States military has increased the number of citizens who are in active military service. The Servicemembers Civil Relief Act limits the ability of a lender under the Federal Family Education Loan Program to take legal action against a borrower during the borrower's period of active duty and, in some cases, during an additional three month period thereafter.

        We do not know how many student loans have been or may be affected by the application of the Servicemembers Civil Relief Act. Payments on student loans held by the trustee may be delayed as a result of these requirements, which may reduce the funds available to pay principal and interest on the notes.

HIGHER EDUCATION RELIEF OPPORTUNITIES
FOR STUDENTS ACT OF 2003 MAY
RESULT IN DELAYED PAYMENTS
FROM BORROWERS

        The Higher Education Relief Opportunities for Students Act of 2003 ("HEROS Act of 2003"), signed by the President on August 18, 2003, authorizes the Secretary of Education, during the period ending September 30, 2005, to waive or modify any statutory or regulatory provisions applicable to student financial aid programs under Title IV of the Higher Education Act as the Secretary deems necessary for the benefit of "affected individuals" who:

        o are serving on active military duty during a war or other military operation or national emergency;

        o reside or are employed in an area that is declared by any federal, state or local office to be a disaster area in connection with a national emergency; or

        o suffered direct economic hardship as a direct result of war or other military operation or national emergency, as determined by the Secretary.

        The Secretary is authorized to waive or modify any provision of the Higher Education Act to ensure that:

        o such recipients of student financial assistance are not placed in a worse financial position in relation to that assistance;

        o administrative requirements in relation to that assistance are minimized;

        o calculations used to determine need for such assistance accurately reflect the financial condition of such individuals;

        o       to provide for amended calculations of overpayment; and

        o institutions of higher education, eligible lenders, guaranty agencies and other entities participating in such student financial aid programs that are located in, or whose operations are directly affected by, areas that are declared to be disaster areas by any federal, state or local official in connection with a national emergency may be temporarily relieved from requirements that are rendered infeasible or unreasonable.

        The Secretary was given this same authority under the Higher Education Relief Opportunities for Students Act of 2001, signed by the President on January 15, 2001, but the Secretary has yet to use this authority to provide specific relief to servicepersons with loan obligations who are called to active duty. The number and aggregate principal balance of student loans that may be affected by the application of the HEROS Act of 2003 is not known at this time. Accordingly, payments we receive on student loans made to a borrower who qualifies for such relief may be subject to certain limitations. If a substantial number of borrowers become eligible for the relief provided under the HEROS Act of 2003, there could be an adverse effect on the total collections on our student loans and our ability to pay principal and interest on the notes.

YOU WILL BEAR REINVESTMENT RISK IF THE
NOTES ARE REDEEMED PRIOR TO THEIR FINAL
MATURITY.

        The notes are subject to mandatory and optional redemption as described in this prospectus supplement. In higher interest rate environments, it is more likely the notes will be redeemed prior to their scheduled maturity. If we redeem notes, you will bear the risk that you cannot reinvest the money you receive at as high a yield.

DEFAULT ON OUR OTHER OBLIGATIONS
MAY DELAY PAYMENTS ON THE NOTES

        Nelnet Education Loan Funding, Inc. currently has debt outstanding other than the notes issued under the indenture described in this prospectus supplement, and we may incur more debt in the future that is not secured by the collateral pledged to the trust estate created under the indenture. The other debt is, and any future debt that is not secured by the trust estate created under the indenture will be, non-recourse to us and payable solely from the specific pool of student loans and other assets pledged as collateral for the related debt. Similarly, the notes will be payable solely from the student loans and other assets pledged to the trust estate under the indenture. However, if we were to default on our other debt, our creditors may seek legal remedies including commencing an involuntary bankruptcy proceeding against us. In such event, our assets, including payments received on the student loans securing the notes, may become subject to restrictions on their use for a period of time. This may result in payment delays on the notes.

DIFFERENT RATES OF CHANGE IN INTEREST RATE
INDEXES MAY AFFECT OUR CASH FLOW

        The interest rates on the notes may fluctuate from one interest period to another in response to changes in LIBOR rates, Treasury security rates or other rate indexes, or as a result of the auction procedures applicable to the auction rate notes and, in the case of the reset rate notes, other rate indexes. The student loans that will be financed with the proceeds from the sale of notes bear interest at rates which are generally based upon the bond equivalent yield of the 91-day Treasury Bill rate and we may be entitled to receive special allowance payments on our student loans from the Department of Education based upon a three month commercial paper rate and the 91-day Treasury Bill rate. See "Description of the Federal Family Education Loan Program" in the prospectus. If there is a decline in the rates payable on student loans held in the trust estate, the amount of funds representing interest deposited into the Collection Fund may be reduced. If the interest rates payable on notes we issue do not decline in a similar manner and time, we may not have sufficient funds to pay interest on our notes when due. Even if there is a similar reduction in the rates applicable to the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust estate, such as administrative expenses, causing interest payments to be deferred to future periods. Similarly, if there is a rapid increase in the interest rates payable on the notes without a corresponding increase in rates payable on the student loans, we may not have sufficient funds to pay interest on our notes when due. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

THE INTEREST RATES ON THE AUCTION RATE
NOTES ARE SUBJECT TO LIMITATIONS
THAT MAY REDUCE YOUR YIELD

        The interest rates on the auction rate notes may be limited by the maximum rate, which will be based on the least of:

        o       a LIBOR rate plus a specified margin;

        o       the lesser of the maximum rate permitted by law or 17%;

        o       a specified treasury rate plus a margin;

        o       a 90-day financial commercial paper rate plus a margin; or

        o       the net loan rate.

        If for any interest accrual period for a class of auction rate notes the maximum rate is less than the auction rate determined in the auction process, interest will be paid on that class of auction rate notes at the maximum rate. The maximum rate may be significantly lower than the auction rate determined in the auction process.

PAYMENT OF PRINCIPAL AND INTEREST ON YOUR
NOTES MAY BE COMPROMISED IF A DERIVATIVE
PRODUCT COUNTERPARTY DEFAULTS

        On the closing date, we will enter into two derivative product agreements. We will enter into a LIBOR rate note interest rate cap derivative agreement with respect to the LIBOR rate notes and an interest rate cap derivative agreement with respect to all of the offered notes and the Class A-5a notes. If a payment is due to the trust estate under a derivative product agreement, a default by the applicable counterparty may reduce the amount of funds available to pay principal and interest on your notes.

        In addition, a derivative product agreement may terminate early upon the occurrence of certain events, such as failure by a counterparty to make a required payment, or if the credit ratings of the counterparty or its credit support provider fall below the required ratings specified in the agreement and a substitute counterparty cannot be found. If an early termination occurs, noteholders may no longer have the benefit of that derivative product agreement and we may not be able to enter into a substitute derivative product agreement. In such event, the value and marketability of your notes may be adversely affected and you may suffer a loss.

        We may also enter into other derivative product agreements in the future. Such derivative product agreements may involve additional risks. See "Risk Factors" in the prospectus.

                       NELNET EDUCATION LOAN FUNDING, INC.

GENERAL

        Nelnet Education Loan Funding, Inc. is a bankruptcy remote, limited purpose corporation formed under the laws of the State of Nebraska. As a limited purpose corporation, we may not engage in any activity other than:

        o originating, acquiring, financing, holding and managing the student loans and the other related assets, and the proceeds therefrom;

        o       issuing notes; and

        o engaging in other activities related to the activities listed above.

        In 1998, we acquired the student loan assets and liabilities of Nebraska Higher Education Loan Program, Inc., a non-profit corporation that had previously operated as a qualified scholarship funding corporation under Section 150(d) of the Internal Revenue Code. With that transaction, we assumed the obligations of Nebraska Higher Education Loan Program, Inc. to pay the principal and interest due on its outstanding student loan revenue bonds. In addition, we have previously issued our Student Loan Asset-Backed Notes Series 2003-1 and Series 2004-1. We have paid in full all scheduled principal and interest payments due on each series of the student loan revenue bonds and our previously issued notes.

        The student loans financed with the proceeds of the offered notes and the Class A-5a notes, and the related assets held in the trust estate, are not available for payment of the student loan revenue bonds previously issued by Nebraska Higher Education Loan Program, Inc. or our previously issued notes. Similarly, the student loans and related assets pledged to secure repayment of the student loan revenue bonds and our previously issued notes are not available for payment of the offered notes and the Class A-5a notes. Under the terms of the indenture governing the issuance of the offered notes and the Class A-5a notes, the indenture trustee and noteholders are prohibited from initiating bankruptcy or insolvency proceedings against us, and agree to subordinate any claim they may have against assets held outside of the trust estate created under the indenture to any pledge of or encumbrance on those other assets.

        We have established two short-term student loan warehouse credit facilities we use to finance the acquisition and short-term holding of student loans. The total amount of credit available under those facilities is approximately $2.25 billion. An affiliate of one of the underwriters is a lender under one of the facilities. We expect that most of the student loans financed with proceeds of the notes will be transferred from one of our warehouse credit facilities.

        We are an indirect wholly-owned subsidiary of Nelnet, Inc. Prior to April 21, 2003, Nelnet Education Loan Funding, Inc. was named NEBHELP, INC. The mailing address for Nelnet Education Loan Funding, Inc. is 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508 and its telephone number is (402) 458-2300.

ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE

        Wells Fargo Bank, N.A., is the indenture trustee pursuant to an Indenture of Trust, dated as of April 1, 2004. Wells Fargo Bank, N.A., will also act as the eligible lender trustee for the Issuer under an eligible lender trust agreement. The eligible lender trustee will hold legal title to all the student loans financed with proceeds of the notes. The eligible lender trustee has entered into a separate guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to our student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the student loans for all purposes under the Higher Education Act and the guarantee agreements. If the student loans were not owned by an eligible lender, our rights to receive guarantor and Department of Education payments on the student loans would be lost.

ADMINISTRATOR

        National Education Loan Network, Inc. ("NELN") acts as administrator pursuant to an administrative services agreement among Nelnet Education Loan Funding, Inc., the indenture trustee, the eligible lender trustee and NELN. Under the administrative services agreement, NELN agrees to provide various notices and to perform other administrative obligations required by the indenture, the remarketing agreement and loan purchase agreements. These services include, but are not limited to:

        o directing the indenture trustee to make the required distributions from the funds established under the indenture on a monthly basis and on each distribution date; and

        o preparing, based on periodic data received from the servicer, and providing quarterly and annual distribution statements to the eligible lender trustee and the indenture trustee and any related federal income tax reporting information.

        NELN will receive compensation quarterly for those services in the amount of 0.18% per annum of the outstanding principal balance of the student loans. The administrative services agreement will remain in effect until the final maturity of the notes. NELN may resign as administrator upon 60 days' written notice, provided that no resignation will become effective until a successor administrator has assumed its duties under the administrative services agreement and the rating agencies confirm that the appointment of a successor administrator will not result in a downgrade or withdrawal of the ratings then applicable to the notes.

        ADMINISTRATOR DEFAULT

        An administrator default under the administration agreement will consist of:

        o the administrator's failure to perform any of its duties under the administration agreement and the failure to cure such non-performance within 5 days after receipt of notice, or, if such default cannot be cured in such time, the failure to give, within 10 days, such assurance of cure as is reasonably satisfactory to us; or

        o the occurrence of an event of bankruptcy involving the administrator.

        An event of bankruptcy means:

                o the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, making a general assignment for the benefit of creditors, declaring a moratorium with respect to one's debts or failure to generally pay one's debts as they become due; or

                o the commencement of an involuntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, provided such action is not dismissed within 60 days.

        RIGHTS UPON ADMINISTRATOR DEFAULT

        As long as any administrator default remains unremedied, we, the indenture trustee, or the holders of not less than 25% of the highest priority obligations outstanding may terminate all the rights and obligations of the administrator. Following the termination of the administrator, a successor administrator will be appointed by us or by the indenture trustee, the issuer or the holders of not less than 25% of the highest priority obligations outstanding, with the consent of the indenture trustee, and upon receipt of a confirmation that the appointment of such successor administrator will not result in a downgrade or withdrawal of the ratings then applicable to the notes. The successor administrator will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement. The successor administrator will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the administrator, and no other administrator default other than that appointment has occurred, the bankruptcy trustee or official may have the power to prevent us, the indenture trustee or the noteholders from effecting the transfer.

        WAIVER OF PAST DEFAULTS

        The holders of a majority of the highest priority obligations outstanding in the case of any administrator default which does not adversely affect the indenture trustee or the holders of a majority of the highest priority obligations outstanding may, on behalf of all noteholders, waive any default by the administrator. Therefore, so long as any class A notes are outstanding, the class A noteholders have the ability, except as noted, to waive defaults by the administrator which could materially and adversely affect the class B noteholders. No waiver will impair the noteholders' rights as to subsequent defaults.

ESCROW RESERVE AGREEMENT

        We have entered into an Escrow Reserve Agreement with Wells Fargo Bank, N.A., acting as escrow agent, which provides for the deposit of funds that may be released to us from the Collection Fund into an escrow account. Those funds will be transferred to the escrow account at the direction of the administrator in an amount equal to the difference, if any, between the special allowance payments made by the Department of Education on student loans held in the trust estate that were previously financed with tax-exempt obligations, and the amount of special allowance payable by the Department of Education on the student loans held in the trust estate if they were not eligible to receive the special allowance for loans previously financed with the proceeds of tax-exempt obligations. See "Description of the Federal Family Education Loan Program - Special Allowance Payments" in the prospectus for a discussion of the different rates of special allowance payable on student loans and "Risk Factors - Changes in special allowance payments may impair payments on the notes" in this prospectus supplement for a discussion of certain risks related to special allowance payments. Funds may be released from the escrow account created under the Escrow Reserve Agreement to us only if (i) the escrow agent receives from us a copy of a written directive or position statement from the Department of Education which indicates which persons or entities are entitled to such funds, or (ii) the escrow agent receives an opinion of our legal counsel as to which persons or entities have a reasonably sufficient legal claim to such funds. The money held in the escrow account has not been pledged to the trust estate as security for repayment of the notes.

                                 USE OF PROCEEDS

        We estimate that the proceeds from the sale of the notes will be applied as follows:


Deposit to Capitalized Interest Fund         $
Deposit to Acquisition Fund
Deposit to Reserve Fund
                                              ----------------------
        TOTAL                                $

        We will pay underwriting fees and commissions, and the costs of issuing the notes out of our own funds and not from the proceeds of the sale of the notes.

                    FINANCING AND SERVICING OF STUDENT LOANS

        On the date of issuance, we expect to pledge to the trust estate student loans having a principal balance of approximately $995,818,450 (which does not include interest of $932,067 we expect to be capitalized on commencement of repayment), with accrued interest of approximately $2,449,466. The student loans to be financed with the proceeds of the notes are currently financed under our short-term student loan warehousing finance facilities, or with the proceeds of bonds and notes we previously issued. Most of the student loans we expect to pledge to the trust estate will be consolidation loans that we originated. The indenture trustee will transfer funds from the Acquisition Fund to the warehouse facility or trust estate that previously financed the student loans in an amount equal to their principal balance, plus interest accrued but unpaid to and including the cut-off date. Interest that accrues subsequent to the cut-off date but prior to the closing date will be paid to the administrator from the Collection Fund. The corresponding trustee will release the student loans from the lien securing the warehouse facilities or trust estate, as applicable, and the student loans will be pledged to the trust estate securing the notes.

        As described under "Description of the Federal Family Education Loan Program - Federal Consolidation Loans" in the prospectus, borrowers may consolidate additional student loans with an existing consolidation loan within 180 days from the date that the consolidation loan was made. As a result of the addition of any such add-on consolidation loans, the related consolidation loan may, in certain cases, have a different interest rate and a different final payment date. Any add-on consolidation loan added to a consolidation loan held in the trust estate will be funded by a transfer from the Collection Fund of the amount required to repay in full any student loan that is being discharged through such add-on consolidation loan. Such amount will be paid by the indenture trustee to the holder or holders of such student loans to prepay such loans. For a period of 210 days after the closing date (30 days being attributed to the processing of any such add-on consolidation loans) amounts necessary to fund add-on consolidation loans will be paid from the Collection Fund.

LOAN PURCHASE AGREEMENTS

        We acquired certain of the student loans to be financed with the proceeds of the notes from related parties pursuant to the terms of student loan purchase agreements. Each seller made representations, warranties and covenants with respect to the student loans sold to the trustee pursuant to its student loan purchase agreement, including the following:

        o each student loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker and the endorser, if any, thereof, enforceable in accordance with its terms;

        o an eligible lender trustee acting on the seller's behalf was the sole owner and holder of each student loan and had full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances;

        o each student loan sold under the student loan purchase agreement was either insured or guaranteed;

        o a servicer acting on the seller's behalf has exercised due diligence and reasonable care in making, administering, servicing and collecting the student loans; and

        o the lender that originated a student loan has reported the amount of origination fees, if any, authorized to be collected with respect to the student loan pursuant to Section 438(c) of the Higher Education Act to the Secretary of the Department of Education for the period in which the fee was authorized to be collected; and the originating lender has made any refund of an origination fee collected in connection with any student loan which may be required pursuant to the Higher Education Act.

        Each seller is obligated to repurchase any student loan the trustee purchases if:

        o any representation or warranty made or furnished in or pursuant to a student loan purchase agreement proves to have been materially incorrect as to the student loan;

        o the Secretary of Education or a guarantee agency, as the case may be, refuses to honor all or part of a claim filed with respect to a student loan, including any claim for interest subsidy, special allowance payments, insurance, reinsurance or guarantee payments on account of any circumstance or event that occurred prior to the sale of the student loan to the trustee; or

        o on account of any wrongful or negligent act or omission by the seller or its servicing agent that occurred prior to the sale of a student loan to the trustee, a defense that makes the student loan unenforceable is asserted by a maker or endorser, if any, of the student loan.

        Upon the occurrence of any of the conditions set forth above, each seller will be required to pay to the trustee upon demand an amount equal to the then-outstanding principal balance of the student loan, plus the percentage of premium paid in connection with the purchase of the student loan and interest and special allowance payments accrued and unpaid with respect to the student loan, plus any attorneys' fees, legal expenses, court costs, servicing fees or other expenses incurred in connection with the student loan and arising out of the reasons for the repurchase. We will assign our rights under these loan purchase agreements and the related servicing agreements, with respect to loans pledged to the trust estate, to the trustee as part of the collateral for the notes. However, a seller will not be obligated to repurchase a student loan on account of any event or circumstance arising after the date on which it is sold to us. In cases where the obligations the issuer or the trustee are seeking to enforce are based on a violation of the Higher Education Act, a finding by the Department of Education that the Higher Education Act was violated may be required prior to the issuer or trustee being able to enforce the agreement.

SERVICING OF STUDENT LOANS

        We are required under the Higher Education Act, the rules and regulations of the guarantee agencies and the indenture to use due diligence in the servicing and collection of student loans and to use collection practices no less extensive and forceful than those generally in use among financial institutions with respect to other consumer debt.

        THE ELIGIBLE LENDER TRUSTEE IS ACTING AS "ELIGIBLE LENDER" WITH RESPECT TO THE STUDENT LOANS AS AN ACCOMMODATION TO NELNET EDUCATION LOAN FUNDING, INC. AND NOT FOR THE BENEFIT OF ANY OTHER PARTY. NOTWITHSTANDING ANY RESPONSIBILITY THAT THE ELIGIBLE LENDER TRUSTEE MAY HAVE TO THE SECRETARY OF EDUCATION OR ANY GUARANTEE AGENCY UNDER THE HIGHER EDUCATION ACT, THE ELIGIBLE LENDER TRUSTEE WILL NOT HAVE ANY RESPONSIBILITY FOR OUR ACTION OR INACTION, OR ANY ACTION OR INACTION OF THE ELIGIBLE LENDER TRUSTEE OR ANY OTHER PARTY, IN CONNECTION WITH THE STUDENT LOANS AND THE DOCUMENTS, AGREEMENTS, UNDERSTANDINGS AND ARRANGEMENTS RELATING TO THE STUDENT LOANS.

THE SERVICING AGREEMENT

        We have entered into a servicing agreement with Nelnet, Inc., which continues until the earlier of:

        o       the termination of the indenture;

        o the early termination after material default by the servicer as provided for in the servicing agreement; or

        o the student loans serviced under the servicing agreement are paid in full.

The servicer will provide data processing and other assistance in connection with the servicing of the student loans as required by the Higher Education Act and the guarantee agencies. We will pay monthly servicing fees to the servicer from funds transferred to the Collection Fund.

        Under the terms of the indenture, we may designate other servicers with respect to the student loans. Any servicer, other than Nelnet, Inc., will be confirmed in writing by each rating agency then rating the notes.

        However, we have the option to terminate the servicing agreement only upon the occurrence of any material breach by the servicer, including:

        o any failure to make deposits to the indenture trustee of payments received with respect to student loans;

        o any failure or refusal to perform in any material fashion any portion of the servicing agreement, including any failure to perform or observe in any material respect any covenants or agreements contained therein; and

        o      the occurrence of an event of bankruptcy involving the servicer.

        Upon the occurrence of any material breach, the servicer will have the right to cure such default within 30 days of receipt of written notice of such material breach.

        An event of bankruptcy means:

        o the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, making a general assignment for the benefit of creditors, declaring a moratorium with respect to one's debts or failure to generally pay one's debts as they become due; or

        o the commencement of an involuntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, provided such action is not dismissed within 60 days.

        A material breach does not include any failure to service a student loan in accordance with the Higher Education Act so long as the trust estate receives payment of the principal balance and accrued interest due on the affected loan in accordance with the terms of the servicing agreement. In cases where the obligations the issuer or the trustee are seeking to enforce are based on a violation of the Higher Education Act, a finding by the Department of Education that the Higher Education Act was violated may be required prior to the issuer or trustee being able to enforce the agreement.

        The indenture trustee is acknowledged to be a third-party beneficiary of the servicing agreement, and its provisions may be enforced by the indenture trustee. If there is an event of default under the indenture and the indenture trustee forecloses on its security interest in the serviced student loans, the indenture trustee may become a party to the servicing agreement.

        Under the terms of the servicing agreement, the servicer may be obligated to pay to the trust estate an amount equal to the outstanding principal balance plus all accrued interest and other fees due to the date of purchase of a student loan if it causes the loan to be denied the benefit of any applicable guarantee and is unable to cause the reinstatement of the guarantee within twelve months of denial by the applicable guarantee agency. Upon payment, the loan will be subrogated to the servicer. In the event the servicer cures any student loan, the indenture trustee will repurchase the loan with moneys held in the Collection Fund in an amount equal to the then outstanding principal balance plus all accrued interest due on the student loan, less the amount subject to the risk sharing provisions in the Higher Education Act, whereupon the subrogation rights of the servicer will terminate.

        The servicing agreement provides that it is the intent of the parties that the student loans will remain with the servicer for servicing for the life of the loan. In the event we desire to sell the student loans, we must first attempt to sell the loans to an eligible lender that maintains an agreement with the servicer so that the sale does not cause a disruption in loan servicing.

NELNET, INC.

        Nelnet, Inc. ("Nelnet"), a Nebraska corporation, is a vertically integrated education finance company with over $11 billion in total assets. Headquartered in Lincoln, Nebraska, Nelnet originates, holds and services student loans, principally student loans originated under the Federal Family Education Loan Program ("FFELP"). During 2003, Nelnet was one of the largest holders and servicers of FFELP loans. Nelnet provides a broad range of financial services and technology-based products, including student loan origination and lending, student loan and guarantee servicing and a suite of software solutions.

        Nelnet began its education loan servicing operations on January 1, 1978, and provides education loan servicing, time-sharing, administration and other services to lenders, secondary market purchasers and guarantee agencies throughout the United States. Nelnet offers student loan servicing to lending institutions and secondary markets. Nelnet has offices located in, among other cities, Aurora, Colorado; Lincoln, Nebraska; Jacksonville, Florida; and Indianapolis, Indiana, and, as of December 31, 2003, employed approximately 2,100 employees. As of December 31, 2003, Nelnet services, provides servicing software or provides servicing support for approximately $65 billion in student loans.

        Nelnet's due diligence schedule is conducted through automated letter generation. Telephone calls are made by an auto-dialer system. All functions are monitored by an internal quality control system to ensure their performance. Compliance training is provided on both centralized and unit level basis. In addition, Nelnet has distinct compliance and internal auditing departments whose functions are to advise and coordinate compliance issues.

        Nelnet depends heavily on computer-based data processing systems in servicing student loans. On January 1, 2002, Nelnet converted the student loans that it services to a computer hardware and software platform developed and maintained by an affiliated company. The computer conversion was preceded by the development and implementation by Nelnet of servicing procedures tailored to the new system, comprehensive training of servicing staff and a number of test conversions. In November 2002, Nelnet converted approximately $3 billion of additional student loans to its computer hardware and software platform. Problems or errors may occur in connection with the implementation of the new computer platform and the conversion of additional loans to that platform. If servicing errors do occur, they may result in a failure to collect amounts due on our student loans or to follow procedures required under the Higher Education Act.

                             CHARACTERISTICS OF THE
                                  STUDENT LOANS

        We expect to finance a portfolio of student loans with proceeds of the notes having an aggregate principal balance of approximately $995,818,450, which does not include interest expected to be capitalized upon commencement of repayment in the amount of $932,067. The characteristics of the student loans that are expected to be financed with the proceeds of the notes are described in the tables below as of the cut-off date. Since the date for the pledge of the loans to the trust estate is other than March 31, 2004, the characteristics of those loans may vary. The percentages set forth in the tables below may not always add to 100% and the balances may not always add to $995,818,450 due to rounding.

        We presently offer borrower incentive programs for consolidation loans originated by us and our affiliates that provide for a 0.25% interest rate reduction for borrowers that make payments on their loans electronically and a 1.0% interest rate reduction for borrowers that make a specified number of on-time payments.


                    COMPOSITION OF THE STUDENT LOAN PORTFOLIO
                            (AS OF THE CUT-OFF DATE)

Aggregate outstanding principal balance.............................$995,818,450
Number of borrowers.......................................................43,920
Average outstanding principal balance per borrower.......................$22,673
Number of loans...........................................................75,027
Average outstanding principal balance per loan...........................$13,273
Weighted average annual interest rate.....................................3.617%
Weighted average remaining term (months).....................................244

        We determined the weighted average remaining term shown in the table from the cut-off date to the stated maturity date of the applicable student loan without giving effect to any deferral or forbearance periods that may be granted in the future under the FFELP. See "Description of the Federal Family Education Loan Program - Repayment" in the prospectus.

        The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments. We believe that substantially all of the student loans financed with the proceeds of the notes are subject to rules that provide for special allowance payments equal to the greater of one-half of the sum of 3.50% and the 91 day T-Bill index, or 9.5%, in each case minus the borrower interest rate on the loans. See "Description of the Federal Family Education Loan Program - Special Allowance Payments" in the prospectus for more information on special allowance payments.

                 DISTRIBUTION OF THE STUDENT LOANS BY LOAN TYPE
                            (AS OF THE CUT-OFF DATE)

                                                Outstanding     Percent of Loans
                                Number of        Principal       by Outstanding
Loan Types                        Loans           Balance            Balance
----------                        -----           -------            -------
Consolidation - Subsidized        37,790       $488,828,831           49.09%
Consolidation - Unsubsidized      37,237        506,989,619           50.91
                                  ------        -----------          ------
        Total                     75,027       $995,818,450          100.00%
                                  ======        ===========          ======

               DISTRIBUTION OF THE STUDENT LOANS BY INTEREST RATE
                            (AS OF THE CUT-OFF DATE)

                                                Outstanding     Percent of Loans
                                Number of        Principal       by Outstanding
Interest Rate                     Loans           Balance            Balance
-------------                     -----           -------            -------
Less than 3.00%                   11,948       $172,699,045          17.34%
3.00% to 3.49%                     9,110        172,444,930          17.32
3.50% to 3.99%                    33,096        374,101,905          37.57
4.00% to 4.49%                    17,652        213,665,730          21.46
4.50% to 4.99%                     1,737         33,144,863           3.33
5.00% to 5.49%                       781         15,045,429           1.51
5.50% to 5.99%                       703         14,716,547           1.48
                                 -------       ------------         ------
        Total                     75,027       $995,818,450         100.00%
                                  ======       ============         ======

                DISTRIBUTION OF THE STUDENT LOANS BY SCHOOL TYPE
                            (AS OF THE CUT-OFF DATE)

                                                Outstanding     Percent of Loans
                                Number of        Principal       by Outstanding
School Type                       Loans           Balance            Balance
-----------                       -----           -------            -------
Consolidation/Uncoded*           75,027        $995,818,450          100.00%
                                 ------        ------------          ------
        Total                    75,027        $995,818,450          100.00%
                                 ======        ============          ======
------------------
* Refers to consolidation loans for which the school type applicable to the loans the borrower consolidated is unavailable.

          DISTRIBUTION OF THE STUDENT LOANS BY BORROWER PAYMENT STATUS
                            (AS OF THE CUT-OFF DATE)

                                               Outstanding      Percent of Loans
                              Number of         Principal        by Outstanding
Borrower Payment Status         Loans            Balance             Balance
-----------------------         -----            -------             -------
Deferment                        5,026          $82,764,263            8.31%
Forbearance                      3,154           59,312,351            5.96
Repayment
    First Year Repayment        66,205          845,549,038           84.91
    Second Year Repayment          575            7,184,373            0.72
    Third Year Repayment            53              821,386            0.08
Claim                               14              187,039            0.02
                                ------         ------------          ------
        Total                   75,027         $995,818,450          100.00%
                                ======         ============          ======



         DISTRIBUTION OF THE STUDENT LOANS BY NUMBER OF DAYS DELINQUENT
                            (AS OF THE CUT-OFF DATE)

                                               Outstanding      Percent of Loans
                              Number of         Principal        by Outstanding
 Days Delinquent                 Loans            Balance           Balance
---------------                 -----            -------            -------
0-30                            73,146         $970,758,181          97.48%
31-60                            1,370           18,434,223           1.85
61-90                              493            6,474,310           0.65
91-120                              12              108,598           0.01
121 and above                        6               43,138           0.00*
                                ------         ------------         ------
        Total                   75,027         $995,818,450         100.00%
                                ======         ============         ======
------------------
*       Less than 0.01%

                      DISTRIBUTION OF THE STUDENT LOANS BY
               NUMBER OF MONTHS REMAINING UNTIL SCHEDULED MATURITY
                            (AS OF THE CUT-OFF DATE)

                                               Outstanding      Percent of Loans
                              Number of         Principal       by Outstanding
Number of Months*               Loans            Balance             Balance
-----------------               -----            -------             -------
1 to 23                             25        $     50,055              0.01%
24 to 35                            63             211,872              0.02
36 to 47                           107             480,020              0.05
48 to 59                           681           4,239,240              0.43
60 to 71                           406           2,653,370              0.27
72 to 83                           402           2,677,810              0.27
84 to 95                           423           3,168,879              0.32
96 to 107                          295           2,185,251              0.22
108 to 119                       3,740          25,020,742              2.51
120 to 131                         821           6,214,775              0.62
132 to 143                       6,805          37,615,174              3.78
144 to 155                       1,521           8,730,241              0.88
156 to 167                         312           2,795,972              0.28
168 to 179                      23,691         209,598,656             21.05
180 to 191                       6,240          54,305,801              5.45
192 to 203                           3              53,921              0.01
204 to 215                          19             310,161              0.03
216 to 227                         169           2,576,781              0.26
228 to 239                      15,558         227,788,910             22.88
240 to 251                       4,086          59,317,989              5.96
264 to 275                           4              80,210              0.01
276 to 287                          32             729,165              0.07
288 to 299                       4,425         108,547,324             10.90
300 to 311                       1,128          27,872,257              2.80
324 to 335                           2              77,612              0.01
336 to 347                           7             279,478              0.03
348 to 359                       3,306         169,370,413             17.01
360 to 371                         756          38,866,371              3.90
                                ------        ------------            ------
           Total                75,027        $995,818,450            100.00%
                                ======        ============            ======

----------------
* Does not give effect to any deferral or forbearance periods that may be granted in the future.

            DISTRIBUTION OF THE STUDENT LOANS BY GEOGRAPHIC LOCATION
                            (AS OF THE CUT-OFF DATE)

        The following chart shows the geographic distribution of the student loans based on the permanent billing addresses of the borrowers as shown on the servicer's records:

                                                Outstanding     Percent of Loans
                                 Number of       Principal       by Outstanding
Location                           Loans          Balance            Balance
--------                           -----          -------            -------
Alabama                               457      $  5,901,166            0.59%
Alaska                                204         2,665,910            0.27
American Samoa                          4            30,869            0.00*
Arizona                             1,883        25,795,701            2.59
Arkansas                              191         2,592,093            0.26
Armed Forces Atlantic                   2             7,798            0.00*
Armed Forces Europe                    12           157,116            0.02
Armed Forces Pacific                   17           155,709            0.02
British Columbia                        2            28,768            0.00*
California                          6,583       100,738,725           10.12
Colorado                            2,788        37,052,282            3.72
Connecticut                           339         4,867,327            0.49
Delaware                               51           926,540            0.09
District Of Columbia                  190         3,249,766            0.33
Florida                             9,020       122,963,244           12.35
Foreign Country                         6            72,549            0.01
Georgia                             2,077        29,695,083            2.98
Guam                                   20           417,543            0.04
Hawaii                                909        10,664,173            1.07
Idaho                                 237         3,298,424            0.33
Illinois                            3,579        46,634,404            4.68
Indiana                             4,191        47,165,855            4.74
Iowa                                  909        10,781,944            1.08
Kansas                              1,344        17,331,527            1.74
Kentucky                            1,402        16,338,937            1.64
Louisiana                             338         5,855,670            0.59
Maine                               2,109        24,331,001            2.44
Maryland                              703        10,845,864            1.09
Massachusetts                       1,193        15,870,565            1.59
Michigan                            3,313        40,701,156            4.09
Minnesota                           1,377        15,742,818            1.58
Mississippi                           147         2,294,210            0.23
Missouri                            1,098        16,853,518            1.69
Montana                               108         1,661,371            0.17
Nebraska                            4,468        49,460,990            4.97
Nevada                                561         8,805,545            0.88
New Hampshire                         268         3,405,320            0.34
New Jersey                            880        10,731,008            1.08

New Mexico                            328         4,482,641            0.45
New York                            6,459        82,031,554            8.24
North Carolina                        722        10,165,634            1.02
North Dakota                           72         1,120,821            0.11
Ohio                                2,024        25,890,294            2.60
Oklahoma                            1,427        17,417,133            1.75
Oregon                                881        11,663,019            1.17
Pennsylvania                        2,136        29,527,995            2.97
Puerto Rico                           172         2,037,576            0.21
Rhode Island                          205         3,047,651            0.31
South Carolina                        372         4,915,507            0.49
South Dakota                          147         1,723,709            0.17
Tennessee                             600         8,327,045            0.84
Texas                               2,850        44,333,271            4.45
Utah                                  358         7,544,254            0.76
Vermont                                80         1,006,594            0.10
Virgin Islands                         19           253,833            0.03
Virginia                            1,228        16,094,041            1.62
Washington                            970        13,798,135            1.39
West Virginia                         159         2,428,144            0.24
Wisconsin                             680         9,271,456            0.93
Wyoming                                97         1,286,224            0.13
Other/ Uncoded                         61         1,359,430            0.14
                                   ------      ------------         -------
Total                              75,027      $995,818,450          100.00%
                                   ======      ============         =======

-----------------------
*       Less than 0.01%

           DISTRIBUTION OF THE STUDENT LOANS BY DATE OF DISBURSEMENT*
                            (AS OF THE CUT-OFF DATE)

                                                Outstanding     Percent of Loans
                                 Number of       Principal       by Outstanding
Disbursement Date                  Loans          Balance            Balance
-----------------                  -----          -------            -------
October 1, 1993 and thereafter     75,027       $995,818,450         100.00%
                                   ------       ------------         ------
        Total                      75,027       $995,818,450         100.00%
                                   ======       ============         ======

        *Student loans disbursed prior to October 1, 1993 are 100% guaranteed by the guarantee agency and are 100% reinsured against default by the Department of Education. Student loans disbursed after October 1, 1993 are 98% guaranteed by the guarantee agency and are reinsured by the Department of Education up to a maximum of 98% of the guarantee payments.


         DISTRIBUTION OF THE STUDENT LOANS BY RANGE OF PRINCIPAL BALANCE
                            (AS OF THE CUT-OFF DATE)

                                                Outstanding     Percent of Loans
                                Number of        Principal       by Outstanding
Principal Balance Range            Loans          Balance            Balance
-----------------------            -----          -------            -------
$499.99 or Less                      654       $    195,575            0.02%
$500  - $999.99                    1,078            827,199            0.08
$1,000 - $1,999.99                 2,699          4,119,583            0.41
$2,000 - $2,999.99                 3,437          8,640,371            0.87
$3,000 - $3,999.99                 3,728         13,105,288            1.32
$4,000 - $5,999.99                 9,253         46,458,693            4.67
$6,000 - $7,999.99                 8,744         61,356,387            6.16
$8,000 - $9,999.99                 8,399         75,108,763            7.54
$10,000 - $14,999.99              15,179        185,760,081           18.65
$15,000 - $19,999.99               9,186        158,019,757           15.87
$20,000 - $24,999.99               4,888        108,580,816           10.90
$25,000 - $29,999.99               2,341         63,651,975            6.39
$30,000 - $34,999.99               1,724         56,090,278            5.63
$35,000 - $39,999.99                 996         37,299,778            3.75
$40,000 - $44,999.99                 732         30,970,566            3.11
$45,000 - $49,999.99                 462         21,882,815            2.20
$50,000 or Greater                 1,527        123,750,527           12.43
                                  ------       ------------          ------
        Total                     75,027       $995,818,450          100.00%
                                  ======       ============          ======

              DISTRIBUTION OF THE STUDENT LOANS BY GUARANTEE AGENCY
                            (AS OF THE CUT-OFF DATE)

                                              Outstanding       Percent of Loans
                               Number of       Principal         by Outstanding
Guarantee Agency*                Loans          Balance              Balance
-----------------                -----          -------              -------
CSAC                               699       $    8,381,799            0.84%
CSLP                            44,828          583,591,027           58.60
GLHEC                                2               17,683            0.00**
NSLP                            12,723          188,799,125           18.96
TSAC                            15,703          201,299,554           20.21
USAF                             1,072           13,729,262            1.38
                                ------         ------------          ------
        Total                   75,027         $995,818,450          100.00%
                                ======         ============          ======

----------------------
* See "Information Relating to the Guarantee Agencies" for the full name of the guarantee agencies.
**      Less than 0.01%

                 INFORMATION RELATING TO THE GUARANTEE AGENCIES

        The payment of principal and interest on all of the student loans held in the trust estate created under the indenture will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education. The guarantee provided by each guarantee agency is an obligation solely of that guarantee agency and is not supported by the full faith and credit of the federal or any state government. However, the Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its insurance obligations, the Secretary will assume responsibility for all functions of the guarantee agency under its loan insurance program. For further information on the Secretary of Education's authority in the event a guarantee agency is unable to meet its insurance obligations see "Description of the Guarantee Agencies" in the prospectus.

        Of the student loans held in the trust estate approximately

        o 58.60% are guaranteed by Colorado Student Loan Program ("CSLP"), an agency of the State of Colorado guaranteeing student loans since 1979,

        o 20.21% are guaranteed by Tennessee Student Assistance Corporation ("TSAC"), an agency of the State of Tennessee guaranteeing student loans since 1974,

        o 18.96% are guaranteed by National Student Loan Program ("NSLP"), a non-profit corporation, organized in Nebraska and guaranteeing student loans since 1987,

        o and the remaining 2.22% are guaranteed by one of the following guarantee agencies:

               California Student Aid Commission (CSAC)
               Great Lakes Higher Education Guaranty Corporation (GLHEC) United Student Aid Funds (USAF)

        see "Description of the Guarantee Agencies" in the prospectus for more detailed information concerning the characteristics of the guarantee agencies.

        Presented below is information with respect to each guarantee agency that we expect to guaranty 10% or more of the student loans as of the cut-off date. Except as otherwise indicated, the information regarding each guarantee agency has been obtained from the guarantee agency and has not been independently verified.

        GUARANTY VOLUME. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans (including PLUS Loans but excluding Federal Consolidation Loans) that have first become guaranteed by CSLP, TSAC and NSLP in the federal fiscal years indicated:

                                 GUARANTY VOLUME
                                  (IN MILLIONS)

         FEDERAL FISCAL YEAR
                                       CSLP          TSAC          NSLP
                                       ----          ----          ----
         1998..................        $294          $342          $629
         1999..................        $306          $414          $674
         2000..................        $333          $494          $810
         2001..................        $346          $580          $831
         2002..................        $372          $626        $1,005

        RESERVE RATIO. Each guarantee agency's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee.

        On October 7, 1998, President Clinton signed a bill to reauthorize the Higher Education Act for the next five years. The reauthorization bill requires guarantee agencies to establish two separate funds, a Federal Student Loan Reserve Fund and an Agency Operating Fund. Under the new funding model, the Federal Reserve Fund is considered the property of the Federal government and the Agency Operating Fund is considered the property of the guarantee agency.

        The Federal Reserve Fund was established on October 1, 1998 through the deposit of all existing funds, securities and other liquid assets previously identified as Federal Family Education Loan Program. The guarantee agencies will deposit into this fund all guarantee fees, the reinsurance received from the Department of Education, and the recovery of the non-reinsured portion of defaults and investment earnings. The Federal Reserve Fund is only to pay lender claims and default aversion fees into the Agency Operating Fund and for other limited purposes. Under certain circumstances, at the instruction of the Department of Education, account maintenance fees are paid to the Agency Operating Fund from this fund.

        The term "cumulative cash reserves" is equal to the difference of sources less uses of funds for the Federal Reserve Funds. Prior to enactment of the current model, "cumulative cash reserves" referred to cash reserves plus (i) the guarantee agency's quarterly report on sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) the guarantee agency's quarterly report on uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department of Education's share of collections on claims paid, returned advances and reinsurance fees).

        The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such guarantee agency minus (i) the original principal amount of loans canceled, claims paid, loans paid in full and loan guarantees transferred from such guarantee agency to other guarantee agencies, plus (ii) the original principal amount of loan guarantees transferred to such guarantee agency from other guarantee agencies, excluding loan guarantees transferred to another agency pursuant to a plan of the Secretary in response to the insolvency of the agency. The following table sets forth the respective reserve ratios for CSLP, TSAC and NSLP for the federal fiscal years indicated:

                                  RESERVE RATIO

         FEDERAL FISCAL YEAR              CLSP         TSAC         NSLP*
         -------------------              ----         ----         -----

         1998.....................        1.4%         1.8%          1.3%
         1999.....................        1.2%         2.1%          1.1%
         2000.....................        0.7%         1.4%          0.9%
         2001.....................        0.5%         0.8%          0.8%
         2002.....................        0.5%         0.8%          0.5%

*To determine federal reserves, NSLP includes cash and investments plus net short-term receivables of the Federal Fund. NSLP's guarantee reserve ratio calculation excludes Higher Education Assistance Foundation transfers pursuant to the Higher Education Act.

        RECOVERY RATES. A guarantee agency's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the aggregate amount recovered from borrowers by the aggregate amount of default claims paid by the guarantee agency. The table below sets forth the recovery rates for CSLP, TSAC and NSLP:

                                 RECOVERY RATES

        FEDERAL FISCAL YEAR               CSLP        TSAC         NSLP
        -------------------               ----        ----         ----

        1998.....................         46.1%        N/A          38.4%
        1999.....................         51.2%        19.7%        46.9%
        2000.....................         54.2%        18.7%        55.3%
        2001.....................         54.7%        22.7%        62.5%
        2002.....................         54.5%        17.2%        65.0%

        CLAIMS RATES. For the federal fiscal years 1998-2002, the respective claims rates for CSLP, TSAC and NSLP listed below did not exceed 5%, and as a result, all claims of CSLP, TSAC and NSLP have been fully reimbursed at the maximum allowable level by the Department. See "Description of the Federal Family Education Loan Program" in the prospectus for more detailed information concerning the federal program. Nevertheless, there can be no assurance the guarantee agencies will continue to receive full reimbursement for such claims. The following table sets forth the claims rates of CSLP, TSAC and NSLP for the federal fiscal years indicated:

                                  CLAIMS RATES

         FEDERAL FISCAL YEAR             CSLP         TSAC         NSLP
         -------------------             ----         ----         ----

         1998.....................       2.8%         3.4%         3.2%
         1999.....................       2.1%         2.7%         2.2%
         2000.....................       1.5%         2.1%         1.9%
         2001.....................       2.1%         2.5%         1.3%
         2002.....................       2.4%         2.7%         1.5%


                            DESCRIPTION OF THE NOTES

GENERAL

        The notes will be issued pursuant to the terms of an indenture of trust dated as of April 1, 2004, among Nelnet Education Loan Funding, Inc., Wells Fargo Bank, National Association as indenture trustee and Wells Fargo Bank, National Association as eligible lender trustee. The indenture pursuant to which the offered notes and the Class A-5a notes will be issued establishes a discrete trust estate and the student loans held in such trust estate are pledged solely to secure the offered notes and the Class A-5a notes. We will not issue any additional notes that will be secured by the trust estate. The following summary describes some of the terms of the indenture and the notes. However, the summary does not cover every detail contained in the indenture and the notes. To the extent the information under the heading "Description of the Notes" in the prospectus is inconsistent with the information below, the information below supersedes the information in the prospectus.

        We will file the indenture of trust pursuant to which the notes are issued with the Securities and Exchange Commission on Form 8-K following the issuance of the notes.

INTEREST PAYMENTS

        GENERAL

        Interest will accrue on the notes at their respective interest rates during each interest accrual period. Interest on the LIBOR rate notes and the reset rate notes will be payable to the noteholders on each quarterly distribution date commencing August 25, 2004. Subsequent distribution dates for the LIBOR rate notes and the reset rate notes will be on the 25th day of each February, May, August and November, or if any day is not a business day, the next business day. Interest on the auction rate notes will be payable to the noteholders on each auction rate distribution date, which is generally the business day following the end of each auction period unless the auction period exceeds 90 days, in which case each quarterly distribution date described above will also be an auction rate distribution date as well as the business day following the end of that class of auction rate notes' auction period. Interest accrued but not paid on any note on its distribution date will be due on the next corresponding distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum described below.

        LIBOR RATE NOTES

        The interest rate on the Class A-1 notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus %. The interest rate on the Class A-2 notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus %. The interest rate on the Class A-3 notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus %. The interest rate on the Class A-4 notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus %.

        LIBOR for the initial interest accrual period will be determined by the following formula:

               x + [   /   * (y-x)]

        where: x =        -month LIBOR, and

               y = -month LIBOR, in each case, as of the second business day before the start of the initial interest accrual period.

        The administrator will determine the rate of interest on the LIBOR rate notes on the second business day prior to the start of the applicable interest accrual period. The amount of interest distributable to holders of the LIBOR rate notes for each $1,000 in principal amount will be calculated by applying the applicable interest rate for the interest accrual period to the principal amount of $1,000, multiplying that product by the actual number of days in the interest accrual period divided by 360, and rounding the resulting percentage figure to the fifth decimal point.

        RESET RATE NOTES

        The interest rate for the Class A-5a reset rate notes will be reset on each applicable reset date. See "Description of the Notes - The Reset Rate Notes" below. The interest rate on the reset rate notes for each interest accrual period during the initial reset period will be a floating rate equal to three-month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus %.

        LIBOR for the initial interest accrual period will be determined by the following formula:

               x + [    /     * (y-x)]

        where: x =       -month LIBOR, and

               y = -month LIBOR, in each case, as of the second business day before the start of the initial interest accrual period.

        The amount of interest distributable to holders of the reset rate notes for each $1,000 in principal amount will be calculated by applying the applicable interest rate for the interest accrual period to the principal amount of $1,000, multiplying that product by the actual number of days in the interest accrual period divided by 360, and rounding the resulting percentage figure to the fifth decimal point.

        On any reset date, the interest rate on the reset rate notes may not be reset to exceed a maximum rate of three-month LIBOR plus 0.75%. In the event that the daily average 90-day financial commercial paper rate for a calendar quarter exceeds 6.80% and 5% or more of the student loans held in the trust estate are eligible for a 9 1/2% minimum rate of return, and the reset rate notes have not been redeemed by the next quarterly distribution date as described below under the heading "Optional Purchase and Mandatory Auction of the Student Loans, and Mandatory Redemption of the Notes, if the 90-day Financial Commercial Paper Rate Exceeds 6.80%," interest on the reset rate notes will be capped at a net loan rate. The net loan rate will be the weighted average return on the student loans held in the trust estate, including all revenue derived from the student loans and any derivative product payments received (other than payments received on a derivative product agreement corresponding to a specific class of notes, unless such derivative product agreement relates to the class of notes for which the net loan rate is being calculated), less the expenses associated with administering the notes and administering and servicing the student loans and other assets in the trust estate, expressed as a percentage of the average principal amount of the student loans, calculated on a quarterly basis.

        If the interest rate for the reset rate notes is capped at the net loan rate, interest will be carried over for the reset rate notes in an amount equal to the difference, if any, between the reset rate and the net loan rate. The carry-over amount will bear interest calculated at the one-month LIBOR rate, until paid. The carry-over amount, and interest accrued thereon, for the reset rate notes will be paid by the indenture trustee on the earlier of the date of defeasance of the reset rate notes or a quarterly distribution date if there are sufficient moneys in the Collection Fund to pay all interest due on the reset rate notes on that quarterly distribution date. Any carry-over amount, and any interest accrued on the carry-over amount, due on any reset rate note which is to be optionally redeemed will be paid to the registered owner on the redemption date. Any carry-over amount, and any interest accrued on that carry-over amount, for any reset rate note which is subject to mandatory redemption may be paid to the registered owner on the redemption date to the extent that funds are available, but if sufficient funds are not available, the carry-over amount will be canceled and will not be paid. In the event of a successful remarketing following a period when the reset rate notes are subject to the net loan rate cap, reset rate noteholders who do not tender their notes and any new reset rate noteholders will be paid accrued carry-over interest, if any, to the extent funds are available. For there to be a successful remarketing, reset rate noteholders are only required to receive par plus accrued interest to the reset date.

        AUCTION RATE NOTES

        The first interest accrual period for the auction rate notes will begin on the date of issuance and end on the initial auction date for each class of auction rate notes. The initial auction dates for the Class A-5b, Class A-5c, Class B-1 and Class B-2 notes will be
         , 2004, , 2004, , 2004 and , 2004, respectively. After the initial auction period, the auction period for the auction rate notes will generally be 28 days. An interest accrual period for the auction rate notes will be the auction period and will begin on the day following an auction date for that class of notes and end on the next auction date. The interest accrual period for the auction rate notes with an auction period exceeding 90 days will begin on the day following such auction rate distribution date and end on the day preceding the next auction rate distribution date. Interest will be calculated on the auction rate notes on the basis of the actual number of days elapsed in the related auction period divided by 360, and rounding the resulting percentage figure to the fifth decimal point. If an auction rate distribution date for a class of auction rate notes is a designated calendar date (such as when the auction period for the class of auction rate notes exceeds 90 days), and the designated date is not a business day, interest will be payable on the next business day in the amount accrued to but excluding the designated calendar date, and no interest shall accrue on the payment so deferred during the intervening period. If an auction rate distribution date is not a designated calendar date and falls on a day that is not a business day, interest will be paid on the next business day in the amount accrued to but excluding the date on which interest is actually paid.

        While the Class A notes are outstanding, money on deposit in the Collection Fund will not be allocated to pay interest on the Class B auction rate notes if on any distribution date the total parity ratio is less than 97% or such other percentage that satisfies the rating agency condition. Interest not paid on the Class B auction rate notes will become carry-over interest on the Class B auction rate notes and may be paid to the extent funds are available as described below under "Flow of Funds - The Collection Fund" if the total parity ratio is equal to or greater than the required percentage.

        The total parity ratio is the percentage equivalent of a fraction of the aggregate value of the trust estate over the outstanding principal balance of the Class A notes plus the original principal balance of the Class B notes so long as the Class A notes are outstanding, and thereafter, the outstanding principal balance of the Class B notes (less any amounts on deposit in the redemption accounts for the Class A notes and, if the Class A notes are no longer outstanding, amounts on deposit in the Class B Redemption Account). For purposes of this test, the aggregate value of the trust estate is reduced by (i) amounts on deposit in the redemption accounts for the Class A notes and, if the Class A notes are no longer outstanding, amounts on deposit in the Class B Redemption Account, (ii) amounts that were received under the interest rate cap derivative agreements, (iii) amounts on deposit in the Remarketing Fee Fund, and
(iv) amounts on deposit in any Capitalized Interest Fund. The total parity ratio will be calculated on each distribution date after giving effect to the deposits and distributions described below under "Flow of Funds - The Collection Fund" on such date.

        The interest rate on the auction rate notes will be reset at the interest rate determined pursuant to the auction procedures. However, the interest paid on the auction rate notes will never exceed a maximum rate, which is defined in the indenture as the least of:

        o     the LIBOR rate for a comparable period plus a margin of 1.00%;

        o     the lesser of the maximum rate permitted by law, or 17%;

        o the rate at which the quarterly average auction rate equals the quarterly 91-day U.S. Treasury bill rate plus the margin shown below;

        o the rate at which the quarterly average auction rate equals the quarterly average 90-day financial commercial paper rate plus the margin shown below; and

        o     the net loan rate.

        The net loan rate is the weighted average return on the student loans pledged to the trust estate, including all revenue derived from the student loans and derivative product payments received (other than payments received on a derivative product agreement corresponding to a specific class of notes, unless such derivative product agreement relates to the class of notes for which the net loan rate is being calculated), less the expenses associated with administering the notes and administering and servicing the student loans and other assets in the trust estate, including any payments made from the trust estate under any derivative product agreement, expressed as a percentage of the average principal amount of the student loans, calculated on a quarterly basis.

        If the rate of interest determined by the auction procedures for a class of auction rate notes exceeds the maximum rate, the notes of that class will bear interest at the maximum rate. If the interest rate on the auction rate notes is set at the net loan rate, holders may receive carryover interest payments as described in the prospectus under "Description of the Notes - Auction rate notes - Maximum rate, net loan rate and interest carry-overs."

        The margin to be added to 91-day U.S. Treasury bill rates and 90-day financial commercial paper rates for purposes of determining the maximum rate varies depending on the then current rating of the applicable class of auction rate notes, as shown below:

                                                T Bill               CP
                     Rating Category            Margin             Margin
                     ---------------            ------             ------

           Top three rating categories           1.25%              0.75%

           Fourth highest rating category        1.50%              1.00%

           Lower rating categories               2.00%              1.50%

        If the auction agent fails to complete the auction procedures, the auction rate notes will bear interest for the next interest accrual period at the maximum rate. If during the auction process each holder of the auction rate notes indicates a desire to hold the notes regardless of the interest rate, the class of notes being auctioned will bear interest at the auction rate note "all hold rate," which will be 90% of the LIBOR rate for a comparable period. If a payment default occurs, the auction rate notes will bear interest at a "non-payment rate" equal to one-month LIBOR plus 1.50%.

THE RESET RATE NOTES

        GENERAL

        The interest rate for the reset rate notes will be reset from time to time at an interest rate determined using the procedures described below. Interest on the Class A-5a notes, so long as they bear interest at an index rate based on three-month LIBOR, will accrue daily and will be computed based on the actual number of days elapsed and a 360-day year. In subsequent reset periods, interest may be computed on a different basis and use a different interval between interest rate determination dates as described herein.

        Except for the initial accrual period, an accrual period for the reset rate notes begins on a quarterly distribution date and ends on the day before the next quarterly distribution date. The first accrual period for the reset rate notes, however, will begin on the closing date and will end on August 24, 2004, the day before the first quarterly distribution date. Interest and, if applicable, principal will be payable or allocated, as applicable, on each quarterly distribution date. If the reset rate notes are reset to bear interest at an auction rate, for each auction rate distribution date the interest accrual period will begin on the prior auction rate distribution date and end on the day before such auction rate distribution date. In addition, if the reset rate notes are reset to bear interest at an auction rate, from and after such date the reset rate notes will have all of the attributes of the auction rate notes as described in this prospectus supplement and in the prospectus.

        RESET PERIODS

        The initial reset date for the Class A-5a notes will be the 200 quarterly distribution date. During the initial reset period for the reset rate notes, interest will be payable on each quarterly distribution date at the interest rates shown above under "Description of the Notes - Interest Payments - Reset Rate Notes." Three-month LIBOR for the Class A-5a notes for the initial reset period will be determined for each three-month accrual period as described in "Description of the Notes - LIBOR rate notes" in the prospectus. All reset dates will occur on a quarterly distribution date, and each reset period will end on a quarterly distribution date. However, no reset period may end after the quarterly distribution date which is the maturity date for the Class A-5a reset rate notes.

        The interest rate on each class of reset rate notes will be reset as of its applicable reset date as determined by:

        o the remarketing agents, after consulting with us, with respect to the length of the reset period, whether the rate is fixed, floating or determined by auction and, if floating, the applicable interest rate index, the day-count convention, the applicable interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related reset rate notes all hold rate; and

        o the remarketing agents with respect to the determination of the applicable fixed rate of interest, spread to the chosen interest rate index or initial auction rate, as applicable.

        After the initial reset period, in the event that the reset rate notes are reset to bear a fixed rate of interest or a floating rate based upon an index other than LIBOR or the commercial paper rate and the remarketing agents, after consulting with us, determine that entering into a derivative product with respect to such class of notes would be in the best interests of the trust estate based on current market conditions, we will be responsible for arranging one or more derivative products to hedge the basis risk that results from the payment of a fixed rate of interest or interest based on an index other than LIBOR or a commercial paper rate on such class of reset rate notes and, together with the remarketing agents, for selecting one or more counterparties. See " - Index Rate Mode" and " - Fixed Rate Mode" below. No derivative product may be entered into unless the indenture trustee receives a rating confirmation from each rating agency then rating the notes that the derivative product will not adversely affect the ratings on any of the notes.

        The spread will be determined in the manner described below for each reset period. Unless the reset rate notes are reset to bear interest at an auction rate, each reset period will be no less than three months and will always end on a quarterly distribution date, as determined by the remarketing agents, after consulting with us, in connection with the establishment of each reset period.

        Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process. If there is a failed remarketing of the reset rate notes, however, holders of that class will continue to hold their notes and will not be permitted to exercise any remedies as a result of the failure of the reset rate notes to be remarketed on the related reset date. Depending on the rate and timing of prepayments on the trust student loans, the reset rate notes may be repaid earlier than the next related reset date.

        Interest on the reset rate notes during each reset period after the initial reset period will accrue and be payable either:

        o at an index interest rate, in which case the reset rate notes are said to be in index rate mode;

        o at a fixed interest rate, in which case the reset rate notes are said to be in fixed rate mode; or

        o at an interest rate determined by auction, in which case the reset rate notes are said to be in auction rate mode,

in each case as determined by the remarketing agents, after consulting with us, and in accordance with the remarketing agreement.

        Unless notice of the exercise of the call option, the purchase option or redemption as described below has already been given, the remarketing agents, after consulting with us, will establish the following terms for the reset rate notes by the remarketing terms determination date:

        o the expected weighted average life of that class of reset rate notes;

        o       the name and contact information of the remarketing agents;

        o       the next reset date and reset period;

        o the interest rate mode (i.e., fixed rate, index rate or auction rate);

        o       if in index rate mode, the applicable interest rate index;

        o if in index rate mode, the interval between interest rate change dates;

        o if in index rate mode, the applicable interest rate determination date;

        o if in fixed rate mode, the applicable fixed rate pricing benchmark;

        o if in fixed rate mode, whether there will be a related derivative product and, if so, the identities of the counterparties from which bids will be solicited;

        o if in index rate mode, based on an index other than LIBOR or a commercial paper rate, whether there will be a related derivative product and, if so, the identities of the counterparties from which bids will be solicited;

        o       if in auction rate mode, the initial interest rate;

        o       the applicable interest accrual period and day-count basis;

        o       the related reset rate notes all hold rate;

        o whether principal payments on such class of reset rate notes will be deferred until the next reset date; and

        o any other relevant terms (other than the related spread or fixed rate of interest, as applicable) for the reset period.

        Any index rate mode other than an index rate based on LIBOR or a commercial paper rate, and the deferral of the payment of principal on the reset rate notes bearing interest at a floating rate to the next reset date for the reset rate notes, will require confirmation of the existing ratings on the notes. In addition, if the reset rate notes are reset to bear interest at a rate based on auction procedures, they will continue in auction rate mode until their final maturity, or until earlier redemption.

        The remarketing agents will communicate this information by written notice, through The Depository Trust Company, to the holders of the reset rate notes, the indenture trustee and the rating agencies on the related remarketing terms determination date. On or before the notice date, holders of the reset rate notes will have the option to deliver a hold notice, in the absence of which their reset rate notes will be deemed to have been tendered. See " - Tender of Reset Rate Notes; Remarketing Procedures" below. However, if the reset rate notes are reset to bear interest at an auction rate, the reset rate notes are subject to mandatory tender on the related reset date and noteholders will not be permitted to submit a hold notice.

        On each remarketing terms determination date, the remarketing agents, after consulting with us, will establish the reset rate notes all hold rate. The reset rate notes all hold rate will be the interest rate applicable for the next reset period if all holders of the reset rate notes choose not to tender their reset rate notes to the remarketing agents for remarketing, but may not exceed three-month LIBOR plus 0.75%. If the rate of interest using the spread or fixed rate of interest established on the spread determination date is higher than the reset rate notes all hold rate, all noteholders who delivered a hold notice agreeing to be subject to the reset rate notes all hold rate will be entitled to the reset rate notes all hold rate for the upcoming reset period.

        If the remarketing agents, after consulting with us, are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then, unless the holder of the call option purchases the reset rate notes by exercising its call option or the reset rate notes have been redeemed, a failed remarketing will be declared on the related spread determination date, all holders will retain their notes, the failed remarketing rate for the reset rate notes will apply, and a reset period of three months will be established.

        In addition, unless notice of the exercise of the call option, the purchase option or redemption as described below has already been given, we, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will:

        o inform The Depository Trust Company that the reset rate notes are subject to mandatory, automatic tender on the reset date unless the noteholder elects not to tender; and

        o request that The Depository Trust Company notify its participants of the contents of the notice given to it, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate note wishes to retain the note as described under " - Tender of Reset Rate Notes; Remarketing Procedures" below.

        If The Depository Trust Company or its nominee is no longer the holder of record of the related class of reset rate notes, the remarketing agents will send the holders of those reset rate notes the related notice within the same period of time. This will be the only required notice given to holders of the reset rate notes prior to a remarketing terms determination date and with respect to the procedures for electing not to tender the related reset rate notes.

        If a failed remarketing has been declared with respect to a class of reset rate notes, all reset rate notes of such class will be deemed to have been held by the applicable noteholders on the related reset date at the applicable failed remarketing rate regardless of any desire to tender their reset rate notes by the related noteholders. With respect to any failed remarketing, the next reset period will be established as a three-month period. If 100% of the noteholders of a class of reset rate notes elect to hold their reset rate notes for the next reset period, the related reset rate will be the reset rate notes all hold rate.

        SPREAD DETERMINATION DATE

        On each spread determination date, the remarketing agents will set the applicable spread above or below the applicable index (with respect to reset rate notes that will be in index rate mode during the next reset period), applicable fixed rate of interest (with respect to reset rate notes that will be in fixed rate mode during the next reset period), or initial interest rate (with respect to reset rate notes that will be in auction rate mode) in each case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of the principal balance of the reset rate notes. Also, if applicable, we and the remarketing agents will select from the bids received from a counterparty or counterparties to provide any derivative products for the next related reset period. In addition, on each spread determination date, the remarketing agents will send a written notice to each securities depository (with instructions to distribute such notice to its related participants in accordance with its procedures), the indenture trustee and the rating agencies setting forth the applicable spread, fixed or initial rate of interest, as the case may be, and, if applicable, the identity of any counterparty or counterparties, including the index rate (or rates) of interest to be due to each selected counterparty on each distribution date during the related reset period.

    TIMELINE.

    The following chart shows a timeline of the remarketing process:

        DAYS PRIOR
       TO RESET DATE                            EVENT

                        --------------------------------------------------------
     AT LEAST 30, BUT                   NOTICE OF RESET DATE
       NOT MORE THAN          (Notices sent to remind noteholders of
     45, CALENDAR DAYS                   upcoming reset date)
                        --------------------------------------------------------


                        --------------------------------------------------------
                               REMARKETING TERMS DETERMINATION DATE
          AT LEAST         (Notices sent to applicable noteholders stating
           EIGHT             the terms of the remarketed reset rate notes,
       BUSINESS DAYS        including the reset rate notes all hold rate)
                        --------------------------------------------------------


                        --------------------------------------------------------
                                           NOTICE DATE
            SIX             (Hold notices due from applicable noteholders or
        BUSINESS DAYS           they are deemed to have tendered their
                            reset rate notes; remarketing agents determine
                           the amount of reset rate notes available for sale)
                        --------------------------------------------------------


                        --------------------------------------------------------
                                       SPREAD DETERMINATION DATE
                         (Based on market conditions, the spread, fixed or
                            initial rate is determined by the remarketing
          THREE               agents for the next related reset period or a
       BUSINESS DAYS       failed remarketing is declared; identity of any
                          counterparty (or counterparties) is determined;
                            last date that notice of exercise of the related
                               call option, purchase option or optional
                                       redemption may be given)
                        --------------------------------------------------------


                        --------------------------------------------------------
                                         RESET DATE
         RESET DATE               (New terms of the remarketed
                                 reset rate notes become effective)
                        --------------------------------------------------------



        INDEX RATE MODE


        If the reset rate notes are to be reset in an index rate mode, then during the reset period the reset rate notes will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

        In addition, if the interest rate for the reset rate notes will be based on an index other than LIBOR or a commercial paper rate and if the remarketing agents, after consulting with us, determine that such action would be in the best interests of the trust estate based on existing market conditions, and provided that a confirmation is obtained of the existing ratings on the notes, the administrator will arrange for one or more derivative products with counterparties for the next reset period to hedge against basis risk. In exchange for providing payments to the trust estate at the applicable interest rate index plus the related spread, each counterparty will be entitled to receive on each quarterly distribution date a payment from the trust estate. The Issuer and the remarketing agents will use the procedures set forth below under "- Fixed Rate Mode" in the selection of the related counterparties and the establishment of the payments to be made to such counterparty from the trust estate.

        If the reset rate notes are to be reset in an index rate mode and principal payments on the reset rate notes are to be deferred until the next reset date, on any quarterly distribution date, principal generally will be allocated to the reset rate notes and deposited into the Class A-5a Redemption Account, where it will remain until the next reset date, unless there occurs, prior to that reset date, an optional or mandatory redemption, or, under certain limited circumstances, it is applied as credit enhancement. On that reset date, all sums then on deposit in the Class A-5a Redemption Account, including any allocation of principal made on the same date, will be distributed to the holders of the reset rate notes, as of the related record date, in reduction of principal. However, in the event that on any quarterly distribution date the amount on deposit in the Class A-5a Redemption Account would equal the outstanding principal amount of the reset rate notes, then no additional amounts will be deposited into the Class A-5a redemption account and all amounts therein, less any investment earnings, will be distributed on the next related reset date to the related noteholders and on such reset date the principal balance of the reset rate notes will be reduced to zero. During any such reset period, an amount equal to the supplemental interest deposit amount for the reset rate notes will be deposited to the Supplemental Interest Account for the reset rate notes on each quarterly distribution date. Any deferral of the payment of principal of the reset rate notes until the next reset date for the reset rate notes will require each rating agency then rating the notes to confirm the then-current rating of the reset rate notes.

        FIXED RATE MODE

        If the reset rate notes are to be reset to a fixed rate of interest, then the applicable fixed rate of interest for the reset period will be determined on the spread determination date by adding (a) the applicable spread as determined by the remarketing agents on the spread determination date and (b) the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life. However, such fixed rate of interest will not be lower than the reset rate notes all hold rate. Such interest will be allocated on each quarterly distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

        After the initial reset period, and if so provided in the applicable remarketing terms notice, principal that would be payable to the reset rate notes bearing interest at a fixed rate may be allocated to and deposited into the Class A-5a Redemption Account, where it will remain until the next reset date. On that reset date, all sums then on deposit in the Class A-5a Redemption Account, including any allocation of principal made on the same date, will be distributed to the holders of the reset rate notes, as of the related record date, in reduction of principal of such class. However, in the event that on any quarterly distribution date the amount on deposit in the Class A-5a Redemption Account would equal the outstanding principal amount of the reset rate notes, then no additional amounts will be deposited into the Class A-5a Redemption Account and all amounts therein, less any investment earnings, will be distributed on the next reset date to the reset rate noteholders and on such reset date the principal balance of the reset rate notes will be reduced to zero. During any such reset period, an amount equal to the supplemental interest deposit amount for the reset rate notes will be deposited to the Supplemental Interest Fund on each quarterly distribution date.

        In addition, if the reset rate notes are to bear a fixed rate of interest and, if the remarketing agents, after consulting with us, determine that such action would be in the best interests of the trust estate based on existing market conditions, and provided that a confirmation is obtained of the existing ratings on the notes, we will arrange for one or more derivative products with one or more counterparties, to facilitate the ability of the trust estate to pay interest at a fixed rate. Each such derivative product in general will terminate at the earlier to occur of the next related reset date or a specified termination event. The floating rate of interest due to the related counterparty, as a trust derivative product payment, and other terms of each derivative product will be subject to the rating agency condition. No derivative product will be entered into for any reset period where either the related call option has been exercised or there has been a failed remarketing.

        The Issuer and the remarketing agents, in determining the counterparty to the required derivative product, will solicit bids from at least three counterparties and will select the lowest of these bids to provide the derivative product. If the lowest bidder specifies a notional amount that is less than the outstanding principal amount of the reset rate notes, and the remarketing agents may select more than one counterparty, but only to the extent that such additional counterparties have provided the next lowest received bid or bids, and enter into more than one derivative product to fully hedge the then outstanding principal balance of the reset rate notes.

        In exchange for providing a payment equal to interest at the fixed rate due to the reset rate notes, the related counterparty will be entitled to receive on each quarterly distribution date, a payment from the trust estate in an amount, as determined from the bidding process described above, which satisfies the rating agency condition.

        AUCTION RATE MODE

        If the reset rate notes are to be reset in an auction rate mode, then the reset rate notes will bear interest at a per annum rate determined pursuant to the auction procedures. From and after such date, the reset rate notes will have all of the attributes of auction rate notes and will no longer be subject to the call option or purchase option described above, except to the extent any such call or purchase option is applicable to auction rate notes. If the reset rate notes are reset to an auction rate mode, all of the reset rate notes are subject to mandatory tender on the corresponding reset date and holders of the reset rate notes will not be permitted to submit a hold notice for such reset date as described below in "- Tender of Reset Rate Notes; Remarketing Procedures."

        If the reset rate notes are not successfully remarketed to bear interest at an auction rate, a failed remarketing will be declared. If, however, the reset rate notes are successfully remarketed to bear interest at an auction rate, the reset rate notes will not be subject to further reset and will remain in auction rate mode until their stated maturity or earlier redemption. Moreover, authorized denominations of the reset rate notes will be converted such that the reset rate notes may be remarketed as auction rate notes in minimum denominations of $50,000 and in integral multiples of $50,000 in excess thereof. Any outstanding reset rate note carryover amount will be deemed auction rate note carryover interest and will be paid as described above in "Interest Payments - Auction Rate Notes."

        TENDER OF RESET RATE NOTES; REMARKETING PROCEDURES

        On the closing date, the Issuer will enter into a remarketing agreement for the remarketing of the reset rate notes by the remarketing agents. Pursuant to the remarketing agreement, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated have each agreed to act as a remarketing agent. We may change the remarketing agents or designate a lead remarketing agent for the reset rate notes for any reset period at any time on or before the related remarketing terms determination date. Furthermore, a remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a remarketing terms determination date.

        On each remarketing terms determination date, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing, and on the related spread determination date (unless a failed remarketing is declared, 100% of the related noteholders have delivered a hold notice, or notice of exercise of the related call or purchase option or redemption was given with respect to the reset date), such remarketing agency agreement will be supplemented to include all other required terms of the related remarketing.

        On the reset date that commences each reset period, each reset rate note will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its principal amount, unless the holder, by delivery of a hold notice, elects not to tender its reset rate notes. If the reset rate notes are held in book-entry form, absent a failed remarketing, 100% of the principal amount of such reset rate note will be paid by the remarketing agents in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds, or procedures of Euroclear and Clearstream, Luxembourg which, due to time zone differences, will be required to provide for payment approximately two business days following the reset date. Beneficial owners that tender their reset rate notes through a broker, dealer, commercial bank, trust company or other institution, other than the remarketing agent, may be required to pay fees or commissions to such institution. If a beneficial owner has an account at a remarketing agent and tenders its reset rate notes through that account, the beneficial owner will not be required to pay any fee or commission to the remarketing agent. It is currently anticipated that all reset rate notes so purchased by a remarketing agent will be remarketed by it.

        The hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cut-off times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate notes for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable, but will be subject to a mandatory tender of the applicable reset rate notes pursuant to any exercise of the related call option or a purchase option or redemption. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a reset rate note will be deemed to have elected to tender such reset rate note for purchase by the relevant remarketing agent. All of the reset rate notes, whether or not tendered, will bear interest upon the same terms.

        The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate notes at a price equal to 100% of the aggregate principal amount so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal amount of the reset rate notes tendered in a remarketing. The obligations of the remarketing agents will be subject to certain conditions and termination events customary in transactions of this type, including a condition that no material adverse change in the financial condition of the trust estate has occurred between the remarketing terms determination date and the reset date. If the related call option or purchase option is not timely exercised or the related reset rate notes are not redeemed and the remarketing agents are unable to remarket some or all of the tendered reset rate notes and, in their sole discretion, elect not to purchase those notes, then a failed remarketing will be declared by the remarketing agents, all holders will retain their notes, the reset period will be fixed at three months, and the interest rate will be set at the failed remarketing rate.

        No noteholder or beneficial owner of any reset rate note will have any rights or claims against any remarketing agent as a result of the remarketing agent's not purchasing that reset rate note. The remarketing agents will have the option, but not the obligation, to purchase any reset rate notes tendered that they are not able to remarket.

        Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in any of the reset rate notes. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of any of the reset rate notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust estate, the Issuer or the servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

        Each of the remarketing agents will be entitled to receive a fee in connection with their services rendered for each reset date. The remarketing agents also will be entitled to reimbursement from the trust estate, on a subordinated basis, or from the administrator, if there are insufficient available funds on the related quarterly distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing will be payable generally from amounts on deposit from time to time in the Remarketing Fee Fund. On each applicable quarterly distribution date, funds will be deposited into the Remarketing Fee Fund, prior to the payment of interest on any of the notes, in an amount up to the aggregate quarterly funding amount. If the amount on deposit in the Remarketing Fee Fund, after the payment of any remarketing fees therefrom, exceeds the sum of the reset period target amounts for all the reset rate notes, such excess will be withdrawn on the related distribution date and deposited into the Collection Fund.

        CALL OPTION FOR RESET RATE NOTES

        After November 1, 2005, Nelnet, Inc., or its designated affiliates, will have the option to purchase the reset rate notes in their entirety on any reset date. This call option may be exercised by Nelnet, Inc., or its designated affiliates, at any time prior to the determination of the interest rate mode or the declaration of a failed remarketing on the spread determination date. The purchase price paid for the reset rate notes will be equal to their outstanding principal balance, plus accrued and unpaid interest and any unpaid carry-over interest amounts. If the call option is exercised with respect to the reset rate notes, the interest rate will be the rate of interest that is either: (i) the rate applicable for the most recent reset period during which the failed remarketing rate was not in effect, if the reset rate notes did not have at least one related derivative product in effect during the previous reset period, or (ii) if the reset rate notes had one or more derivative products in effect during the previous reset period, the weighted average of the floating rates of interest that were due to the related counterparties from the trust estate during the previous reset period for the reset rate notes. This rate will remain in effect for each successive three-month reset period while the option holder retains the reset rate notes.

        OPTIONAL REDEMPTION OF RESET RATE NOTES

        The reset rate notes are subject to redemption, in whole only, at our option on any reset date after November 1, 2005, from available money in the trust estate, other than money derived from the sale of student loans pursuant to the purchase option described below. Notice of redemption must be delivered to the trustee no later than the related spread determination date. The redemption price paid upon optional redemption of the reset rate notes will be equal to the principal amount thereof being redeemed, plus interest accrued to the date of redemption, if any, and any interest carry-over amount. If we give notice of redemption but fail to redeem the reset rate notes on the related reset date, a failed remarketing will have occurred.

        OPTIONAL REDEMPTION OF RESET RATE NOTES FROM PROCEEDS OF OPTIONAL PURCHASE OF STUDENT LOANS

        After November 1, 2005, and provided the LIBOR rate notes are no longer outstanding, Nelnet, Inc., or its designated affiliates, will have the option to purchase from the trust estate a pro rata portion of the student loans corresponding to the reset rate notes. The proceeds from the exercise of such purchase option will be used to redeem the reset rate notes on the nest reset date.

        Nelnet, Inc., or its designated affiliates, must exercise this purchase option by providing the indenture trustee with notice of exercise of the purchase option on or before the related spread determination date and by delivering the purchase price described below on or before the second business day before the related reset date. If Nelnet, Inc., or its designated affiliates, gives notice of exercise of this purchase option and fails to deliver the required purchase price, a failed remarketing will have occurred.

        If this purchase option is exercised, the purchase price will be at least equal to the fair market value of the pro rata portion of the student loans, but not less than a minimum purchase price that, together with amounts on deposit in the Class A-5a Redemption Account of the Note Payment Fund, amounts on deposit in the Supplemental Interest Fund, if any, the Remarketing Fee Fund, if any, and a pro rata portion of the amounts on deposit in Capitalized Interest Fund, if any, the Reserve Fund (if such amount can be released), and after allocation of amounts in the Collection Fund on the most recent distribution date, will be sufficient to:

        o reduce the outstanding principal amount of the reset rate notes on the reset date to zero;

        o pay all of the interest payable on the reset rate notes on the reset date;

        o pay a pro rata share of any unpaid program expenses and administration fees payable on the reset date;

        o pay when due any amounts on any related derivative product agreement; and

        o pay any carry-over amounts on the reset rate notes and interest thereon.

        The pro rata portion of the student loans available to be purchased as described above will be based on a percentage determined by dividing the outstanding amount of the reset rate notes (less any amounts on deposit in the Class A-5a Redemption Account of the Note Payment Fund that were deposited on or prior to the preceding quarterly distribution date, unless the reset rate notes have been reset to an auction mode) by the outstanding amount of all of the Series 2004-2 notes (less any amounts on deposit in the Class A-5a Redemption Account of the Note Payment Fund that were deposited on or prior to the preceding quarterly distribution date, unless the reset rate notes have been reset to an auction mode). In addition, any portion of the student loans sold will have representative characteristics similar to those of all of the student loans held in the trust estate, including with respect to characteristics such as average borrower indebtedness, mix of loan types (E.G., Stafford, PLUS, consolidation, subsidized, unsubsidized), delinquency and default rate, loans in claim status, maturity, school type, guarantee agencies, and any other characteristic that may impact on the value of such student loans.

        OPTIONAL PURCHASE AND AUCTION OF STUDENT LOANS, AND REDEMPTION OF RESET RATE NOTES, IN THE EVENT OF A FAILED REMARKETING

        After November 1, 2005, in the event of a failed remarketing for the reset rate notes, and provided the LIBOR rate notes are no longer outstanding, Nelnet, Inc., or its designated affiliates, will have the option to purchase from the trust estate a pro rata portion of the student loans corresponding to the reset rate notes for an amount at least equal to the fair market value of such student loans if such amount, together with certain other amounts on deposit in the trust estate, is sufficient to redeem the outstanding reset rate notes. Nelnet, Inc., or its designated affiliates, must exercise this option by providing the indenture trustee with notice of exercise of the option and by delivering the purchase price described above within 25 days following the reset date for the reset rate notes. If Nelnet, Inc., or its designated affiliates, exercise this purchase option, the reset rate notes will be redeemed on the next succeeding reset date.

       If Nelnet, Inc., or its designated affiliates, does not timely notify the indenture trustee of an intention to exercise this purchase option, or if Nelnet, Inc., or its designated affiliates, defaults on its purchase option, we may, but are not required to, direct the indenture trustee to auction the pro rata portion of the loans in the trust estate and use the proceeds from the sale to redeem the reset rate notes on the next succeeding reset date. Nelnet, Inc., or its designated affiliates, and unrelated third parties may bid to purchase the student loans in the auction.

        If at least two independent bids are received, the indenture trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the minimum purchase price described above under the caption "- Optional Redemption of Reset Rate Notes from Proceeds of Optional Purchase of Student Loans." If Nelnet, Inc., or its designated affiliates, bid to purchase the student loans and less than two independent bids are received, the indenture trustee will accept the highest of the remaining bids if it equals or exceeds both the minimum purchase price described above and the fair market value of the pro rata portion of the student loans.

        If the highest bid after the solicitation process does not equal or exceed both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate, the indenture trustee will not complete the sale. If the sale is not completed, the indenture trustee will solicit bids for the sale of the pro rata portion of the student loans for future reset dates using procedures similar to those described above, but only if we so request.

        The reset rate notes may also be redeemed as described below in "Redemption of the Offered Notes and the Class A-5a Notes."

PRINCIPAL REDUCTION PAYMENTS

        We will generally allocate receipts of principal on the student loans and any excess interest payments transferred to the Note Payment Fund for principal reduction payments on the LIBOR rate notes on each quarterly distribution date. Principal will be paid or allocated:

        o first to the Class A-1 Redemption Account until the principal balance of the Class A-1 notes has been paid in full or amounts sufficient for that purpose have been allocated to, and remain available for distribution from, the Class A-1 Redemption Account;

        o second to the Class A-2 Redemption Account until the principal balance of the Class A-2 notes has been paid in full or amounts sufficient for that purpose have been allocated to, and remain available for distribution from, the Class A-2 Redemption Account;

        o third to the Class A-3 Redemption Account until the principal balance of the Class A-3 notes has been paid in full or amounts sufficient for that purpose have been allocated to, and remain available for distribution from, the Class A-3 Redemption Account; and

        o fourth to the Class A-4 Redemption Account until the principal balance of the Class A-4 notes has been paid in full or amounts sufficient for that purpose have been allocated to, and remain available for distribution from, the Class A-4 Redemption Account.

        After payment of the Class A-1 through Class A-4 notes has been provided for in full, we will generally allocate receipts of principal on the student loans and any excess interest payments transferred to the Note Payment Fund for principal reduction payments on the Class A-5a notes and for redemption of the Class A-5b and Class A-5c notes on a pro rata basis. Receipts of principal will be allocated to the Class A-5a Redemption Account, the Class A-5b Redemption Account and the Class A-5c Redemption Account, pro rata, until the principal balance of the Class A-5a, Class A-5b and Class A-5c notes has been paid in full, or amounts sufficient for that purpose have been allocated to, and remain available for distribution from, the respective Redemption Accounts.

        If so provided in a remarketing terms notice for a reset period after the initial reset period, and upon satisfaction of the rating agency condition, the reset rate notes will not receive principal reduction payments until the end of the related reset period. Instead, all amounts allocated to the reset rate notes as principal will be retained in the Class A-5a Redemption Account in the Note Payment Fund until the end of its reset period to the extent not otherwise applied as credit enhancement. In addition, on each quarterly distribution date, the indenture trustee will, to the extent funds are available, transfer from the Collection Fund to the Supplemental Interest Fund an amount equal to the supplemental interest deposit amount for the reset rate notes described in the "Glossary of Terms" in the Prospectus. On the reset date for the reset rate notes, we will pay all sums on deposit in the Class A-5a Redemption Account, including amounts deposited on that reset date, to the reset rate noteholders as a distribution of principal.

        Principal reduction payments on each class of notes will be made on a pro rata basis to the owners of such class and after each principal reduction payment each such note will be outstanding in a fractional amount of its original principal amount. See "Description of the Notes - Outstanding principal balance of the notes" in the prospectus.

        After payment of the Class A notes has been provided for in full, the Class B-1 and Class B-2 notes will be redeemed from money on deposit in the Class B Redemption Account of the Note Payment Fund. Before sufficient funds have been deposited to pay the Class A notes in full, the Class B notes may be redeemed from funds released to us or from our own funds which we deposit to the Class B Redemption Account of the Note Payment Fund.

REDEMPTION OF THE AUCTION RATE NOTES

        OPTIONAL REDEMPTION OF AUCTION RATE NOTES

        The Class A auction rate notes, including the Class A-5a notes if they have been reset to an auction rate mode are subject to optional redemption from available money in the trust estate, other than money derived from the sale of student loans pursuant to the purchase option described below, on any auction rate distribution date. After the Class A notes have been paid in full, the Class B auction rate notes are subject to optional redemption from available money in the trust estate, other than money derived from the sale of student loans pursuant to the purchase option described below, on any auction rate distribution date. The Class B auction rate notes may be redeemed before sufficient funds have been deposited in the Class A notes' redemption accounts of the Note Payment Fund to pay the Class A notes in full from funds released to us or from our own funds which we deposit to the Class B Redemption Account of the Note Payment Fund.

        The redemption price paid upon optional redemption of the auction rate notes will be equal to the principal amount thereof being redeemed, plus interest accrued to the date of redemption, if any, and any unpaid interest carry-over amounts due.

        OPTIONAL REDEMPTION OF AUCTION RATE NOTES FROM PROCEEDS OF OPTIONAL PURCHASE OF STUDENT LOANS

        If the LIBOR rate notes are no longer outstanding, Nelnet, Inc., or its designated affiliates, will have the option to purchase from the trust estate a pro rata portion of the student loans corresponding to the principal balance of the auction rate notes selected for redemption. The proceeds from the exercise of such purchase option will be used to redeem, in whole or in part, such auction rate notes on the next auction rate distribution date. Such proceeds will be used to redeem Class A notes in full before Class B auction rate notes will be redeemed.

        Nelnet, Inc., or its designated affiliates, must exercise this purchase option by providing the indenture trustee with notice of exercise of the purchase option at least 15 business days prior to the auction rate distribution date for such class of auction rate notes and by delivering the purchase price at least ten business days prior to the auction rate distribution date. If Nelnet, Inc., or its designated affiliates, gives notice of exercise of this purchase option and fails to deliver the required purchase price, the auction rate notes will not be redeemed.

        If this purchase option is exercised, the purchase price will be at least equal to the fair market value of the pro rata portion of the student loans, but not less than a minimum purchase price that, together with any allocable amounts on deposit in the related redemption account of the Note Payment Fund for such class of auction rate notes, and a pro rata portion of the amounts on deposit in the Capitalized Interest Fund, if any, the Reserve Fund (if such amounts can be released), and after allocation of amounts in the Collection Fund on the most recent distribution date, will be sufficient to:

        o reduce the outstanding principal amount of the auction rate notes proposed to be redeemed to zero;

        o pay all of the interest payable on the related auction rate notes on the auction rate distribution date;

        o pay a pro rata share of any unpaid program expenses and administration fees payable on the auction rate distribution date;

        o pay when due any amounts on any related derivative product agreement; and

        o pay any carryover amounts on the auction rate notes and interest thereon.

        The pro rata portion of the student loans available to be purchased as described above will be based on a percentage determined by dividing the total outstanding amount of the auction rate notes proposed to be redeemed by the outstanding amount of all of the Series 2004-2 notes (less amounts on deposit in the Class A-5a Redemption Account of the Note Payment Fund that were deposited on or prior to the preceding quarterly distribution date, unless the reset rate notes have been reset to an auction mode). In addition, any portion of the student loans sold will have representative characteristics similar to those of all of the student loans held in the trust estate, including with respect to characteristics such as average borrower indebtedness, mix of loan types (E.G., Stafford, PLUS, consolidation, subsidized, unsubsidized), delinquency and default rate, loans in claim status, maturity, school type, guarantee agencies, and any other characteristic that may impact on the value of such student loans.

REDEMPTION OF THE OFFERED NOTES AND THE CLASS A-5A NOTES

        OPTIONAL PURCHASE AND MANDATORY AUCTION OF THE STUDENT LOANS, AND MANDATORY REDEMPTION OF THE NOTES, IF THE 90-DAY COMMERCIAL PAPER RATE EXCEEDS 6.80%

        If the daily average 90-day financial commercial paper rate exceeds 6.80% for any calendar quarter, and 5% or more of the student loans held in the trust estate are eligible to receive a 9 1/2% minimum rate of return, Nelnet, Inc., or its designated affiliates, has the option to purchase all of the remaining student loans in the trust estate. This purchase option must be exercised by providing the indenture trustee with notice of exercise and delivery of the related purchase price for such student loans at least 30 days prior to the next quarterly distribution date.

        If Nelnet, Inc., or its designated affiliates, exercises this purchase option, the purchase price will be at least equal to the fair market value of the student loans, but not less than an amount that, together with other moneys on deposit in the trust estate, will be sufficient to:

        o reduce the outstanding principal amount of LIBOR rate notes and the reset rate notes on the related quarterly distribution date and the auction rate notes on the related auction rate distribution date to zero;

        o pay all of the interest payable on the notes on each related quarterly distribution date or auction rate distribution date through the redemption date;

        o pay any unpaid program expenses and administration fees on each related quarterly distribution date or auction rate distribution date through the redemption date; and

        o       pay when due any amounts on any derivative product agreement

       If Nelnet, Inc., or its designated affiliates, does not purchase the student loans, the student loans in the trust estate will be offered for sale by the indenture trustee before the next succeeding quarterly distribution date using the auction procedures described in "Optional Purchase and Auction of Student Loans, and Redemption of Reset Rate Notes, in the Event of a Failed Remarketing." Nelnet, Inc., its designated affiliates, and unrelated third parties may bid to purchase the student loans in the auction. If the sale is not completed, the indenture trustee will auction the student loans in the trust estate at least semi-annually thereafter.

        The proceeds received by the indenture trustee from an optional purchase or mandatory auction of the student loans will be deposited into the related redemption accounts of the Note Payment Fund and the notes will be subject to mandatory redemption, in whole only, in the case of the auction rate notes, on the next auction rate distribution date for that class of auction rate notes for which the indenture trustee is able to provide the required notice of redemption and, in the case of the LIBOR rate notes and the reset rate notes, on the next quarterly distribution date after November 1, 2005.

        The redemption price paid upon mandatory redemption of the notes will be equal to the principal amount thereof being redeemed, plus accrued interest to the date of redemption, if any.

        If, however, notes are not redeemed by the applicable distribution date following the calendar quarter that the daily average 90-day financial commercial paper rate exceeds 6.80% and 5% or more of the student loans held in the trust estate are eligible to receive a 9 1/2% minimum rate of return, then the interest rate on the reset rate notes will be capped at the net loan rate, and on each subsequent distribution date following such calendar quarter, all remaining amounts on deposit in the Collection Fund after giving effect to all deposits and distributions, except distributions to us, will be transferred to the Note Payment Fund and allocated for principal reduction payments on the notes in the same order of priority as described under "Description of the Notes
- Flow of Funds." In the event a failed remarketing occurs for the reset rate notes following the calendar quarter that the daily average 90-day financial commercial paper rate exceeds 6.80% and 5% or more of the student loans held in the trust estate are eligible to receive a 9 1/2% minimum rate of return, interest on the reset rate notes will continue to be capped at the net loan rate to the extent that the failed remarketing rate of three-month LIBOR plus 0.75% exceeds the net loan rate.

        EXTRAORDINARY OPTIONAL REDEMPTION OF THE NOTES

        The notes are subject to redemption at our option, in whole only, on any quarterly distribution date with respect to the LIBOR rate notes, auction rate distribution date with respect to the auction rate distribution date and reset date with respect to the reset rate notes after the student loan pool balance (as defined below under "Credit Enhancement - Reserve Fund") is less than or equal to 10% of the initial student loan pool balance. The redemption price paid upon extraordinary optional redemption of the notes will be equal to the principal amount thereof being redeemed, plus interest accrued to the date of redemption, if any, and any unpaid interest carry-over amounts due.

FLOW OF FUNDS

        The indenture trustee will establish the funds and accounts described below in connection with the issuance of the notes. The Acquisition/Redemption Fund described in the prospectus is divided into the Acquisition Fund and the Note Payment Fund. To the extent the description below is inconsistent with the prospectus, the description below will control.

        ACQUISITION FUND

        Approximately $       of the proceeds from the sale of the notes will be
deposited into the Acquisition Fund. Those funds will be used on the closing date by the eligible lender trustee to finance a portfolio of student loans on our behalf for deposit in the trust estate.

        COLLECTION FUND

        The indenture trustee will deposit into the Collection Fund all revenues derived from student loans, money or assets on deposit in the trust estate, all amounts transferred from the Note Payment Fund, the Capitalized Interest Fund, if any, and the Reserve Fund, and any payments received from a counterparty to any derivative product agreement. Payments received on the LIBOR rate note interest rate cap derivative agreement described below under "Interest Rate Cap Derivative Agreements" will be deposited on a pro rata basis to the Class A-1 Interest Account, the Class A-2 Interest Account, the Class A-3 Interest Account and the Class A-4 Interest Account based on the outstanding balance of the Class A-1, Class A-2, Class A-3 and Class A-4 notes. All receipts of principal on the student loans will be transferred to the Note Payment Fund.

        Servicing Fees will be paid to the servicer on each monthly servicing payment date from money available in the Collection Fund. In addition, amounts available in the Collection Fund will be paid to the U.S. Department of Education and the guarantee agencies with respect to student loans held in the trust estate and to finance add-on consolidation loans.

        On each quarterly distribution date, auction rate distribution date or derivative product distribution date, as the case may be, prior to an event of default, money in the Collection Fund will be used to make the following deposits and distributions, to the extent funds are available, in the following order:

        o on each quarterly distribution date (and on each auction rate distribution date with respect to the auction agent and each broker-dealer), to pay the servicer, the indenture trustee, the auction agent, each broker-dealer, each remarketing agent (to the extent not paid from the Remarketing Fee Fund) and any other person due program expenses, and to make the required deposit to the Remarketing Fee Fund, the servicing fees, the trustees' fees, the auction agent fees, broker-dealer fees, remarketing agent fees and other program expenses due on such distribution date and the amount required to be deposited to the Remarketing Fee Fund allocated on a pro rata basis;

        o on each quarterly distribution date, to pay the administrator the administration fee due on that quarterly distribution date and all unpaid administration fees from prior quarterly distribution dates;

        o to transfer to the Class A-1 Interest Account, the Class A-2 Interest Account, the Class A-3 Interest Account, the Class A-4 Interest Account, the Class A-5a Interest Account, the Class A-5b Interest Account and the Class A-5c Interest Account, as applicable, the amount of interest which has accrued on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5a, Class A-5b and Class A-5c notes since the last distribution date, together with any amounts due from the trust estate to derivative product counterparties, including certain termination payments, if any, which have accrued since the last distribution date and are paid on a parity with interest on the Class A notes, pro rata, without preference or priority of any kind;

        o to transfer to the Class A-1 Redemption Account, on the final maturity of the Class A-1 notes, an amount equal to the outstanding principal balance of the Class A-1 notes (less any amounts already on deposit in the Class A-1 Redemption Account), to transfer to the Class A-2 Redemption Account, on the final maturity of the Class A-2 notes, an amount equal to the outstanding principal balance of the Class A-2 notes (less any amounts already on deposit in the Class A-2 Redemption Account), to transfer to the Class A-3 Redemption Account, on the final maturity of the Class A-3 notes, an amount equal to the outstanding principal balance of the Class A-3 notes (less any amounts already on deposit in the Class A-3 Redemption Account), to transfer to the Class A-4 Redemption Account, on the final maturity of the Class A-4 notes, an amount equal to the outstanding principal balance of the Class A-4 notes (less any amounts on deposit in the Class A-4 Redemption Account), to transfer to the Class A-5a Redemption Account, on the final maturity of the Class A-5a notes, an amount equal to the outstanding principal balance of the Class A-5a notes (less any amounts on deposit in the Class A-5a Redemption Account), to transfer to the Class A-5b Redemption Account, on the final maturity of the Class A-5b notes, an amount equal to the outstanding principal balance of the Class A-5b notes (less any amounts on deposit in the Class A-5b Redemption Account), and to transfer to the Class A-5c Redemption Account, on the final maturity of the Class A-5c notes, an amount equal to the outstanding principal balance of the Class A-5c notes (less any amounts on deposit in the Class A-5c Redemption Account), pro rata, without preference or priority of any kind;

        o if the total parity ratio is equal to or greater than 97%, or such other percentage that satisfies the rating agency condition, or the Class A notes have been paid in full, to transfer to the Class B-1 Interest Account and the Class B-2 Interest Account, as applicable, the amount of interest which has accrued on the Class B-1 notes and the Class B-2 notes since the last distribution date, together with any amounts due from the trust estate to derivative product counterparties, including certain termination payments, if any, which have accrued since the last distribution date and are paid on a parity with interest on the Class B notes, pro rata, without preference or priority of any kind;

        o to transfer to the Class B Redemption Account, on the final maturity of the Class B-1 notes and the Class B-2 notes, an amount equal to the outstanding principal balance of the Class B-1 notes and the Class B-2 notes (less any amounts already on deposit in the Class B Redemption Account, pro rata, without preferences or priority of any kind);

        o to the administrator, an amount equal to the unpaid interest accrued on the student loans financed with the proceeds of the notes subsequent to the cut-off date but prior to the closing date, until this amount has been paid in full;

        o on each quarterly distribution date, to transfer to the Supplemental Interest Fund the supplemental interest deposit amount;

        o to the Reserve Fund, the amount, if any, necessary to restore the Reserve Fund to the Reserve Fund requirement;

        o if the total parity ratio is less than % or such other percentage that satisfies the rating agency condition, to the Note Payment Fund to pay principal on the notes as described below under "- The Note Payment Fund";

        o to the Class A-5a Interest Account, the Class A-5b Interest Account and the Class A-5c Interest Account, as applicable, any unpaid carry-over interest due and payable on the Class A notes, pro rata, based on the amounts required to transfer to each account, without preference or priority of any kind;

        o to the Class B-1 Interest Account and the Class B-2 Interest Account, as applicable, any unpaid carryover interest due and payable on the Class B notes, pro rata, based on the amounts required to transfer to each account, without preference or priority of any kind;

        o to any derivative product counterparty, any accrued and unpaid amounts (including any termination payments) due to such counterparty under any derivative product agreement which are paid on a parity with the Class A notes, but not payable on a pari passu basis with interest on the Class A notes, pro rata, without preference or priority of any kind;

        o to any derivative product counterparty, any accrued and unpaid amounts (including any termination payments) due to such counterparty under any derivative product agreement which are paid on a parity with the Class B notes, but not payable on a pari passu basis with interest on the Class B notes, pro rata, without preference or priority of any kind;

        o on any quarterly distribution date, to Nelnet, Inc., to reimburse any amounts it has advanced on our behalf for the payment of remarketing fees and expenses to the remarketing agents;

        o to the servicer, to repurchase student loans the servicer has "cured" in accordance with the terms of the servicing agreement;

        o to the Issuer, provided that the daily average 90-day financial commercial paper rate for a calendar quarter has not exceeded 6.80% and 5% or more of the student loans held in the trust estate are eligible to receive a 9 1/2% minimum rate of return; and

        o on any quarterly distribution date, any amounts remaining in the Collection Fund shall be transferred to the Note Payment Fund.

        THE REMARKETING FEE FUND

        The indenture trustee will establish and maintain a Remarketing Fee Fund as an asset of the trust estate for the benefit of the remarketing agents. A targeted amount for deposit into the Remarketing Fee Fund will be set for the reset rate notes for each reset period, which will not exceed 0.10% per annum of the outstanding principal balance of the reset rate notes, or such other amount that satisfies the rating agency condition.

        To the extent that amounts on deposit in the Remarketing Fee Fund are less than the targeted level on any distribution date, the indenture trustee will transfer funds in the Collection Fund to the Remarketing Fee Fund, prior to the payment of interest on the notes, in an amount equal to the difference between the targeted level and the amount on deposit in the Remarketing Fee Fund, divided by the number of quarterly distribution dates through and including the next reset date. Amounts on deposit in the Remarketing Fee Fund in excess of the targeted level on any quarterly distribution date will be withdrawn, deposited into the Collection Fund and included in available funds for that quarterly distribution date.

        THE NOTE PAYMENT FUND

        All receipts of principal received on student loans held in the trust estate will be transferred from the Collection Fund and deposited in the Note Payment Fund.

        Money to pay interest on the notes will be transferred from the Collection Fund as described under "The Collection Fund" and deposited directly into the Class A-1 Interest Account, the Class A-2 Interest Account, the Class A-3 Interest Account, the Class A-4 Interest Account, the Class A-5a Interest Account, the Class A-5b Interest Account, the Class A-5c Interest Account, the Class B-1 Interest Account and the Class B-2 Interest Account. Amounts transferred to the Note Payment Fund to pay principal on the notes will be deposited first to the Class A-1 Redemption Account until amounts on deposit therein are sufficient to pay the Class A-1 notes in full, second to the Class A-2 Redemption Account until amounts on deposit therein are sufficient to pay the Class A-2 notes in full, third to the Class A-3 Redemption Account until amounts on deposit therein are sufficient to pay the Class A-3 notes in full, fourth to the Class A-4 Redemption Account until amounts on deposit therein are sufficient to pay the Class A-4 notes in full, fifth, on a pro rata basis, to the Class A-5a Redemption Account, the Class A-5b Redemption Account and the Class A-5c Redemption Account until amounts on deposit therein are sufficient to pay the Class A-5a, Class A-5b and Class A-5c notes in full, and sixth, to the Class B Redemption Account.

        Before sufficient funds have been deposited to pay the Class A notes in full, the Class B notes may be redeemed from funds released to us or from our own funds which we deposit to the Class B Redemption Account of the Note Payment Fund.

        Amounts on deposit in the interest account for each class of notes will be used to pay accrued interest due in respect of that class of notes on the applicable distribution date. Principal reduction payments will generally be made from the redemption accounts for the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes and the Class A-5a notes (unless the Class A-5a notes have been reset to bear interest at an auction rate) on quarterly distribution dates. However, if so provided in the remarketing terms notice and upon satisfaction of the rating agency condition, the reset rate notes may not receive payments of principal until the end of their reset period. Amounts on deposit in the Class A-5a Redemption Account (but only if the Class A-5a notes have been reset to bear interest at an auction rate), and the Class A-5b and Class A-5c Redemption Accounts will be used to make principal payments on the Class A-5a, Class A-5b and Class A-5c notes upon their final maturity or upon redemption in whole or in part. Amounts on deposit in the Class B Redemption Account will be used to make principal payments on the Class B-1 notes and the Class B-2 notes, on a pro rata basis, upon their final maturity or upon redemption, in whole or in part.

        If on any distribution date moneys on deposit in the Collection Fund are insufficient to pay servicing fees, indenture trustee fees, administration fees and other program expenses of the trust estate, to pay interest due on the notes, to pay the principal due on the notes at maturity, to make certain payments to derivative counterparties, to deposit in the Supplemental Interest Fund for the reset rate notes the supplemental interest deposit amount, if any, and to restore the Reserve Fund to the required amount, then moneys on deposit in the Note Payment Fund will be transferred to the Collection Fund to cover the deficiency (but solely from amounts deposited therein since the preceding quarterly distribution date).

THE SUPPLEMENTAL INTEREST FUND

        After the initial reset period, in the event that amounts are retained in the Class A-5a Redemption Account because the reset rate notes for that reset period are structured to accumulate principal payments in the Class A-5a Redemption Account until the next reset date, the indenture trustee will make deposits from the Collection Fund to the Supplemental Interest Fund. The amounts so deposited will be equal to the supplemental interest deposit amount for the reset rate notes described in the "Glossary of Terms" in the prospectus. All amounts on deposit the Supplemental Interest Fund will be transferred to the Collection Fund on each quarterly distribution date.

                               CREDIT ENHANCEMENT

SUBORDINATED NOTES

        The class B notes are subordinate notes and the rights of the class B noteholders to receive payments of interest and principal are subordinated to the rights of the senior class A noteholders to receive payments. Failure to pay interest or any principal due on the class B notes is not an event of default under the indenture so long as class A notes remain outstanding. This subordination is intended to enhance the likelihood of regular receipt by the class A noteholders of the full amount of the payments of principal and interest due them and to protect the class A noteholders against losses. In addition, so long as class A notes are outstanding, the class B noteholders will have no right to vote to direct the indenture trustee's actions in the case of an event of default.

        Class A noteholders have a preferential right to receive, before any distributions to class B noteholders, distributions from the trust estate created under the indenture and, if necessary, the right to receive future distributions on our student loans that would otherwise have been payable to the holders of class B notes. The class B notes are then entitled to the available amounts, if any, remaining in the trust estate. See "Description of Credit Enhancement - Subordinate Notes" in the prospectus.

RESERVE FUND

        We will make a deposit to the Reserve Fund from the proceeds of the sale
of the notes in the amount of $       . The Reserve Fund is subject to a minimum
amount equal to the greater of 0.25% of the student loan pool balance as of the close of business on the last day of the related collection period, or 0.15% of the initial student loan pool balance, or such lesser amount as may satisfy the rating agency condition. On each distribution date, to the extent that money in the Collection Fund is not sufficient to pay the program expenses of the trust estate, including servicing fees, trustees' fees, auction agent fees, broker-dealer fees, remarketing agent fees and administration fees, and to pay the accrued interest then due on the notes, the amount of the deficiency will be paid directly from the Reserve Fund, if such deficiency has not been paid from the Note Payment Fund or the Capitalized Interest Fund. To the extent the amount in the Reserve Fund falls below the Reserve Fund requirement, the Reserve Fund will be replenished on each distribution date from funds available in the Collection Fund or, if insufficient, to a limited extent, from the Note Payment

Fund and the Capitalized Interest Fund. Principal payments due on a class of notes may be made from the Reserve Fund only on the final maturity date for that class, or upon a redemption in full of the notes, or in connection with a defeasance of the indenture. Funds on deposit in the Reserve Fund in excess of the Reserve Fund requirement will be transferred to the Collection Fund.

        "Student Loan Pool Balance" for any date means the aggregate principal balance of the student loans held in the trust estate on that date, including accrued interest that is expected to be capitalized, as reduced by the principal portion of:

        o all payments received in the trust estate through that date from the borrowers, the guarantee agencies and the Department of Education,

        o all amounts received in the trust estate through that date from purchases of student loans,

        o all liquidation proceeds and realized losses on the student loans through that date,

        o the amount of any adjustment to balances of the student loans that the servicer makes under the servicing agreement through that date, and

        o the amount by which guarantor reimbursements of principal on defaulted student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

CAPITALIZED INTEREST FUND

        If necessary to obtain the desired ratings for the notes from the rating agencies, certain of the proceeds from the sale of the notes will be deposited into a Capitalized Interest Fund. If on any distribution date moneys on deposit in the Collection Fund are insufficient to pay servicing fees, indenture trustee fees, administration fees and other program expenses of the trust estate, to pay interest due on the notes, to make certain payments to derivative counterparties, to make any required deposit to the Supplemental Interest Fund, and to restore the Reserve Fund to the required amount, then moneys on deposit in the Capitalized Interest Fund will be transferred to the Collection Fund to cover the deficiency, to the extent such deficiency has not been paid from the Note Payment Fund. Amounts released from the Capitalized Interest Fund will not be replenished and on the first quarterly distribution date on or after , the indenture trustee shall transfer any amounts remaining in the Capitalized Interest Fund to the Note Payment Fund.

INTEREST RATE CAP DERIVATIVE AGREEMENTS

        See also "Interest Rate Cap Derivative Agreements" in this prospectus supplement.

                              INDENTURE PROVISIONS

        A general summary of the provisions of the indenture that will govern the issuance of the offered notes and the Class A-5a notes is contained in the prospectus. Certain additional provisions of the indenture relating specifically to the offered notes and the Class A-5a notes are described below. If there is a conflict between the information concerning the indenture contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        SALE OF STUDENT LOANS

        The indenture permits the sale of student loans under certain conditions. See "Summary of Indenture Provisions - Sale of student loans in the trust estate" in the prospectus. In addition to those conditions described in the prospectus, a rating confirmation must be obtained for any loan sale if:

        o the principal amount of the loans to be sold, transferred or otherwise disposed of exceeds ten percent (10%) of the current principal amount of the student loans within the trust estate; or

        o if the loan sale would cause the aggregate principal amount of all loans sold, transferred or otherwise disposed of from the trust estate since the closing date to exceed five percent (5%) of the principal balance of the student loans in the trust estate on the closing date.

        Loans sold or transferred for consolidation or serialization purposes, or to a guarantee agency or servicer, are not subject to the limitations described above. Loans may also be sold, transferred or otherwise disposed of by the indenture trustee to avoid the occurrence of an event of default under the indenture.

        REMEDIES ON DEFAULT

               Upon the happening of any event of default, and if the principal of all of the outstanding notes shall have been declared due and payable, then the indenture trustee may sell the trust estate to the highest bidder in accordance with the requirements of applicable law. However, the indenture trustee is prohibited from selling the student loans following an event of default, other than a default in the payment of any principal or a default for five business days or more in the payment of any interest on any note, unless:

               (a) The holders of all of the highest priority obligations outstanding consent to such sale;

               (b) The proceeds of such sale are sufficient to pay in full all outstanding obligations at the date of such sale; or

               (c) The administrator determines that the collections on the student loans would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the of the highest priority obligations outstanding.

        Such a sale also requires the consent of all the owners of any subordinate obligations unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on such subordinate obligations.

        In addition to selling the trust estate, upon the happening of any event of default and if the principal of all of the outstanding notes shall have been declared due and payable, the indenture trustee may take possession of any portion of the trust estate that may be in the custody of others, and all property comprising the trust estate, and may hold, use, operate, manage and control those assets. The indenture trustee may also conduct the Issuer's business and collect and receive all charges, income and revenues of the trust estate. After deducting all program expenses incurred and all other proper outlays authorized in the indenture, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the indenture trustee will apply the rest and residue of the money received by the indenture trustee as follows:

        o FIRST, to the payment of the interest in default on the Class A notes and all derivative payments paid on a parity with interest on the Class A notes then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments;

        o SECOND, to the payment of the principal of all Class A notes then due, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

        o THIRD, to the payment of the interest in default on the Class B notes and all derivative payments paid on a parity with interest on the Class B notes then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments;

        o FOURTH, to the payment of the principal of all Class B notes then due, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

        o FIFTH, to pay any carryover amounts of the Class A notes and any interest accrued thereon, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

        o SIXTH, to pay any carryover amounts on the Class B notes and any interest accrued thereon, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

        o SEVENTH, to pay unpaid amounts (including Termination Payments) due under a Derivative Product paid on a parity with interest on the Class A notes;

        o EIGHTH, to pay unpaid amounts (including Termination Payments) due under a Derivative Product paid on a parity with interest on the Class B notes; and

        o NINTH, to Nelnet, Inc., to reimburse any amounts it has advanced on behalf of the Issuer to the remarketing agents for payment of remarketing fees and expenses.

                     INTEREST RATE CAP DERIVATIVE AGREEMENTS

        On the closing date we will enter into two separate interest rate cap derivative agreements. The interest rate cap derivative agreements will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes and the indenture.

        We will enter into a LIBOR rate note interest rate cap derivative agreement with respect to the LIBOR rate notes with Morgan Stanley Capital Services Inc. ("MSCS"). Under the terms of the LIBOR rate note interest rate cap derivative agreement, we will pay MSCS a payment of approximately $ to purchase the LIBOR rate note interest rate cap derivative agreement. On the third business day before each quarterly distribution date, MSCS will pay to the trust estate for deposit into the Collection Fund an amount, calculated on a quarterly basis, equal to the product of (a) the excess, if any, of (i) three-month LIBOR as determined for the interest accrual period related to the applicable quarterly distribution date, over (ii) % and (b) a notional amount equal to the aggregate outstanding principal balance of the LIBOR rate notes. Payments received on the LIBOR rate note interest rate cap derivative agreement will be transferred on a pro rata basis to the Class A-1 Interest Account, the Class A-2 Interest Account, the Class A-3 Interest Account and the Class A-4 Interest Account based on the outstanding balance of the Class A-1, Class A-2, Class A-3 and Class A-4 notes.

        We will also enter into an interest rate cap derivative agreement with respect to the offered notes and the Class A-5a notes with a derivative counterparty having a short-term senior debt rating rated no lower than "A-1" by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), and having a long-term senior debt rating of "A" by Fitch Ratings ("Fitch") (to the extent available) or any successor rating agency, and "Aa3" by Moody's Investors Services, Inc. ("Moody's") or any successor rating agency. The interest rate cap derivative agreement will terminate on the earlier of the
                , 200 quarterly distribution date and the date on which the interest rate cap derivative agreement terminates in accordance with its terms due to an early termination.

        Under the terms of the interest rate cap derivative agreement, we will pay the derivative counterparty a payment of approximately $ to purchase the interest rate cap derivative agreement. On the third business day before each quarterly distribution date to and including the , 200 quarterly distribution date, the derivative counterparty will pay to the trust estate for deposit into the Collection Fund an amount, calculated on a quarterly basis, equal to the product of (a) the excess, if any, of (i) three-month LIBOR as determined for the interest accrual period related to the applicable quarterly distribution
date, over (ii) % and (b) a notional amount equal to $         .

        For these purposes, three-month LIBOR for each interest accrual period will be determined using the same formula and as of the LIBOR determination date for that interest accrual period as described in "Description of the Notes - LIBOR rate notes" in the prospectus.

MODIFICATIONS AND AMENDMENT OF THE INTEREST RATE CAP DERIVATIVE AGREEMENTS

        No amendment, modification or waiver to the interest rate cap derivative agreements may be entered into or will be effective unless written confirmation is received from the rating agencies then rating the notes that such amendment, modification or waiver will not cause a reduction, suspension or withdrawal of the then-current ratings of the notes.

DEFAULT UNDER THE INTEREST RATE CAP DERIVATIVE AGREEMENTS

        Events of default under the interest rate cap derivative agreements are limited to:

        o the failure of a derivative counterparty to pay any amount when due under the respective derivative agreement after giving effect to the applicable grace period,

        o the occurrence of events of insolvency or bankruptcy of a derivative counterparty, and

        o the following other standard events of default under the 1992 ISDA Master Agreement: "Credit Support Default" (not applicable to the Issuer) and "Merger Without Assumption" (not applicable to the Issuer), as described in Sections 5(a)(iii) and 5(a)(viii) of the 1992 ISDA Master Agreement.


TERMINATION EVENTS

        Termination events under the interest rate cap derivative agreements include the following standard events under the 1992 ISDA Master Agreement (none of which applies to the Issuer): "Illegality," which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the respective interest rate cap derivative agreement; "Tax Event," which generally relates to either party to the respective interest rate cap derivative agreement receiving a payment under the interest rate cap derivative agreement from which an amount has been deducted or withheld for or on account of taxes; "Tax Event Upon Merger"; "Credit Event Upon Merger"; and additional termination events, including the Additional Termination Event described below.

ADDITIONAL TERMINATION EVENT

        The interest rate cap derivative agreements will each include an additional termination event relating to withdrawal or downgrade of the derivative counterparty's credit rating. This additional termination event will occur if:

        o the counterparty, financial program or short-term senior debt rating, as the case may be, of a derivative counterparty is withdrawn or downgraded below "A-1" by S&P, or the counterparty, financial program or long-term-term senior debt rating, as the case may be, of a derivative counterparty is withdrawn or downgraded below "A" by Fitch (to the extent available) or any successor rating agency or "Aa3" by Moody's or any successor rating agency; and

        o the derivative counterparty has not, within 30 days of the withdrawal or downgrade, procured a collateral arrangement, a replacement transaction or a rating affirmation.

        The additional termination event will also occur in the event that a derivative counterparty's long-term credit rating is withdrawn or downgraded below "A2" or its short-term credit rating is withdrawn or falls below "P-1" by Moody's or any successor rating agency, and the derivative counterparty has not, within 45 days of the withdrawal or downgrade, procured a replacement transaction.

        For purposes of this additional termination event:

        o       A collateral arrangement means any of:

                o An executed collateral agreement between the parties providing for the collateralization of the derivative counterparty's obligations under the interest rate cap derivative agreement. The collateral, collateral levels, collateral agent, if any, and other terms of the collateral agreement must be satisfactory to the derivative counterparty and the Issuer in their reasonable judgment and to the rating agency whose rating was lowered or withdrawn.

                o A letter of credit, guaranty or surety bond or insurance policy covering the derivative counterparty's obligations under the interest rate cap derivative agreement from a bank, guarantor or insurer having a debt rating, or a financial program or counterparty rating or claims paying rating, of at least "A" by S&P and "Aa3" by Moody's.

        o A replacement transaction means a transaction with a replacement counterparty who assumes the counterparty's position under the interest rate cap derivative agreement on substantially the same terms or with such other amendments to the terms of the interest rate cap derivative agreement as may be approved by the parties that receives a rating confirmation from each of the rating agencies.

        o A rating affirmation means a written acknowledgement from the rating agency whose rating was lowered or withdrawn that, notwithstanding the withdrawal or downgrade, the then-current ratings of the notes will not be lowered.

       If necessary to obtain the desired ratings for the notes from the rating agencies, such Additional Termination Event may require a collateral arrangement, replacement transaction or rating affirmation to be procured under different circumstances, or in a manner different, than that which is described above. The specific provisions of each interest rate cap derivative agreement will be described in the final prospectus supplement.

EARLY TERMINATION OF THE INTEREST RATE CAP DERIVATIVE AGREEMENTS

        Upon the occurrence of any default under either of the interest rate cap derivative agreements or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date with respect to such interest rate cap derivative agreement upon the occurrence of that default or termination event.

        Upon any early termination of an interest rate cap derivative agreement, a counterparty may be liable to make a termination payment to the Issuer, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the transaction under such interest rate cap derivative agreement computed in accordance with the procedures in, and limited by the terms of, such interest rate cap derivative agreement.

DERIVATIVE COUNTERPARTIES

        Morgan Stanley Capital Services Inc. is a wholly owned, unregulated subsidiary of Morgan Stanley. Morgan Stanley Capital Services Inc. was incorporated in Delaware in 1985. Morgan Stanley Capital Services Inc. conducts an over-the-counter derivatives business, including interest rate swaps, currency swaps and interest rate options with institutional clients.

        The obligations of Morgan Stanley Capital Services Inc. under the interest rate cap derivative agreements are guaranteed by Morgan Stanley. Morgan Stanley currently has short-term debt ratings of "P-1" by Moody's, "F1+" by Fitch and "A-1" by S&P, and long-term debt ratings of "Aa3" by Moody's, "AA-" by Fitch" and "A+" by S&P.

        Information regarding any additional derivative counterparty will appear in the final prospectus supplement.

THE INFORMATION IN THE PRECEDING PARAGRAPHS HAS BEEN PROVIDED BY MORGAN STANLEY
CAPITAL SERVICES INC. AND               , IS NOT GUARANTEED AS TO ACCURACY OR
COMPLETENESS, AND IS NOT TO BE CONSTRUED AS REPRESENTATIONS BY THE SELLER OR THE UNDERWRITERS. EXCEPT FOR THE FOREGOING PARAGRAPHS, MORGAN STANLEY CAPITAL
SERVICES INC. AND            HAVE NOT BEEN INVOLVED IN THE PREPARATION OF, AND
DO NOT ACCEPT RESPONSIBILITY FOR, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                              ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary obligations and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes substantially similar prohibited transaction restrictions on certain employee benefit plans, including tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on individual retirement accounts and annuities described in Sections 408 (a) and (b) of the Code ("IRAs," collectively, with Qualified Retirement Plans, "Tax-Favored Plans"). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) ("Non-ERISA Plans"), are not subject to the requirements set forth in ERISA or the prohibited transaction restrictions under Section 4975 of the Code. Accordingly, the assets of such Non-ERISA Plans may be invested in the notes without regard to the ERISA or Code considerations described below, provided that such investment is not otherwise subject to the provisions of other applicable federal and state law ("Similar Laws"). Any governmental plan or church plan that is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code is, nevertheless, subject to the prohibited transaction rules set forth in Section 503 of the Code.

        In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA Plan's investment of its assets be made in accordance with the documents governing such ERISA Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans ("Plan" or collectively "Plans") and entities whose underlying assets include "plan assets" by reason of Plans investing in such entities with persons ("Parties in Interest" or "Disqualified Persons" as such terms are defined in ERISA and the Code, respectively) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Parties in Interest or Disqualified Persons that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code unless a statutory or administrative exemption is available. Section 502(l) of ERISA requires the Secretary of the U.S. Department of Labor (the "DOL") to assess a civil penalty against a fiduciary who violates any fiduciary responsibility under ERISA or commits any other violation of part 4 of Title I of ERISA or any other person who knowingly participates in such breach or violation. If the investment constitutes a prohibited transaction under Section 408(e) of the Code, the IRA will lose its tax-exempt status.

        The investment in a security by a Plan may, in certain circumstances, be deemed to include an investment in the assets of the entity issuing such security, such as the Issuer. Certain transactions involving the purchase, holding or transfer of notes may be deemed to constitute prohibited transactions if assets of the Issuer are deemed to be assets of a Plan. These concepts are discussed in greater detail below.

PLAN ASSETS REGULATION

        The DOL has promulgated a regulation set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Assets Regulation") concerning whether or not the assets of an ERISA Plan would be deemed to include an interest in the underlying assets of an entity (such as the Issuer) for purposes of the general fiduciary responsibility provisions of ERISA and for the prohibited transaction provisions of ERISA and Section 4975 of the Code, when a Plan acquires an "equity interest" (such as a note) in such entity. Depending upon a number of factors set forth in the Plan Assets Regulation, "plan assets" may be deemed to include either a Plan's interest in the assets of an entity (such as the Issuer) in which it holds an equity interest or merely to include its interest in the instrument evidencing such equity interest (such as a note). For purposes of this section, the terms "plan assets" ("Plan Assets") and the "assets of a Plan" have the meaning specified in the Plan Asset Regulation and include an undivided interest in the underlying interest of an entity which holds Plan Assets by reason of a Plan's investment therein (a "Plan Asset Entity").

        Under the Plan Assets Regulation, the assets of the Issuer would be treated as Plan Assets if a Plan acquires an equity interest in the Issuer and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

        If the notes are treated as having substantial equity features, a Plan or a Plan Asset Entity that purchases notes could be treated as having acquired a direct interest in the Issuer. In that event, the purchase, holding, transfer or resale of the notes could result in a transaction that is prohibited under ERISA or the Code.

        The Plan Assets Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if such securities are debt securities under applicable state law with no "substantial equity features." While not free from doubt, on the basis of the notes as described herein, it appears that the notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation.

        In the event that the notes cannot be treated as indebtedness for purposes of ERISA, under an exception to the Plan Assets Regulation, the assets of a Plan will not include an interest in the assets of an entity, the equity interests of which are acquired by the Plan, if at no time do Plans in the aggregate own 25% or more of the value of any class of equity interests in such entity, as calculated under the Plan Assets Regulation. Because the availability of this exception depends upon the identity of the noteholders at any time, there can be no assurance that the notes will qualify for this exception and that the Issuer's assets will not constitute a Plan Asset subject to ERISA's fiduciary obligations and responsibilities. Therefore, neither a Plan nor a Plan Asset Entity should acquire or hold notes in reliance upon the availability of any exception under the Plan Assets Regulation.

PROHIBITED TRANSACTIONS

        The acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction if the Issuer or any of its respective affiliates is or becomes a Party in Interest or Disqualified Person with respect to such Plan, or in the event that a note is purchased in the secondary market by a Plan from a Party in Interest or Disqualified Person with respect to such Plan. There can be no assurance that the Issuer or any of its respective affiliates will not be or become a Party in Interest or a Disqualified Person with respect to a Plan that acquires notes. Any such prohibited transaction could be treated as exempt under ERISA and the Code if the Certificates were acquired pursuant to and in accordance with one or more statutory exemptions, individual exemptions or "class exemptions" issued by the DOL. Such class exemptions include, for example, Prohibited Transaction Class Exemption ("PTCE") 75-1 (an exemption for certain transactions involving employee benefit plans and broker dealers, reporting dealers and banks), PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (an exemption for certain transactions involving an insurance company's general account) and PTCE 96-23 (an exemption for certain transactions determined by a qualifying in-house asset manager) or pursuant to an individual prohibited transaction exemption issued by the DOL.

        The underwriters, the trustee, the servicer, the administrator, the auction agent or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale or holding notes, the purchase of notes using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision Title I of ERISA or Section 4975 of the Code. Accordingly, notes may not be purchased using the assets of any Plan if any of the underwriters, the trustee, the servicer, the administrator, the auction agent or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

PURCHASER'S/TRANSFEREE'S REPRESENTATIONS AND WARRANTIES

        Each purchaser and each transferee of a note shall be deemed to represent and warrant that (1)(a) it is not a Plan and is not acquiring the note directly or indirectly for, or on behalf of, a Plan or with Plan Assets, Plan Asset Entity or any entity whose underlying assets are deemed to be plan assets of such Plan or (b) the acquisition and holding of the notes by or on behalf of, or with Plan Assets of, any Plan, Plan Asset Entity or any entity whose underlying assets are deemed to be Plan Assets of such Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code or Similar Law, and will not subject the Issuer to any obligation not affirmatively undertaken in writing thereby.

CONSULTATION WITH COUNSEL

        Any Plan fiduciary or other investor of Plan Assets considering whether to acquire or hold notes on behalf of or with Plan Assets of any Plan or Plan Asset Entity, and any insurance company that proposes to acquire or hold notes, should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to the proposed investment and the availability of any prohibited transaction exemption. A fiduciary with respect to a Non-ERISA Plan which is a Qualified Retirement Plan or a Tax Favored Plan that proposes to acquire or hold notes should consult with counsel with respect to the applicable federal, state and local laws



                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        On the closing date, Kutak Rock LLP will render, with respect to the notes, including the notes offered pursuant to this prospectus supplement, its opinion to the effect that for federal income tax purposes, the notes will be treated as debt, rather than as an interest in the student loans. Such opinion is not binding on the Internal Revenue Service and there is no assurance that such characterization would prevail if challenged. See "Federal Income Tax Consequences" in the prospectus.

                             REPORTS TO NOTEHOLDERS

        Quarterly and annual reports concerning Nelnet Education Loan Funding, Inc. will be delivered to noteholders. Generally, you will receive those reports not from us, but through Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes. See "Book-Entry Registration" in the prospectus.

        We will file with the SEC periodic reports required under the Securities Exchange Act of 1934 and SEC rules.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        Statements in this prospectus supplement and the prospectus, including those concerning expectations as to our ability to purchase and receive the benefits of eligible student loans, and certain other information presented in this prospectus supplement and the prospectus, constitute "forward looking statements," which represent our expectations and beliefs about future events. Actual results may vary materially from such expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus supplement and in the prospectus.

                              PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters named below, we have agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase from us, the principal amount of the notes offered pursuant to this prospectus supplement set forth opposite its name.

                            Class A-1      Class A-2     Class A-3     Class A-4
      Underwriter             Notes          Notes         Notes         Notes
      -----------             -----          -----         -----         -----

J.P. Morgan Securities Inc.

Morgan Stanley & Co.
Incorporated

Barclays Capital Inc.

Citigroup Global
Markets Inc.

SG Cowen Securities
Corporation

                            Class A-5b    Class A-5c     Class B-1     Class B-2
      Underwriter             Notes          Notes         Notes         Notes
      -----------             -----          -----         -----         -----

J.P. Morgan Securities Inc.

Morgan Stanley & Co.
Incorporated


        The underwriters have advised that they propose to offer the offered notes to the public initially at the respective offering prices set forth below and on the cover page of this prospectus supplement.
                                                                   Underwriting
                             Initial Public     Proceeds to          Fees and
                             Offering Price      the Seller         Commissions
                             --------------      ----------         -----------

Per class A-1 note
Per class A-2 note
Per class A-3 note
Per class A-4 note
Per class A-5b note
Per class A-5c note
Per class B-1 note
Per class B-2 note

        The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date.

        The selling concession that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of notes and as an aggregate dollar amount, will be as follows:

                            Selling Concessions Not to             Reallowance
                                      Exceed                      Not to Exceed
                                      ------                      -------------
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class A-5b Notes
Class A-5c Notes
Class B-1 Notes
Class B-2 Notes

        Until the distribution of the offered notes is completed, the rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase the offered notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the offered notes. These transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of the offered notes.

        Purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

        Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        The offered notes are a new class of securities with no established trading market. We do not intend to list the offered notes on any national securities exchange. The underwriters have advised us that they currently intend to make a market in the offered notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the notes at any time without notice. We cannot assure you that the prices at which the offered notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the notes will develop and continue after this offering.

        From time to time, the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, the Issuer's affiliates. In connection with any sales of securities outside the United States, SG Cowen Securities Corporation may act through one or more of its affiliates.

        The underwriting agreement provides that Nelnet, Inc., will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and we have agreed to reimburse the underwriters for the fees and expenses of their counsel.

        Each underwriter has severally represented, warranted and agreed with the Issuer that:

        o it has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

        o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement or engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any offered notes in circumstances, which section 21(1) of the FSMA does not apply to the Issuer;

        o it has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

        No offer of the offered notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the "POS Regulations") has been authorized or made. The offered notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in any offer to the public in the United Kingdom within the meaning of the POS Regulations or otherwise in compliance with all applicable provisions of the POS Regulations.

                                  LEGAL MATTERS

        Certain legal matters, including certain income tax matters, will be passed upon for Nelnet Education Loan Funding, Inc. by Kutak Rock LLP. Certain legal matters will be passed upon for Nelnet Education Loan Funding, Inc. by Ballard Spahr Andrews & Ingersoll, LLP. Certain legal matters will be passed upon for the underwriters by McKee Nelson LLP.

PROSPECTUS


                       NELNET EDUCATION LOAN FUNDING, INC.
                                     ISSUER

                         STUDENT LOAN ASSET-BACKED NOTES

We will periodically issue notes in one or more series. The specific terms of the notes included in each series will be described in a supplement to this prospectus.

Proceeds from the sale of the notes will be used to finance portfolios of student loans originated by eligible lenders under the Federal Family Education Loan Program. Those student loans will be pledged to a trust estate established to secure repayment of the notes. The notes will be payable solely from the assets held in that trust estate.

You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may be used to offer and sell the notes only if it is accompanied by a prospectus supplement.

Offers of the notes may be made by different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" below and in the related prospectus supplement. Unless otherwise indicated for a series of the notes, the notes will not be listed on a national securities exchange.



                  The date of this prospectus is April 9, 2004.

                              ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement filed with the Securities and Exchange Commission. Notes may be sold in one or more offerings pursuant to the registration statement.

        This prospectus provides you with a general description of the notes we may offer. Each time notes are sold, we will provide a prospectus supplement relating to the series of notes being offered that will include:

        o a description of the aggregate principal amount, authorized denominations and interest rate or rates, or the manner of determining the interest rate or rates, of each class of the notes to be sold;

        o information concerning the student loans that will be financed with the proceeds of the notes;

        o information with respect to any notes we may have previously issued that are secured by a common pool of assets that secure payment of the notes described in the prospectus supplement;

        o information concerning the guarantee agencies providing guarantees for the student loans that will be financed with note proceeds;

        o information concerning the companies that will be engaged to service the student loans that will be financed with note proceeds;

        o information with respect to any credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans; and

        o any updates or changes to the information presented in this prospectus.

        You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. No person is authorized to provide you with different information. Notes will not be offered for sale in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of those documents.

              ----------------------------------------------------
                         TABLE OF CONTENTS TO PROSPECTUS
              ----------------------------------------------------


About This Prospectus..........................................................i
Summary of the Offering......................................................iii
Risk Factors...................................................................1
Special Note Regarding Forward Looking Statements..............................8
Description of the Notes.......................................................9
Security and Sources of Payment for the Notes.................................17
Book-Entry Registration.......................................................20
Additional Notes..............................................................24
Summary of the Indenture Provisions...........................................25
Description of Credit Enhancement and Derivative Products.....................36
Description of the Federal Family Education Loan Program......................37
Description of the Guarantee Agencies.........................................50
Federal Income Tax Consequences...............................................56
Relationships Among Financing Participants....................................59
Plan of Distribution..........................................................60
Legal Matters.................................................................61
Financial Information.........................................................61
Ratings.......................................................................61
Incorporation of Documents by Reference; Where to Find More Information.......61
Glossary of Terms.............................................................63
Appendix I - Global Clearance, Settlement and Tax Documentation Procedures....71

                             SUMMARY OF THE OFFERING

        The following summary highlights selected information from this prospectus but does not contain all of the information you should consider before making an investment decision. Before deciding to purchase the notes, you should read the more detailed information appearing in this prospectus and in the related prospectus supplement.


OVERVIEW

We will from time to time sell notes in one or more series and in one or more classes, and will finance a pool or pools of student loans with the proceeds received from these sales. We will pledge the student loans we finance with the proceeds from the sale of our notes as collateral for repayment of such notes. Unlike other issuers that create separate trusts each time they sell securities, the notes we sell pursuant to this prospectus and a prospectus supplement will be secured by a common pool of student loans that we finance with the proceeds of the notes and pledge as collateral under the indenture, unless we state otherwise for a particular series of the notes in a prospectus supplement. The priority of payments among the various series and classes of notes we sell will be described in the related prospectus supplement. These payments will come principally from amounts received on the student loans.

PARTIES

ISSUER: Nelnet Education Loan Funding, Inc., a Nebraska corporation, is the issuer of the notes. You may contact us at 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508, or by phone at (402) 458-2300.

LOAN SERVICING: The prospectus supplement for a series of notes will describe the arrangements made for servicing of the student loans to be financed with the proceeds of the notes. National Education Loan Network, Inc. (formerly known as Nelnet, Inc.) may act as master servicer of our student loans. The master servicer may engage Nelnet, Inc. (formerly known as Nelnet Loan Services, Inc.) as subservicer for the student loans we finance. If so provided in the applicable prospectus supplement, we may engage Nelnet, Inc. directly to service our loans. Other entities may also act as a servicer or subservicer of the student loans if approved by the rating agencies rating the notes.

ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE: The prospectus supplement for each series of notes will identify the eligible lender trustee for our student loans and the trustee under an indenture governing the issuance of our notes.

INTEREST RATES

The prospectus supplement will describe the interest that will be paid on the notes being offered. The interest rate may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below.

AUCTION RATE NOTES. We may issue classes of notes that bear interest at a rate determined by auction. The initial interest rate for these auction rate notes, or the method for determining the initial interest rate, will be described in the related prospectus supplement. The interest rates for the auction rate notes will be reset at the end of each interest period pursuant to the auction procedures.

The auction procedures are summarized and an example of an auction is included under "Description of the Notes - Auction rate notes."

INDEX RATE NOTES. We may issue classes of notes that bear interest at a rate determined by reference to LIBOR, a United States Treasury security, a commercial paper rate or by reference to another index described in a prospectus supplement. These notes will bear interest at an initial rate described in the prospectus supplement. Thereafter, the interest rate for LIBOR rate notes will be determined periodically by reference to the designated LIBOR rate, the interest rate for treasury rate notes will be determined periodically by reference to the rate of interest paid on designated U.S. Treasury securities, the interest rate for commercial paper rate notes will be determined periodically by reference to the rate of interest paid on designated commercial paper, and the interest rate for other index rate notes will be determined periodically by reference to the index described in a prospectus supplement. See "Description of the Notes - LIBOR rate notes," "- Treasury rate notes" and "- CP rate notes."

ACCRUAL NOTES. We may issue one or more classes of accrual notes. Accrual notes will not be entitled to receive payments of interest during the designated accrual period. Instead, interest accrued on the accrual notes will be capitalized and added to their principal balance. The rate of interest to be accrued and the accrual period will be specified in the related prospectus supplement. See "Description of the Notes - Accrual notes."

ORIGINAL ISSUE DISCOUNT NOTES. We may issue classes of notes at a discount from the principal amount payable at maturity that pay no interest or interest at a rate that is below market rates at the time of issuance. The interest paid on these original issue discount notes, if any, and the yield to maturity of the original issue discount notes, will be described in the related prospectus supplement. See "Description of the Notes - Original issue discount notes."

PAYMENTS ON THE NOTES

We will make payments of principal and interest due on the notes solely from the assets held by the trustee in a trust estate created by the indenture of trust governing the issuance of the notes. That trust estate will consist of a pool of student loans, payments made on the student loans and funds in accounts held by the trustee under the indenture. Interest and principal on the notes will be paid on the dates specified in the related prospectus supplement. The principal balance of the notes of each class will be payable in full on the stated maturity date, unless earlier redeemed or repaid as described in this prospectus or in the related prospectus supplement.

OPTIONAL PURCHASE OF NOTES

If provided in the applicable prospectus supplement, we may, at our option, purchase, or arrange for the purchase of, all remaining notes offered pursuant to a prospectus supplement on any note payment date when the aggregate principal balance of the notes falls below a percentage of their initial principal balance specified in the related prospectus supplement. Exercise of this purchase option will result in the early retirement of those notes.

MANDATORY AUCTION OF TRUST ASSETS

If provided in the applicable prospectus supplement, the trustee will offer for sale all of the student loans remaining in the trust estate when their principal balance reduces to 10% or less of the initial principal balance, or immediately prior to and during the time when a class of auction rate notes is subject to a net loan rate interest limitation. Student loans may also be subject to mandatory auction in specific interest rate environments or under other circumstances described in a prospectus supplement. The auction of the student loans remaining in the trust estate will result in the early retirement of our notes.

REDEMPTION PROVISIONS

MANDATORY REDEMPTION. If and to the extent so provided in the related prospectus supplement, if the proceeds from the sale of a series of notes are not used to finance student loans within the period of time specified in a prospectus supplement, those remaining proceeds will be used to redeem notes. Notes may also be subject to mandatory redemption from money on deposit in the trust estate representing principal payments on the student loans pledged to the trust estate, including principal payments received from guarantee agencies and principal proceeds from any sale of student loans required under the indenture, if and to the extent so provided in the related prospectus supplement. We will also redeem notes from interest payments on the student loans after required payments and transfers have been made from the Collection Fund, if so provided in the prospectus supplement.

OPTIONAL REDEMPTION. If so provided in the related prospectus supplement, notes may be redeemed from funds in the trust estate that are not needed to pay interest or principal then due on the notes and our expenses. We may also sell the student loans we finance with the proceeds of the notes and use the proceeds to redeem our outstanding notes at our option. Any limitations on our ability to redeem notes at our option will be described in the related prospectus supplement.

EXTRAORDINARY OPTIONAL REDEMPTION. If so provided in the related prospectus supplement, notes may be redeemed in our sole discretion if we determine that the rate of return on student loans has materially decreased or that the costs of administering our student loan program have placed unreasonable burdens upon our ability to perform our obligations under the applicable indenture. We may also redeem the notes at our option after the aggregate principal balance of the notes is less than 10% of the initial aggregate balance of the notes on the closing date, or after the aggregate principal balance of the remaining pool of student loans is less than 10% of the initial aggregate principal balance of the student loans, if and to the extent so provided in the applicable prospectus supplement.

PARTIAL REDEMPTION. If less than all of the notes of any series are to be redeemed, we will determine the classes of notes that will be redeemed as described in the prospectus supplement. Generally, Class A notes will be redeemed before Class B notes. An indenture may provide for the issuance of Class C notes, and if so, Class B notes will generally be redeemed before Class C notes. However, we may have the option of redeeming some or all of the Class B notes before all of the Class A notes are redeemed, and we may have the option to redeem some or all of the Class C notes before the Class A notes and Class B notes are redeemed, if our ratio of assets to liabilities exceed levels specified in the prospectus supplement. See "Description of the Notes - Notice and partial redemption of notes".

STUDENT LOAN ASSETS

The student loans that comprise a trust estate will be held by the eligible lender trustee on our behalf. The student loans will have been originated under the Federal Family Education Loan Program to pay costs incurred by students enrolled in qualified, accredited institutions of higher education.

The characteristics of the portfolio of student loans we finance, and the characteristics of any existing portfolio held by the trustee, will be described in the related prospectus supplement.

STUDENT LOAN GUARANTEES

The payment of principal and interest on all of the student loans we finance will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education pursuant to the Higher Education Act. This guarantee, however, is contingent upon compliance with a variety of regulations concerning origination and servicing of the loans. Failure to follow these regulations may result in the guarantee claim for a loan being denied.

Student loans originated prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. Student loans originated after October 1, 1993 are guaranteed as to 98% of principal and accrued interest.

The Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its obligations to holders of loans, such as the trustee, then the holders may submit guarantee claims directly to the Department of Education. The Department of Education is required to pay the guarantee agency's full insurance obligation to the holders until the obligations are transferred to a new guarantee agency capable of meeting the obligations, or until a qualified successor guarantee agency assumes the obligations. Delays in receiving reimbursement could occur if a guarantee agency fails to meet its obligations.

SUBORDINATED NOTES

The rights of the owners of Class B notes to receive payments of principal and interest will be subordinated to the rights of the owners of Class A notes to receive payments of principal and interest as provided in the related prospectus supplement. The rights of the owners of any Class C notes to receive payments of principal and interest will be subordinated to the rights of the owners of Class B notes and Class A notes to receive payments of principal and interest as provided in the related prospectus supplement. This subordination is intended to enhance the likelihood that the owners of more senior notes will regularly receive the full amount of payments of principal and interest due them and to protect the owners against losses.

FUNDS

The indenture governing the issuance of our notes will create the following funds, unless otherwise described in the related prospectus supplement. Additional funds and accounts may be created as described in a prospectus supplement.

COLLECTION FUND. We will deposit all funds received with respect to student loans into a Collection Fund under an indenture. We will use funds on deposit in the Collection Fund to pay interest on the notes when due. An indenture may provide for the establishment of a capitalized interest account in the Collection Fund, as described in the related prospectus supplement. Principal payments that we receive on the student loans will be deposited in the Collection Fund, and may be used to pay principal on the notes or may be transferred to the Acquisition/Redemption Fund, as described in the related prospectus supplement. We may transfer amounts in the Collection Fund to the Operating Fund to pay our expenses, or those expenses may be paid directly from the Collection Fund. We will transfer amounts in the Collection Fund to the Reserve Fund to the extent necessary to restore the Reserve Fund to its required minimum balance. Any remaining amounts will be used in accordance with the terms of the indenture and as described in the related prospectus supplement.

ACQUISITION/REDEMPTION FUND. We will deposit most of the proceeds from the issuance of a series of notes into an Acquisition/Redemption Fund. These funds will be used to finance the student loans identified in the related prospectus supplement, and to pay certain costs related to the issuance of the notes.

If so provided in the prospectus supplement, we will deposit a specified percentage of the proceeds in a prefunding account in the Acquisition/Redemption Fund. During the prefunding period, we will use funds in the prefunding account to finance additional portfolios of student loans and consolidation loans to the extent provided in the related prospectus supplement. The prefunding period will begin on the date the notes are issued and end on the earlier of a date specified in the prospectus supplement or upon our determination that we are unable to finance additional student loans.

We will use funds in the Acquisition/Redemption Fund that are not used to finance student loans to make payments on the notes or to redeem notes as described in the related prospectus supplement.

RESERVE FUND. In connection with the issuance of each series of notes, we will make a deposit to a Reserve Fund in an amount specified in the related prospectus supplement. The Reserve Fund will be maintained at a balance specified in the related prospectus supplement from extra amounts in the Collection Fund. We will use moneys in the Reserve Fund to pay interest and principal due on the notes if funds in the Collection Fund are insufficient to make those payments. A reserve fund insurance policy may be provided in lieu of a deposit of moneys to the Reserve Fund if so provided in a prospectus supplement.

OPERATING FUND

        We may deposit into an Operating Fund an amount specified in a prospectus supplement when we issue a series of notes. Money may also be transferred from the Collection Fund to the Operating Fund from time-to-time. Those amounts will be applied to pay costs associated with administration of the notes and the student loans and other assets held in the related trust estate and will not secure repayment of the notes.

CREDIT ENHANCEMENT AND DERIVATIVE PRODUCTS

Credit enhancement for a series of notes may be established in the form of:

    o   insurance policies or surety bonds;
    o   subordination of certain classes or subclasses of notes;
    o   one or more reserve funds;
    o   letters of credit; or
    o other arrangements acceptable to each rating agency rating the notes to provide for coverage of risks of defaults or losses.

We may also enter into one or more derivative product agreements with respect to a series of notes, such as interest rate, currency or other swaps, exchange agreements, interest rate protection agreements, repurchase obligations, put or call options and other yield protection agreements.

Any credit enhancement or derivative product for a series of notes will be described in the related prospectus supplement. See "Description of Credit Enhancement and Derivative Products" in this prospectus.

REPORTS TO NOTEHOLDERS

We will provide periodic reports concerning the notes and the security for the notes to the noteholders. Those reports will not be reviewed by a certified public accounting firm. If notes are issued in book-entry form and registered in the name of Cede & Co., the nominee of The Depository Trust Company, then all reports will be provided to those entities, and the further distribution of the reports to eligible participants and beneficial owners will be governed by arrangements among them. See "Book-Entry Registration."

                                  RISK FACTORS

        You should consider the following factors regarding your purchase of the notes.

THE NOTES ARE PAYABLE SOLELY FROM
THE TRUST ESTATE AND YOU WILL HAVE
NO OTHER RECOURSE AGAINST US

        Interest and principal on a series of the notes will be paid solely from the funds and assets held in the trust estate created under the indenture governing that series of notes. No insurance or guarantee of the notes will be provided by any government agency or instrumentality, by any of our affiliates, by any insurance company or by any other person or entity, except to the extent that credit enhancement is provided for a series or class of notes as described in a prospectus supplement. Therefore, your receipt of payments on the notes will depend solely

        o on the amount and timing of payments and collections on the student loans held in the trust estate and interest paid or earnings on the funds held in the accounts established pursuant to the related indenture;

        o amounts on deposit in the Reserve Fund and other funds held in the trust estate established pursuant to the related indenture; and

        o any form of credit enhancement described in the prospectus supplement.

You will have no additional recourse against any other party if those sources of funds for repayment of the notes are insufficient.

FAILURE TO COMPLY WITH LOAN ORIGINATION
AND SERVICING PROCEDURES FOR STUDENT
LOANS MAY RESULT IN LOSS OF GUARANTEE
AND OTHER BENEFITS

        The Higher Education Act and its implementing regulations require holders of student loans and guarantee agencies guaranteeing student loans to follow specified procedures in making and collecting student loans.

        Failure to follow the specified procedures, as a result of computer software errors or otherwise, may result in:

        o the Department of Education's refusal to make insurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on our student loans; or

        o the guarantors' inability or refusal to make guarantee payments on our student loans.

        The student loan purchase agreements under which we initially acquired some of the student loans financed with proceeds of the notes require the seller to repurchase its loans if the representations and warranties made by the seller prove not to be true or if a claim for a loan is denied because of events occurring before the sale. However, a seller may not be financially able to repurchase loans if called upon to do so.

BANKRUPTCY OR INSOLVENCY OF OUR PARENT
OR AN AFFILIATED COMPANY OR THE BANKRUPTCY OR
INSOLVENCY OF THE SELLERS OF STUDENT LOANS COULD
RESULT IN PAYMENT DELAYS

        Nelnet Education Loan Funding, Inc. is an indirect subsidiary of Nelnet, Inc. If Nelnet, Inc. or another affiliated company seeks relief under the bankruptcy or related laws, a bankruptcy court could attempt to consolidate our assets into the bankruptcy estate of Nelnet, Inc. or another affiliated company. If that occurs, you can expect delays in receiving payments on your notes and even a reduction in payments on your notes.

        We have taken steps to structure our loan purchases from any seller as a "true sale" under law. A true sale helps to establish that the loans would not continue to be the property of the seller if the seller becomes bankrupt or insolvent. If a court disagrees with this position, we could experience delays in receiving payments on our student loans and you could then expect a delay in receiving payments on your notes or even a reduction in payments on your notes. A court could also subject the student loans to a superior tax or government lien arising before the sale of the student loans to us.

        If student loans are purchased from a bank and the bank becomes insolvent, it would become subject to receivership by the Federal Deposit Insurance Corporation. In that case, the FDIC could treat the transfer of the student loans as a secured loan rather than as a sale. If that were to happen, we would have only a security interest in the student loans and could experience delays in receiving payments with respect to those loans. In addition, the FDIC may seek a release of the loans to itself, as receiver, which would accelerate and prepay the "loan."

BANKRUPTCY OR INSOLVENCY OF A SERVICER
OR ANY SUBSERVICER COULD RESULT IN PAYMENT
DELAYS TO YOU

        The prospectus supplement for a series of the notes will identify the servicer and any subservicer for the student loans we finance with the proceeds of that series of the notes. In the event of a default by the servicer or any subservicer resulting from events of insolvency or bankruptcy, a court, conservator, receiver or liquidator may have the power to prevent the indenture trustee or the noteholders from appointing a successor servicer and delays in collections in respect of the student loans may occur. Any delay in the collections of student loans may delay payments to you.

THE STUDENT LOANS WE FINANCE MAY
BE EVIDENCED BY A MASTER PROMISSORY NOTE

        Beginning July 1, 1999, loans made under The Federal Family Education Loan Program may be evidenced by a master promissory note. Once a borrower executes a master promissory note with a lender, additional loans made by the lender are evidenced by a confirmation sent to the borrower, and all loans are governed by the single master promissory note.

        A loan evidenced by a master promissory note may be sold independently of the other loans governed by the master promissory note. If we finance a loan governed by a master promissory note and do not acquire possession of the master promissory note, other parties could claim an interest in the loan. This could occur if the holder of the master promissory note were to take an action inconsistent with our rights to a loan, such as delivery of a duplicate copy of the master promissory note to a third party for value. Although such action would not defeat our rights to the loan or impair the security interest held by the trustee for your benefit, it could delay receipt of principal and interest payments on the loan.

YOU MAY INCUR LOSSES OR DELAYS IN PAYMENT
ON YOUR NOTES IF BORROWERS DEFAULT ON THEIR
STUDENT LOANS

        For a variety of economic, social and other reasons, all the payments that are actually due on student loans may not be made. Borrowers' failures to make timely payments of the principal and interest due on the loans will affect the revenues of a trust estate, which may reduce the amounts available to pay principal and interest due on the notes secured thereby.

        In general, a guarantee agency reinsured by the Department of Education will guarantee 98% of each student loan. As a result, if a borrower of a student loan defaults, the trust estate will experience a loss of approximately 2% of the outstanding principal and accrued interest on each of the defaulted loans. We do not have any right to pursue the borrower for the remaining 2% unguaranteed portion. If any credit enhancement described in the related prospectus supplement is not sufficient, you may suffer a delay in payment or a loss on your investment.

THE RATE OF PAYMENTS ON STUDENT
LOANS MAY AFFECT THE MATURITY AND
YIELD OF THE NOTES

        Student loans may be prepaid at any time without penalty. If we receive prepayments on our student loans, those amounts may be used to make principal payments on notes as described in the related prospectus supplement, which could shorten the average life of each class of its notes. Factors affecting prepayment of loans include general economic conditions, prevailing interest rates and changes in the borrower's job, including transfers and unemployment. Refinancing opportunities which may provide more favorable repayment terms, including those offered under consolidation loan programs like the federal direct consolidation loan program, and borrower incentive programs, also affect prepayment rates. We do not have sufficient information to be able to estimate the rate of prepayment with respect to the student loans in the trust estate.

        Scheduled payments with respect to, and the maturities of, student loans may be extended as authorized by the Higher Education Act. Also, periods of forbearance or refinancings through consolidation loans having longer maturities may lengthen the remaining term of the loans and the average life of each class of notes. You will bear entirely any reinvestment risks resulting from a faster or slower incidence of prepayment of loans.

        The rate of principal payments to you on the notes and the yield to maturity of the notes will be directly related to the rate of payments of principal on the student loans we finance. Changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier a prepayment of principal of a loan, the greater the effect on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by you during the period immediately following the issuance of the notes will not be offset by a subsequent like reduction, or increase, in the rate of principal payments.

THE CHARACTERISTICS OF THE PORTFOLIO OF
STUDENT LOANS HELD IN A TRUST ESTATE
MAY CHANGE

        If so provided in a prospectus supplement, we may issue several series of notes and use the proceeds to add additional student loans to a trust estate.

The prospectus supplement for a series of notes will describe the characteristics of our student loan portfolio at that time. However, the actual characteristics of the loans in our portfolio will change from time to time due to factors such as repayment of the loans in the normal course of business, the addition of loans to the trust estate during a prefunding period or the occurrence of delinquencies or defaults.

        Our cash flow, and our ability to make payments due on our notes, will be reduced to the extent interest is not currently payable on our student loans. The borrowers on most student loans are not required to make payments during the period in which they are in school and for certain authorized periods thereafter as described in the Higher Education Act. The Department of Education will make all interest payments while payments are deferred under the Higher Education Act on certain subsidized student loans that qualify for interest benefit payments. For all other student loans, interest generally will be capitalized and added to the principal balance of the loans. A trust estate will consist of student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the loans in a portfolio for which payments are deferred and currently in repayment will vary during the period that the notes are outstanding.

STUDENT LOANS ARE UNSECURED
AND THE ABILITY OF THE GUARANTEE AGENCIES TO
HONOR THEIR GUARANTEES MAY BECOME IMPAIRED

        The Higher Education Act requires that all student loans be unsecured. As a result, the only security for payment of the student loans held in the trust estate are the guarantees provided by the guarantee agencies.

        A deterioration in the financial status of a guarantee agency and its ability to honor guarantee claims on defaulted student loans could delay or impair the guarantee agency's ability to make claims payments to the trustee. The financial condition of a guarantee agency can be adversely affected if it submits a large number of reimbursement claims to the Department of Education, which results in a reduction of the amount of reimbursement that the Department of Education is obligated to pay the guarantee agency. The Department of Education may also require a guarantee agency to return its reserve funds to the Department of Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any guarantee agency to meet its guarantee obligations could reduce the amount of principal and interest paid to you as the owner of the notes or delay those payments past their due date.

        If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guaranty claim amount due with respect to such claims. See "Description of the Guarantee Agencies" in this prospectus. However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination that a guarantee agency is unable to meet its guarantee obligations. The Department of Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

IF WE CANNOT FINANCE STUDENT LOANS,
WE WILL PAY PRINCIPAL ON OR REDEEM NOTES

        We will use the proceeds of the notes we sell to finance student loans. If we are not able to use note proceeds to finance student loans that meet our requirements, we will use those amounts to pay principal on or to redeem your notes as provided in the related prospectus supplement.

A SECONDARY MARKET FOR YOUR NOTES
MAY NOT DEVELOP, AND THIS COULD
DIMINISH THEIR VALUE

        Each series of notes will be a new issue without an established trading market. We do not intend to list any series of notes on any national exchange. As a result, a secondary market for the notes may not develop, and therefore it may be difficult for you to resell your notes at the time and at a price you desire. If a secondary market does not develop, the spread between the bid price and the asked price for the notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

CONGRESSIONAL ACTIONS MAY AFFECT
OUR STUDENT LOAN PORTFOLIO

        The Department of Education's authority to provide interest subsidies and federal insurance for loans originated under the Higher Education Act terminates on a date specified in the Higher Education Act. The Higher Education Act Amendments of 1998 extended the authorization for the Federal Family Education Loan Program to loans made on or before September 30, 2004. While Congress has consistently extended the effective date of the Higher Education Act and the Federal Family Education Loan Program, it may elect not to reauthorize the Department's ability to provide interest subsidies and federal insurance for loans. While this failure to reauthorize would not affect the student loans we then owned, it would reduce the number of loans available to us in the future.

        Funds for payment of interest subsidies and other payments under the Federal Family Education Loan Program are subject to annual budgetary appropriation by Congress. Federal budget legislation has in the past contained provisions that restricted payments made under the Federal Family Education Loan Program to achieve reductions in federal spending. Future federal budget legislation may adversely affect expenditures by the Department of Education, and the financial condition of the guarantee agencies.

        Congressional amendments to the Higher Education Act or other relevant federal laws, and rules and regulations promulgated by the Secretary of Education, may adversely impact holders of student loans. For example, changes might be made to the rate of interest paid on student loans, to the level of insurance provided by guarantee agencies or to the servicing requirements for student loans. See "Description of the Federal Family Education Loan Program" and "Description of the Guarantee Agencies." Any such changes, including any change in law, or interpretation of the current law, relating to the 9 1/2% floor characteristics of the special allowance payments, may affect the characteristics of the student loan portfolio and may increase the likelihood of an early redemption of your notes.

SUBORDINATION OF THE CLASS B
AND CLASS C NOTES AND PAYMENT
PRIORITIES MAY RESULT IN A GREATER
RISK OF LOSS

        We may issue one or more series of notes, in one or more classes. Payments of interest and principal on Class B notes are subordinated in priority of payment to payments of interest and principal due on Class A notes. An indenture may also provide for the issuance of Class C notes which will be subordinated in priority of payment to payments of interest and principal due on Class B notes. Class B notes and Class C notes are subordinated to Class A notes, and Class C notes are also subordinate to Class B notes, as to the direction of remedies upon an event of default. Consequently, holders of Class B notes and Class C notes may bear a greater risk of losses or delays in payment.

        If so provided in a prospectus supplement, notes within a class may receive payments of principal after other notes in the same class. For example, class A-1 notes may receive principal payments before class A-2 notes, and class B-1 notes may receive principal payments before class B-2 notes. Consequently, holders of certain notes within a class may bear a greater risk of loss.

WE MAY ISSUE ADDITIONAL NOTES
SECURED BY THE TRUST ESTATE

        We may issue additional notes that are secured by the same trust estate that is securing your notes pursuant to a supplemental indenture, in one or more classes if so provided in the related prospectus supplement. Those additional notes may be issued without the consent or approval of the owners of any notes then outstanding and may be on a parity with or subordinate to any Class A notes and senior to, on a parity with or subordinate to Class B or Class C notes. However, before issuing additional notes, we must receive written evidence from each rating agency then rating any of our outstanding notes that the rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed additional notes. See "Additional Notes."

PAYMENT OFFSETS BY GUARANTORS OR
THE DEPARTMENT OF EDUCATION COULD
CAUSE DEFAULTS IN PAYMENTS OF
PRINCIPAL AND INTEREST ON YOUR NOTES

        The eligible lender trustee will use the same Department of Education lender identification number for student loans pledged to secure your notes as it uses for other student loans it holds on behalf of other trust estates we establish. As a result, the billings submitted to the Department of Education and the claims submitted to the guarantee agencies for the student loans pledged to secure the notes will be consolidated with the billings and claims for payments for student loans under other trust estates using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantee agencies will be made to the eligible lender trustee, or to the servicers on behalf of the eligible lender trustee, in lump sum form. Those payments must be allocated by the eligible lender trustee among the various trust estates that reference the same lender identification number.

        If the Department of Education or a guarantee agency determines that the eligible lender trustee owes it a liability on any student loan, including loans it holds in other trust estates, the Department or the applicable guarantor may seek to collect that liability by offsetting it against payments due to the eligible lender trustee on loans held in the trust estate securing your notes. Such action could adversely affect the amount of available funds and our ability to pay you principal and interest on the notes.

PAYMENT OF PRINCIPAL AND INTEREST ON YOUR
NOTES MAY BE  COMPROMISED IF A DERIVATIVE PRODUCT
COUNTERPARTY DEFAULTS OR THE AGGREGATE LIMIT ON
DERIVATIVE PRODUCT COUNTERPARTY
PAYMENTS IS EXCEEDED

        We may enter into a derivative product agreement with a counterparty intended to mitigate the basis risk associated with the notes. If a payment is due to the trust estate under a derivative product agreement, a default by the applicable counterparty may reduce the amount of funds available to pay principal and interest on your notes. Payment of principal and interest on the notes also may be adversely affected if the aggregate limit on a counterparty's obligation under its derivative product agreement is reached.

        In addition, a derivative product agreement may terminate early upon the occurrence of certain events, such as failure by a counterparty to make a required payment, or if the credit ratings of the counterparty or its credit support provider fall below the required ratings specified in the agreement and a substitute counterparty cannot be found. If an early termination occurs, noteholders may no longer have the benefit of that derivative product agreement. We may not be able to enter into a substitute derivative product agreement. Moreover, even if an early termination occurs as a result of a counterparty default, the counterparty may be owed a significant termination payment that may result in delays in payments on your notes or a loss on your investment.

SOME LIENS WOULD BE GIVEN PRIORITY OVER
YOUR NOTES WHICH COULD CAUSE A LOSS IN
YOUR INVESTMENT OR DELAYED PAYMENTS

        A tax or governmental lien (or other liens imposed under applicable state or federal law without consent, including, without limitation, a lien in favor of the Internal Revenue Service or Pension Benefit Guaranty Corporation) on our property or the property of a seller may arise before the origination of student loans or the acquisition of student loans by a seller, or before we pledge them under an indenture. Such a lien would have priority over your interest and any derivative product counterparty's interest in those student loans. In this event, payments to you could be delayed or reduced.

        In addition, we are a corporation for federal tax purposes that will be a member of Nelnet, Inc.'s consolidated federal tax return. As such, we may be liable for any federal taxes of the group not otherwise paid by Nelnet, Inc. or other members of Nelnet Inc.'s federal consolidated tax return. Any taxes we become obligated to pay, or tax lien asserted for failure to pay any such taxes, could adversely affect noteholders.

THE NOTES MAY BE ISSUED ONLY IN BOOK-ENTRY FORM

        Usually, each class of notes of any series will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, and will not be registered in your name or the name of your nominee. If we elect to issue definitive notes registered in the name of the holder in connection with the sale of a class or series of notes, that election will be contained in the related prospectus supplement. Unless and until definitive securities are issued, holders of the notes will not be recognized by the trustee as registered owners as that term is used in the indenture. Until definitive securities are issued, holders of the notes will only be able to exercise the rights of registered owners indirectly through The Depository Trust Company and its participating organizations. See "Book-Entry Registration."

THE RATINGS OF THE NOTES ARE NOT A RECOMMENDATION
TO PURCHASE AND MAY CHANGE

        It is a condition to issuance of the notes that they be rated as indicated in the related prospectus supplement. Ratings are based primarily on the creditworthiness of the underlying student loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to you to purchase, hold or sell any class of notes inasmuch as the ratings do not comment as to the market price or suitability for you as an investor. An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement. Ratings may be increased, lowered or withdrawn by any rating agency if in the rating agency's judgment circumstances so warrant.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        This prospectus and the prospectus supplement include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus and prospectus supplement that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as projections, business strategy, competitive strengths, goals, future acquisitions of assets, market and industry developments and the growth of our businesses and operations, are forward-looking statements. These statements are based on assumptions and analyses made in light of experience and other historical trends, current conditions and expected future developments, as well as various factors we believe are appropriate under the circumstances. However, actual results and developments may differ materially from our expectations and predictions due to a number of risks and uncertainties, many of which are beyond our control. These risks and uncertainties include:

        o significant considerations and risks discussed in this prospectus and the prospectus supplement;

        o       general and local economic, market or business conditions;

        o       increasing competition from other companies;

        o       changes in laws or regulations that are applicable to us;

        o       changing markets for student loan products; and

        o       access to capital.

        Consequently, all of the forward-looking statements made in this prospectus and the prospectus supplement are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us or the projections will be realized or, even if realized, will have the expected consequences to or effects on us or our business, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the notes, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances.

                            DESCRIPTION OF THE NOTES

        The following description of the notes is only a summary of their principal terms. It is not complete. You should refer to the provisions of the indenture governing the issuance of a series of the notes for a complete description of the terms of the notes. Definitions of some of the terms used in this description can be found in the Glossary of Terms appearing at the end of this prospectus. In connection with an offering of notes pursuant to this prospectus and a prospectus supplement, we may also offer other classes of our notes in private transactions. Those other classes of notes may have characteristics different than those described below.

FIXED RATE NOTES

        Fixed rate notes will have a stated maturity set forth in the applicable prospectus supplement. Fixed rate notes will bear interest from the date and at the rate per annum specified in the applicable prospectus supplement. The dates on which the holders of fixed rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement.

AUCTION RATE NOTES

        The auction rate notes will have a stated maturity set forth in the applicable prospectus supplement and will bear interest at the rate per annum specified in the prospectus supplement through the first auction date. The interest period for auction rate notes will initially consist of a number of days set forth in the applicable prospectus supplement. The interest rate for the auction rate notes will be reset on interest rate adjustment dates specified in the applicable prospectus supplement at the interest rate determined pursuant to the auction procedures described below, but the rate will not exceed the maximum rate per annum set forth in the applicable prospectus supplement. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or 365 days as specified in the prospectus supplement. Interest on the auction rate notes will be payable on the first business day following the expiration of each interest period for the notes, and principal on the auction rate notes will also be payable as specified in the applicable prospectus supplement.

        DETERMINATION OF NOTE INTEREST RATE. The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs.

        The interest rate on each class of auction rate notes will be determined periodically on interest rate determination dates specified in the applicable prospectus supplement by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate notes they wish to buy or hold at specified interest rate or the principal amount of auction rate notes that they wish to sell. The broker-dealers submit their clients' orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest.

        In the auction, the following types of orders may be submitted:

        o "bid/hold orders" - specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming interest period;

        o "sell orders" - an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

        o "potential bid orders" - specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

        If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.

        The following example helps illustrate how the auction procedures are used in determining the interest rate on the auction rate notes.

        (a)     Assumptions:

                1.  Denominations (Units)           =  $50,000
                2.  Interest period                 =  28 days
                3.  Principal amount outstanding    =  $50 Million (1000 Units)

        (b)     Summary of all orders received for the auction

               Bid/Hold Orders       Sell Orders       Potential Bid Orders
               ---------------       -----------       --------------------

            20 Units at 2.90%       100 Units Sell        40 Units at 2.95%
            60 Units at 3.02%       100 Units Sell        60 Units at 3.00%
           120 Units at 3.05%       200 Units Sell       100 Units at 3.05%
           200 Units at 3.10%       ==============       100 Units at 3.10%
           200 Units at 3.12%          400 Units         100 Units at 3.11%
           ==================                            100 Units at 3.14%
                600 Units                                200 Units at 3.15%
                                                         ===================
                                                               700 Units

        The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units).

        (c)     Auction agent organizes orders in ascending order


                    Cumulative
   Order     Number    Total             Order    Number    Cumulative
   Number   of Units  (Units)   Percent  Number  of Units  Total (Units) Percent
   ------   --------  -------   -------  ------  --------  ------------- -------

 1.            20(W)    20        2.90%    7.      200(W)       600       3.10%
 2.            40(W)    60        2.95%    8.      100(W)       700       3.10%
 3.            60(W)   120        3.00%    9.      100(W)       800       3.11%
 4.            60(W)   180        3.02%   10.      200(W)      1000       3.12%
 5.           100(W)   280        3.05%   11.      100(L)                 3.14%
 6.           120(W)   400        3.05%   12.      200(L)                 3.15%

(W)  Winning Order    (L)  Losing Order

        Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next interest period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units first to current investors and then to potential investors. Regardless of the results of the auction, the interest rate will not exceed the maximum rate specified in the applicable prospectus supplement.

        The example assumes that a successful auction has occurred; that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming interest period will equal the maximum rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming interest period will equal the all hold rate specified in the related prospectus supplement.

        If a payment default has occurred, the rate will be the non-payment rate specified in the related prospectus supplement.

        MAXIMUM RATE; NET LOAN RATE AND INTEREST CARRY-OVERS. If the auction rate for a class of auction rate notes is greater than the maximum rate described in a prospectus supplement, then the interest rate applicable to those auction rate notes will be the maximum rate. The maximum rate generally will be the least of the LIBOR rate for a comparable period plus a margin, the interest rate on specified U.S. Treasury Securities plus a margin, the interest rate on financial commercial paper for a comparable period plus a margin, the maximum rate permitted by law or the net loan rate, which is based on the weighted average return on the student loans in the trust estate.

        If the interest rate for a class of auction rate notes is set at the net loan rate, interest will be carried over for that class of auction rate notes in an amount equal to the difference between the least of the auction rate and the other interest rates included in the maximum rate calculation and the net loan rate. The carry-over amount will bear interest calculated at the one-month LIBOR rate, until paid. The carry-over amount, and interest accrued thereon, for a class of auction rate notes will be paid by the trustee on the date of defeasance of the auction rate notes or an interest payment date if there are sufficient moneys in the Collection Fund to pay all interest due on the notes on that interest payment date, and in the case of subordinate notes, payment of the interest carry-over on more senior notes. Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note which is to be optionally redeemed will be paid to the registered owner on the redemption date. Any carry-over amount, and any interest accrued on that carry-over amount, for any auction rate note which is subject to mandatory redemption will be paid to the registered owner on the redemption date to the extent that funds are available, but if sufficient funds are not available, the carry-over amount will be canceled and will not be paid.

        The interest to be paid on auction rate notes will not exceed the maximum rate described in the related prospectus supplement.

        CHANGES IN AUCTION PERIOD. We may, from time to time, change the length of the auction period for a class of auction rate notes without the consent of noteholders in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. We may initiate the auction period adjustment by giving written notice to the trustee, the auction agent, the applicable broker-dealer, each rating agency and the registered owners of the affected auction rate notes at least 10 days prior to the auction date for the notes. Any adjusted auction period will be at least 1 day but not more than 366 days. The auction period adjustment will take effect only if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum rate.

        CHANGES IN THE AUCTION DATE. The applicable broker-dealer, with our written consent, may specify a different auction date for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes. If we consent to the change, the broker-dealer agent will provide notice of its determination to specify an earlier auction date in writing at least 10 days prior to the proposed changed auction date to us, the trustee, the auction agent, each rating agency and the registered owner.

LIBOR RATE NOTES

        The LIBOR rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate notes will be paid in arrears on each note payment date. The note payment date for the LIBOR rate notes will be the business day specified in the prospectus supplement following the end of the interest accrual period for the notes specified in the prospectus supplement. The amount of interest payable to registered owners of LIBOR rate notes for any interest accrual period will be calculated on the basis of a 360-day year for the number of days actually elapsed. The interest rate will be the LIBOR rate for the interest accrual period for the notes plus the margin specified in the related prospectus supplement. Principal on the LIBOR rate notes will be payable as specified in the applicable prospectus supplement.

        For each interest accrual period, we will determine LIBOR in the manner described in the Glossary of Terms definition of Three-Month LIBOR. If so provided in the related prospectus supplement, the interest rate payable on the LIBOR rate notes may be subject to a limitation based on an "adjusted student loan rate." The adjusted student loan rate is the percentage equivalent of a fraction:

        o The numerator of which is equal to the sum of the expected interest collections on our student loans and reciprocal payments we receive on a derivative product, if any, less the sum of the servicing fee, the administration fee, and reciprocal payments we make on derivative products, if any, with respect to an interest accrual period; and

        o The denominator of which is the aggregate principal amount of the notes as of the last day of the interest accrual period.

        If so provided in the related prospectus supplement, we may enter into a LIBOR note derivative product agreement. Under the terms of the agreement, the counterparty will pay to us the excess, if any, of the LIBOR rate for the notes over the adjusted student loan rate as provided by the terms of the agreement. The trustee will use those funds to make interest payments on the notes at the LIBOR rate. If such payments are made by the counterparty, the counterparty will become entitled to reimbursement from money remaining in the Collection Fund on any note payment date after payment of interest and principal due on the notes and, if necessary, replenishment of the Reserve Fund to the required minimum balance.

TREASURY RATE NOTES

        The treasury rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the treasury rate notes will be paid in arrears on each interest payment date. An interest payment date for the treasury rate notes means the first business day following the end of the interest period specified in the applicable prospectus supplement, unless another date is specified in the prospectus supplement. Principal will be payable on the treasury rate notes as specified in the applicable prospectus supplement.

        The amount of interest payable on the treasury rate notes will generally be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills which are direct obligations of the United States with a maturity of 13 weeks. The rate will be calculated to be the sum of the bond equivalent yield for auctions of 91-day Treasury Bills on a rate determination date for an interest period, plus a spread described in the related prospectus supplement. Interest on the treasury rate notes will be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

        If so provided in the related prospectus supplement, the interest rate payable on the treasury rate notes for any interest period may be subject to a limitation based on an "adjusted student loan rate." The adjusted student loan rate is the percentage equivalent of a fraction:

        o The numerator of which is equal to the sum of the expected interest collections on our student loans and reciprocal payments that we receive on a derivative product, if any, less the sum of the servicing fee, the administration fee, and reciprocal payments we make on any derivative product, if any, with respect to an interest period; and

        o The denominator of which is the aggregate principal amount of the notes as of the last day of the interest period.

CP RATE NOTES

        The CP rate will be the rate, expressed on a bond equivalent basis, set forth in the H.15 Daily Update or any recognized electronic source used for the purpose of displaying that rate, opposite the 3-month maturity and under the caption "Commercial Paper - Financial." If, by 3:00 p.m., New York City time, on any day this rate is not yet published in the H.15 Daily Update, the rate for that day will be the bond equivalent yield of the rate published in H.15(519) or any recognized electronic source used for the purpose of displaying that rate for that day opposite the 3-month maturity and under the caption "Commercial Paper - Financial." If for any day such rate does not appear on the H.15 Daily Update, the H.15(519) or any recognized electronic source used for the purpose of displaying that rate, the rate for that day will be determined on the basis of the commercial paper rates - financial for that day with a maturity of three-months quoted by at least three leading dealers of U.S. Dollar commercial paper in New York City. If for any day such rate does not appear on the H.15 Daily Update, the H.15(519) or any recognized electronic source used for the purpose of displaying that rate and we are unable to obtain rate quotes from at least three commercial paper reference dealers, then the rate for that day will be the rate for the first preceding day for which such rate could be determined.

        Interest on the CP rate notes will be adjusted daily on each day within any accrual period based on the CP rate determined for the corresponding day in the immediately preceding week. For each Saturday, Sunday or other non-business day, the CP rate will be the rate in effect for the immediately preceding business day. Interest due for any accrual period for the class CP rate notes will be determined based on the actual number of days elapsed in the interest accrual period divided by 365, or 366 in the case of any interest accrual period ending in a leap year.

        The bond equivalent yield will be calculated as follows:
                                                      N * D      * 100
                                                  ------------
                      Bond Equivalent Yield =  360 - (D * 90)

where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal, and "N" refers to 365 or 366, as applicable.

        "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

        "H.15 Daily Update" means the daily update for H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

ACCRUAL NOTES

        Accrual notes will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any class of accrual notes, the amount of accrued interest will be added to the note principal balance thereof on each interest payment date. The principal balance of the accrual notes will begin to be paid from available funds received with respect to the student loans after the date that accrued interest is no longer being added to the principal balance of the notes. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding note principal balance thereof immediately prior to such interest payment date.

ORIGINAL ISSUE DISCOUNT NOTES

        Original issue discount notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will be issued at a discount from the principal amount payable at maturity. The notes may have a "zero coupon" and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount notes, all or some portion of the interest due will accrue during the life of the note and be paid only at maturity or upon earlier redemption. Upon redemption or optional purchase, the amount payable on an original issue discount note will be determined as described under the heading "Description of the Notes - Redemption Price." Each holder of an original issue discount note will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period. See "Federal Income Tax Consequences - Taxation of Interest Income of Registered Owners."

OUTSTANDING PRINCIPAL BALANCE OF THE NOTES

        If the prospectus supplement for a series of notes provides for payments of principal prior to maturity, the remaining outstanding balance of the notes, after giving effect to distributions of principal, will be determined through use of a note pool factor. The pool factor for each class of notes will be a seven-digit decimal computed before each note payment date. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the notes. Your portion of the aggregate outstanding balance of a class of notes will be the product of:

        o      the original denomination of your note; and

        o      the applicable pool factor.

        Noteholders will receive reports as described in the related prospectus supplement concerning various matters, including the payments we have received on our student loans, the pool balance, the applicable pool factor and various other items of information. See "Summary of the Indenture Provisions-Further Covenants" in this prospectus.

PAYMENT OF THE NOTES

        The principal of the notes due at maturity or redemption in whole will be payable at the principal office of the trustee upon presentation and surrender of the notes. Payment of principal on any notes (other than at maturity), payments in connection with a partial redemption and all interest payments will be made to the registered owner by check or draft mailed on the interest payment date by the trustee to the registered owner at his address as it last appears on the registration books kept by the trustee at the close of business on the record date for such interest payment date. Payment of principal and interest to a securities depository or its nominee, and to any other registered owner owning at least $1,000,000 principal amount of the notes upon written request delivered to the trustee, will be paid by wire transfer within the United States to the bank account number filed no later than the record date or special record date with the trustee. All payments on the notes will be made in United States dollars.

MANDATORY REDEMPTION

        If and to the extent so provided in the related prospectus supplement, the notes of a series may be subject to mandatory redemption on the interest payment date following the end of the prefunding period described in the related prospectus supplement in an amount equal to the proceeds held in the Acquisition/Redemption Fund from the sale of notes that have not been used to finance student loans. Notes may also be subject to mandatory redemption from money on deposit in the Acquisition/Redemption Fund representing principal payments on the student loans pledged to the trust estate, including principal payments received from guarantee agencies and the principal proceeds from any sale of student loans that is described under the indenture, if and to the extent so provided in the related prospectus supplement. Mandatory redemptions will also be made from interest payments on student loans after all other payments and transfers then due from the Collection Fund have been made, subject to certain asset parity ratios, if so provided in the related prospectus supplement.

        See "Notice and partial redemption of notes" below for a discussion of the order in which we may redeem notes.


OPTIONAL REDEMPTION

        If so provided in the related prospectus supplement, the notes of a series may be subject to redemption in whole or in part, from funds available in the trust estate on a note payment date to the extent set forth in the prospectus supplement. Any limitations on optional redemptions of our notes will be described in a prospectus supplement. See "Notice and partial redemption of notes" below for a discussion of the order in which notes will be redeemed.

EXTRAORDINARY OPTIONAL REDEMPTION

        If so provided in the related prospectus supplement, the notes are also subject to extraordinary optional redemption, at our sole discretion, from any unallocated and available moneys remaining in the trust estate, on any interest payment date, if we reasonably determine that the rate of return on student loans has materially decreased or that the costs of administering the trust estate have placed unreasonable burdens upon our ability to perform our obligations under the applicable indenture. An extraordinary optional redemption of the notes may be made in whole or in part. See "Notice and partial redemption of notes" below for a discussion of the order in which notes will be redeemed. In determining whether to exercise the extraordinary optional redemption provision, we will consider all of the facts and circumstances that exist at the time, including any changes to the Higher Education Act which would be materially adverse to the trust estate such that the noteholders, of any or all series, in our reasonable determination, would suffer a loss or material delay in the receipt of principal or interest payments when due.

        We may also redeem the notes at our option after the aggregate principal balance of the notes is less than 10% of the aggregate principal balance on the closing date, or after the aggregate principal balance of the remaining pool of student loans is less than 10% of the initial aggregate principal balance of the student loans, if and to the extent so provided in the applicable prospectus supplement.

OPTIONAL PURCHASE OF NOTES

        If so provided in the related prospectus supplement, we may purchase or cause to be purchased, at our sole discretion, all of the notes of a series on any interest payment date on which the aggregate current principal balance of the notes is less than or equal to a percentage of their initial aggregate principal balance set forth in the prospectus supplement. The purchase will occur on the interest payment date following the date on which funds sufficient to pay the purchase price are deposited with the trustee. All notes which are purchased shall be canceled by the trustee.

MANDATORY AUCTION OF TRUST ASSETS

        If provided in the applicable prospectus supplement, the trustee will offer for sale all of the student loans remaining in the trust estate when their principal balance reduces to 10% or less of their initial principal balance, or immediately prior to and during the time when a class of auction rate notes is subject to a net loan rate interest limitation. Student loans may also be subject to mandatory auction in specific interest rate environments or under other circumstances described in a prospectus supplement. The proceeds of the auction of the student loans remaining in the trust estate will be used to mandatorily redeem notes.

REDEMPTION OR PURCHASE PRICE

        Upon redemption, the price to be paid to the holder of a note, other than an original issue discount note, will be an amount equal to the aggregate current principal balance plus accrued interest. Interest carry-over amounts may also be paid upon redemption of auction rate notes as described under the heading "Description of the Notes - Auction rate notes - Maximum rate; net loan rate and interest carry-overs." If a note is an original issue discount note, the amount payable upon redemption or optional purchase will be the amortized face amount on the redemption or purchase date. The amortized face value of an original issue discount note will be equal to the issue price plus that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the prospectus supplement by the redemption or purchase date. The amortized face value of an original issue discount note will never be greater than its principal amount.

NOTICE AND PARTIAL REDEMPTION OF NOTES

        Unless otherwise provided in the applicable prospectus supplement, the trustee will provide notice of any redemption or purchase of auction rate notes by mailing a copy of the redemption or purchase notice to the registered owner of any auction rate note being redeemed or purchased, and to the auction agent with respect to the auction rate notes designated for redemption or purchase, not less than 10 days prior to the redemption or purchase date. The trustee will provide notice of any principal reduction payments on or redemption of notes other than auction rate notes in the manner described in the related prospectus supplement.

        If less than all of the notes are to be redeemed or purchased as described in the related prospectus supplement, we will determine which notes will be redeemed or purchased. Generally, all of the Class A notes will be redeemed prior to redemption of any Class B notes. If an indenture provides for the issuance of Class C notes, generally all of the Class B notes will be redeemed before any of the Class C notes are redeemed. However, we may redeem Class B notes while Class A notes remain outstanding if after the redemption of the Class B notes, the aggregate market value of our assets will equal the percentage of all Class A notes then outstanding under the indenture that is specified in the related prospectus supplement. Similarly, we may redeem any Class C notes while Class A notes and Class B notes remain outstanding if after the redemption of the Class C notes, the aggregate market value of our assets will equal the percentage of all Class A notes and Class B notes then outstanding under the indenture that is specified in the related prospectus supplement.

                  SECURITY AND SOURCES OF PAYMENT FOR THE NOTES

GENERAL

        The notes are secured by and payable solely from the trust estate created by the indenture governing the issuance of the notes. The following assets will serve as security for the notes:

        o student loans financed with money from the Acquisition/Redemption Fund or otherwise acquired or originated and pledged or credited to the Acquisition/Redemption Fund;

        o revenues, consisting of all principal and interest payments, proceeds, charges and other income received by the trustee on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture and any proceeds from the sale or other disposition of the student loans; and

        o all moneys and investments held in the funds created under the indenture.

        In addition, the trust estate may include rights that provide credit enhancement (for example, the right to draw under any letter of credit or note insurance) or cash flow enhancement as described in this prospectus and in the related prospectus supplement.

FLOW OF FUNDS

        The following funds will be created by the trustee under an indenture governing the issuance of a series of the notes for the benefit of the registered owners unless otherwise provided in a prospectus supplement:

        o      Collection Fund

        o      Acquisition/Redemption Fund

        o      Reserve Fund

Additional funds and accounts may be established as provided in a prospectus supplement.

        An Operating Fund may be established separately by Nelnet Education Loan Funding, Inc., and does not constitute security for the notes under an indenture. Neither the trustee nor the owners of the notes have any right, title or interest in the Operating Fund.

        All payments received on the student loans are initially deposited in the Collection Fund and are allocated between principal and interest. The principal portion may be subsequently transferred to the Acquisition/Redemption Fund if so provided in the related prospectus supplement.

ACQUISITION/REDEMPTION FUND; FINANCING AND SALE OF STUDENT LOANS

        We will deposit most of the proceeds from the sale of our notes into the Acquisition/Redemption Fund. As described in the related prospectus supplement, money on deposit in the Acquisition/Redemption Fund may be used to pay costs of issuance of the notes, to make payments of principal on the notes, to redeem notes and to finance student loans. Student loans financed with funds deposited in the Acquisition/Redemption Fund that are pledged to the trust estate will be held by the trustee or its agent or bailee and accounted for as a part of the Acquisition/Redemption Fund. If money held in the Acquisition/Redemption Fund cannot be used to finance student loans, then we will use those funds to pay principal on or to redeem notes as described in the related prospectus supplement. See "Description of the Notes - Mandatory redemption."

        The eligible lender trustee will be the legal owner of the student loans pledged to a trust estate and will have a security interest in the student loans for and on behalf of the registered owners. The student loans will be held in the name of the eligible lender trustee for our account, for the benefit of the owners of the notes.

        Pursuant to the terms of an indenture, we may establish a prefunding account as a separate subaccount of the Acquisition/Redemption Fund. We will use funds on deposit in the prefunding account from time to time as described in the related prospectus supplement, including:

        o to finance portfolios of student loans during a time period specified in the related prospectus supplement.

        o to originate federal consolidation loans, each made for the purpose of consolidating one or more federal student loans at least one of which is already held in the trust estate and to add other loans to existing consolidation loans held in the trust estate.

        o to finance serial loans. For a student loan to qualify as a serial loan it must have been made to a borrower under a student loan held in the trust estate on the date of issuance, or financed during a prefunding period, of the notes and must meet other criteria described in the indenture.

After the amount on deposit in the prefunding account has been reduced to zero, we may continue to finance consolidation loans and serial loans if so provided in the related prospectus supplement from collections received on the student loans. If the amount initially deposited into a prefunding account for a series of notes has not been reduced to zero by the end of the related prefunding period, the amounts remaining on deposit in the prefunding account will be used to make principal payments on notes or to redeem notes as described in the related prospectus supplement.

COLLECTION FUND

        The trustee will deposit into the Collection Fund all revenues derived from student loans, from money or assets on deposit in the Acquisition/Redemption Fund or Reserve Fund, from payments on derivative products and any other amounts as we may direct.

        On each note payment date or other distribution date money in the Collection Fund will be used to pay interest then due on the notes, and will be paid and transferred to other funds or persons in the order described in the related prospectus supplement. We may transfer amounts in the Collection Fund to the Operating Fund to pay our expenses, or those expenses may be paid directly from the Collection Fund. Principal receipts on the student loans held in the trust estate may be used to make principal payments on the notes, or may be transferred to the Acquisition/Redemption Fund as provided in the related prospectus supplement. We will transfer amounts in the Collection Fund to the Reserve Fund to the extent necessary to restore the Reserve Fund to its required minimum balance. Money on deposit in the Collection Fund may be used to finance add-on consolidation loans and serial loans to student loans held in the trust estate following the prefunding period, and to pay amounts due to the Department of Education.

RESERVE FUND

        The indenture will establish a Reserve Fund. In connection with the sale of notes, the trustee will make a deposit to the Reserve Fund in the amount specified in each indenture. On each note payment date, to the extent money in the Collection Fund is not sufficient to make payment of interest and principal then due on the notes, the amount of the deficiency shall be paid directly from the Reserve Fund. Unless otherwise stated in a prospectus supplement, money in the Reserve Fund may be used to pay principal on the notes only on the date of their maturity, on a mandatory sinking fund redemption date or in connection with defeasance of the indenture.

        If the Reserve Fund is used as described above, the trustee will restore the Reserve Fund to the level specified in a prospectus supplement by transfers from the Collection Fund. If the full amount required to restore the Reserve Fund to the required level is not available in the Collection Fund on the next note payment date, the trustee shall continue to transfer funds from the Collection Fund as they become available until the deficiency in the Reserve Fund has been eliminated. On any day that the amount in the Reserve Fund exceeds the minimum level specified in a prospectus supplement, the trustee will transfer the excess in accordance with the terms of the indenture and as described in the related prospectus supplement.

        If so provided in a prospectus supplement, the Reserve Fund requirement may be satisfied by the deposit of a Reserve Fund insurance policy to be provided by the credit provider described in the prospectus supplement. The Reserve Fund insurance policy shall be drawn upon by the trustee as necessary to make up on a note payment date any deficiency in the amounts to pay note principal or interest.

OPERATING FUND

        The trustee may deposit to an Operating Fund the amount, if any, specified in each prospectus supplement. The Operating Fund is a special fund created and used to pay program expenses associated with administration of the notes and the student loans and other assets held in the related trust estate.

        The amount deposited in the Operating Fund by transfer from the Collection Fund, if any, and the schedule of deposits will be determined by Nelnet Education Loan Funding, Inc. However, the amount so transferred in any one fiscal year may not exceed the amount we budget for that fiscal year, and may not exceed the amount designated in the cash flows provided to each rating agency, unless we receive a rating confirmation.

TRANSFERS FREE OF THE LIEN OF THE INDENTURE

        If so provided in a prospectus supplement and the related indenture, amounts in the Collection Fund may be released from the indenture and transferred to Nelnet Education Loan Funding, Inc. if the balance in the Reserve Fund exceeds the required minimum Reserve Fund balance and if, immediately after taking into account the transfer, the aggregate market value of the assets in the trust estate will be equal to a percentage of the unpaid principal amount of the notes outstanding specified in the related prospectus supplement, which may be modified at any time upon receipt of a rating confirmation.

INVESTMENT OF FUNDS HELD BY TRUSTEE

        The trustee will invest amounts credited to any fund established under the indenture in investment securities described in the indenture pursuant to orders received from us. In the absence of an order, and to the extent practicable, the trustee will invest amounts held under an indenture in direct obligations of, or in obligations fully guaranteed by, the United States.

        The trustee is not responsible or liable for any losses on investments made by it or for keeping all funds held by it fully invested at all times. Its only responsibility is to comply with investment instructions in a non-negligent manner.

                             BOOK-ENTRY REGISTRATION

        Investors acquiring beneficial ownership interests in the notes issued in book-entry form will hold their notes through The Depository Trust Company in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry notes will be issued in one or more instruments which equal the aggregate principal balance of the series of notes and will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's name on the books of its respective depositary which in turn will hold positions in customers' securities accounts in such depositary's name on the books of The Depository Trust Company. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry note will be entitled to receive a physical certificate representing the notes. Unless and until Definitive Certificates are issued, it is anticipated that the only holder of the notes will be Cede & Co., as nominee of The Depository Trust Company.

        The Depository Trust Company is a New York-chartered limited-purpose trust company that performs services for its participants, some of which, and/or their representatives, own The Depository Trust Company. In accordance with its normal procedures, The Depository Trust Company is expected to record the positions held by each of its participants in notes issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing The Depository Trust Company and its participants as in effect from time to time.

        Purchases of the notes under The Depository Trust Company system must be made by or through direct participants, which are to receive a credit for the notes on The Depository Trust Company's records. The ownership interest of each actual purchaser of each series of notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners shall not receive written confirmation from The Depository Trust Company of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the series of any notes is discontinued.

        To facilitate subsequent transfers, all notes deposited by participants with The Depository Trust Company are registered in the name of The Depository Trust Company's partnership nominee, Cede & Co. The deposit of such notes with The Depository Trust Company and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository Trust Company has no knowledge of the actual beneficial owners of notes; The Depository Trust Company's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by The Depository Trust Company to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to Cede & Co. If less than all of a class of the notes of any series are being redeemed, The Depository Trust Company's practice is to determine by lot the amount of the interest of each Direct Participant in such class to be redeemed.

        Neither The Depository Trust Company nor Cede & Co. will consent or vote with respect to the notes of any series. Under its usual procedures, The Depository Trust Company mails an omnibus proxy to Nelnet Education Loan Funding, Inc., or the trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

        Principal and interest payments on the notes are to be made to The Depository Trust Company. The Depository Trust Company's practice is to credit direct participant's accounts on the due date in accordance with their respective holdings shown on The Depository Trust Company's records unless The Depository Trust Company has reason to believe that it will not receive payment on the due date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and shall be the responsibility of the participant and not of The Depository Trust Company, the trustee or the trust, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to The Depository Trust Company is the responsibility of the applicable trust, or the trustee. Disbursement of such payments to direct participants shall be the responsibility of The Depository Trust Company, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

        Depository Trust Company may discontinue providing its services as securities depository with respect to the notes of any series at any time by giving reasonable notice to Nelnet Education Loan Funding, Inc. or to the trustee. In the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

        Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank ("Clearstream, Luxembourg"), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations. Clearstream, Luxembourg facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

        Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear operator has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian Bank, it is regulated by the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within the Euroclear, withdrawals of securities and cash from the Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect such actions on its behalf through The Depository Trust Company.

        Noteholders may hold their notes in the United States through The Depository Trust Company or in Europe through Clearstream, Luxembourg or Euroclear if they are participants of such systems, or indirectly through organizations which are participants in such systems.

        The notes will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of The Depository Trust Company. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank of New York will act as depositary for Euroclear.

        Transfers between participants will occur in accordance with The Depository Trust Company Rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

        Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following The Depository Trust Company settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a participant will be received with value on The Depository Trust Company settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in The Depository Trust Company.

        Cross-market transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company Rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions to the depositaries.

        Depository Trust Company has advised that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with The Depository Trust Company the notes are credited. Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a noteholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through DTC.

        Although The Depository Trust Company, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of The Depository Trust Company, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

        Neither Nelnet Education Loan Funding, Inc., the sellers, the servicer, the sub-servicers, the trustee nor the underwriters will have any responsibility or obligation to any The Depository Trust Company participants, Clearstream, Luxembourg participants or Euroclear participants or the persons for whom they act as nominees with respect to:

        o the accuracy of any records maintained by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant;

        o the payment by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the notes;

        o the delivery by any The Depository Trust Company participant, participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture to be given to noteholders; or

        o      any other action taken by The Depository Trust Company.

        We may decide to discontinue use of the system of book entry transfers through The Depository Trust Company or a successor securities depository. In that event, note certificates are to be printed and delivered.

                                ADDITIONAL NOTES

        If so described in the related prospectus supplement, we may, upon complying with the provisions of the related indenture, issue from time to time additional notes secured by the assets of the trust estate on a parity with or subordinate to either Class A notes or Class B notes, or Class C notes if any, then outstanding. Those notes may be issued pursuant to this prospectus and a prospectus supplement, or in a private transaction. In addition, we may enter into any derivative product we deem necessary or desirable with respect to any or all of our notes. We may take those actions without the approval of the holders of any outstanding notes.

        We will not issue additional notes unless the following conditions have been satisfied:

        o We have entered into a supplemental indenture with the trustee providing the terms and forms of the additional notes;

        o The trustee has received a rating confirmation from each rating agency which has assigned a rating to any of our outstanding notes that such rating will not be reduced or withdrawn as a result of the issuance of the proposed additional notes; and

        o The trustee has received an opinion of counsel that issuance of the proposed additional notes will not adversely affect the federal tax treatment of any of our outstanding notes.

        The trustee will be authorized under the indenture to establish any additional funds or accounts which it deems necessary or convenient in connection with the issuance and delivery of any additional notes.


                       SUMMARY OF THE INDENTURE PROVISIONS

        We will issue notes pursuant to an indenture of trust. An indenture of trust may create a distinct trust estate and the student loans held in that trust estate will be pledged to secure a particular series of notes. Alternatively, series of the notes may be issued over time pursuant to separate supplements to a master indenture of trust, if so indicated in the related prospectus supplement, with each series of the notes secured by a common trust estate created by the master indenture of trust. The following is a summary of some of the provisions expected to be contained in an indenture. This summary does not cover every detail contained in the indenture and reference should be made to the indenture for a full and complete statement of its provisions.

PARITY AND PRIORITY OF LIEN

        The provisions of the indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes issued thereunder. However, the Class A notes have priority over the Class B notes with respect to payments of principal and interest, and the Class B notes have priority over the Class C notes, if any, with respect to payments of principal and interest to the extent described in a prospectus supplement.

        The revenues and other money, student loans and other assets pledged under the indenture will be free and clear of any pledge, lien, charge or encumbrance, other than that created by the indenture. Except as otherwise provided in the indenture, we:

        o will not create or voluntarily permit to be created any debt, lien or charge on the student loans which would be on a parity with, subordinate to, or prior to the lien of the indenture; and

        o will not take any action or fail to take any action that would result in the lien of the indenture or the priority of that lien for the obligations thereby secured being lost or impaired.

REPRESENTATIONS AND WARRANTIES

        We represent and warrant in the indenture that:

        o we are duly authorized under the laws of Nebraska to create and issue the notes and to execute and deliver the indenture and any derivative product, and to make the pledge to the payment of notes and any company derivative payments under the indenture;

        o all necessary corporate action for the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product has been duly and effectively taken;

        o the notes in the hands of the registered owners of the notes and any derivative product are and will be valid and enforceable obligations of Nelnet Education Loan Funding, Inc. secured by and payable solely from the trust estate.

SALE OF STUDENT LOANS HELD IN TRUST ESTATE

        Student loans may be sold, or otherwise disposed of by the trustee free from the lien of the indenture under certain circumstances as described in the indenture.

        Prior to any sale we will provide an order to the trustee stating the sale price and directing that student loans be sold or otherwise disposed of and delivered. We will also deliver to the trustee a certificate signed by an authorized representative of Nelnet Education Loan Funding, Inc. to the effect that:

               o the disposition price is equal to or in excess of the amount transferred from the Acquisition/Redemption Fund for such student loans (less principal payments received on such student loans and amortized premiums plus a pro rata share of any unamortized costs of issuance of the notes that financed the loans), or

               o if loans are in default or are otherwise determined by us to be non-performing, the disposition price is lower than the amount transferred from the Acquisition/Redemption Fund for the student loans (less principal payments on such student loans and amortized premiums plus a pro rata share of any unamortized costs of issuance of the notes that financed the loans), and

                     o we reasonably believe that the revenues expected to be received, after giving effect to the disposition, would be at least equal to the revenues expected to be received assuming no such sale or other disposition occurred; or

                     o we remain able to pay debt service on the notes and make payment on any other obligations under the indenture on a timely basis, after giving effect to the disposition, whereas it would not have been able to do so on a timely basis if it had not sold or disposed of the student loans at such discounted amount; or

                     o the aggregate market value of the trust estate, after giving effect to the disposition, will be at least equal to 100% of the aggregate principal amount of the notes and other obligations outstanding under the indenture plus accrued interest.


FURTHER COVENANTS

        We will file financing statements and continuation statements in any jurisdiction necessary to perfect and maintain the security interest we grant under the indenture.

        Upon written request of the trustee, we will permit the trustee or its agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the student loans, and will furnish the trustee such other information as it may reasonably request. The trustee shall be under no duty to make any examination unless requested in writing to do so by the registered owners of not less than 66% of the principal amount of the notes, and unless those registered owners have offered the trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred in making any examination.

        We will cause an annual audit to be made by an independent auditing firm of national reputation and file one copy of the audit with the trustee and each rating agency within 150 days of the close of each fiscal year. The trustee is not obligated to review or otherwise analyze those audits.

        Each year each we will deliver to the trustee a certification of our compliance with the terms and conditions of the indenture, and in the event of any noncompliance, a description of the nature and status thereof.

STATEMENTS TO REGISTERED OWNERS

        For each period described in a prospectus supplement, we will provide to the trustee, and the trustee will forward to each registered owner, a statement setting forth information with respect to our notes and student loans as of the end of such period, including the following:

        o the amount of principal payments made with respect to each class of notes during the preceding period;

        o the amount of interest payments made with respect to each class of notes during the preceding period;

        o the principal balance of student loans as of the close of business on the last day of the preceding period;

        o the aggregate outstanding principal amount of the notes of each class;

        o the interest rate for the applicable class of notes with respect to each note payment date;

        o the number and principal amount of student loans that are delinquent or for which claims have been filed with a guarantee agency; and

        o the outstanding principal amount of the notes as of the close of business on the last day of the preceding period.

        A copy of these reports may be obtained by any noteholder by a written request to the trustee.

ENFORCEMENT OF SERVICING AGREEMENT

        We will diligently enforce all terms, covenants and conditions of any servicing agreements, including the prompt payment of all amounts due to the servicer under any servicing agreements. We will not permit the release of the obligations of any servicer under any servicing agreement except in conjunction with permitted amendments or modifications and will not waive any default by the servicer under the servicing agreement without the written consent of the trustee. We will not consent or agree to or permit any amendment or modification of any servicing agreement which will in any manner materially adversely affect the rights or security of the registered owners of the notes.

ADDITIONAL COVENANTS WITH
RESPECT TO THE HIGHER EDUCATION ACT

        We will verify that the trustee under an indenture is an eligible lender under the Higher Education Act, and will only finance student loans acquired from an eligible lender.

        We are responsible, directly or through our agents, for each of the following actions with respect to the Higher Education Act:

        o Dealing with the Secretary of Education with respect to the rights, benefits and obligations under the certificates of insurance and the contract of insurance, and dealing with the guarantee agencies with respect to the rights, benefits and obligations under the guarantee agreements with respect to the student loans;

        o Causing to be diligently enforced, and causing to be taken all reasonable steps necessary or appropriate for the enforcement of all terms, covenants and conditions of all student loans and agreements in connection with the student loans, including the prompt payment of all principal and interest payments and all other amounts due under the student loans;

        o Causing the student loans to be serviced by entering into one or more servicing agreements with a servicer for the collection of payments made for, and the administration of the accounts of, the student loans;

        o Complying with, and causing all of its officers, trustees, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings under the Higher Education Act, with respect to the student loans;

        o Causing the benefits of the guarantee agreements, the interest subsidy payments and the special allowance payments to flow to the trustee; and

        o Causing student loans that are evidenced by a master promissory note under the Higher Education Act to be acquired in accordance with the terms of a student loan purchase agreement as described in the indenture.

CONTINUED EXISTENCE; SUCCESSOR

        We will preserve and keep in full force and effect our existence, rights and franchises as a Nebraska corporation. We will not sell or otherwise dispose of all or substantially all of our assets, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge with us. These restrictions do not apply to a transaction where the transferee or the surviving or resulting entity irrevocably and unconditionally assumes the obligation to perform and observe our agreements and obligations under the indenture.

EVENTS OF DEFAULT

        Each indenture will define the following events as events of default:

        o default in the due and punctual payment of any principal of or interest on any Class A note when the same becomes due and payable, provided that a failure to pay interest when due constitutes an event of default only if it shall continue for a period of five (5) days;

        o if no Class A notes are outstanding, default in the due and punctual payment of any principal of or interest on any Class B note when the same becomes due and payable, provided that a failure to pay interest when due constitutes an event of default only if it shall continue for a period of five (5) days;

        o if no Class A notes or Class B notes are outstanding, default in the due and punctual payment of any principal or interest on any Class C note when the same becomes due and payable, provided that a failure to pay interest when due constitutes an event of default only if it shall continue for a period of five (5) days;

        o default in the performance or observance of any other of our covenants, agreements or conditions contained in the indenture or in the notes, and continuation of such default for a period of 90 days after written notice thereof is given by the trustee; and

        o      the occurrence of an event of bankruptcy.

REMEDIES ON DEFAULT

        POSSESSION OF TRUST ESTATE. Upon the happening of any event of default, the trustee may take possession of any portion of the trust estate that may be in the custody of others, and all property comprising the trust estate, and may hold, use, operate, manage and control those assets. The trustee may also conduct Nelnet Education Loan Funding, Inc.'s business and collect and receive all charges, income and revenues of the trust estate. After deducting all expenses incurred and all other proper outlays authorized in the indenture, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the trustee will apply the rest and residue of the money received by the trustee as follows, or in such other manner described in a prospectus supplement:

               o FIRST, to the payment of the interest in default on the Class A notes and all derivative payments secured on a parity with the Class A notes then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments;

               o SECOND, to the payment of the principal of all Class A notes then due and all derivative payments secured on a parity with the Class A notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

               o THIRD, to the payment of the interest in default on the Class B notes and all derivative payments secured on a parity with the Class B notes then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments;

               o FOURTH, to the payment of the principal of all Class B notes then due and all derivative payments secured on a parity with the Class B notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

               O FIFTH, to the payment of the interest in default on the Class C notes and all company derivative payments secured on a parity with such Class C notes then due, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments;

               o SIXTH, to the payment of the principal of all Class C notes then due and any derivative payment on a parity with the Class C notes which payments will be made ratably to the parties entitled to the payments without discrimination or preference, except as may be provided in a supplemental indenture;

               o SEVENTH, to pay interest accrued on the carryover amounts of the Class A notes, the carryover amounts of the Class A notes, to pay interest accrued on the carryover amounts of the Class B notes, the carryover amounts of the Class B notes, to pay interest accrued on the carryover amounts of the Class C notes, the carryover amounts of the Class C notes, in that order of priority;

               o EIGHTH, to pay unpaid Termination Payments due as a result of a Counterparty default under a Derivative Product secured on a parity with the Class A notes;

               o NINTH, to pay unpaid Termination Payments due as a result of a Counterparty default under a Derivative Product secured on a parity with the Class B notes; and

               o TENTH, to pay unpaid Termination Payments due as a result of a Counterparty default under a Derivative Product secured on a parity with the Class C notes.

        REMEDIES ON DEFAULT; SALE OF TRUST ESTATE. Upon the happening of any event of default and if the principal of all of the outstanding notes shall have been declared due and payable, then the trustee may sell the trust estate to the highest bidder in accordance with the requirements of applicable law. In addition, the trustee may take action to protect and enforce the rights of the trustee or the registered owners in the manner as counsel for the trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking contained in the indenture, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights of the trustee or the owners of the notes. The trustee is required to take any of these actions if requested to do so in writing by the registered owners of at least a majority of the principal amount of the highest priority obligations outstanding under the defaulted indenture. Any restrictions on the trustee's ability to sell student loans upon an event of default will be described in a prospectus supplement.

        APPOINTMENT OF RECEIVER. If an event of default occurs, and all of the outstanding obligations under the indenture have been declared due and payable, and if any judicial proceedings are commenced to enforce any right of the trustee or of the registered owners under the indenture, then as a matter of right, the trustee shall be entitled to the appointment of a receiver for the trust estate.

        ACCELERATED MATURITY. If an event of default occurs, the trustee may declare, or upon the written direction by the registered owners of at least 66% of the principal amount of the highest priority obligations then outstanding under the indenture shall declare, the principal of all obligations issued under the indenture, and then outstanding, and the interest thereon, immediately due and payable. A declaration of acceleration upon the occurrence of a default not involving a payment of principal or interest requires approval by a majority of the registered owners of each class of notes then outstanding.

        DIRECTION OF TRUSTEE. If an event of default occurs, the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the indenture shall have the right to direct and control the trustee with respect to any proceedings for any sale of any or all of the trust estate, or for the appointment of a receiver. The registered owners may not cause the trustee to take any proceedings which in the trustee's opinion would be unjustly prejudicial to non-assenting registered owners of obligations outstanding under the indenture.

        RIGHT TO ENFORCE IN TRUSTEE. No registered owner of any obligation issued under the indenture shall have any right as a registered owner to institute any suit, action or proceedings for the enforcement of the provisions of the indenture or for the appointment of a receiver or for any other remedy under the indenture. All rights of action under an indenture are vested exclusively in the trustee, unless and until the trustee fails to institute an action or suit after:

        o registered owners of at least 25% of the notes have given to the trustee written notice of a default under the indenture, and of the continuance thereof,

        o registered owners of at lest 25% of the notes shall have made written request upon the trustee and the trustee shall have been afforded reasonable opportunity to institute an action, suit or proceeding in its own name, and

        o the trustee shall have been offered indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred on an action, suit or proceeding in its own name.

        WAIVERS OF EVENTS OF DEFAULT. The trustee may in its discretion waive any event of default under the indenture and rescind any declaration of acceleration of the obligations due under the indenture. The trustee will waive an event of default upon the written request of the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the indenture. A waiver of any event of default in the payment of the principal or interest due on any obligation issued under the indenture may not be made unless prior to the waiver or rescission, provision shall have been made for payment of all arrears of interest or all arrears of payments of principal, and all expenses of the trustee in connection with such default. A waiver or rescission of one default will not affect any subsequent or other default, or impair any rights or remedies consequent to any subsequent or other default.

        NO BANKRUPTCY PETITION; SUBORDINATION. The trustee and each holder of the notes are prohibited from instituting any bankruptcy, reorganization, insolvency or liquidation proceedings against us. The trustee and each holder of the notes further agree under the terms of the indenture that any interest, claim or benefit they may have in any of our assets that are not held in the trust estate shall be subordinate to any pledge of or encumbrance on those assets.

THE TRUSTEE

        ACCEPTANCE OF TRUST. The trustee has accepted the trusts imposed upon it by an indenture, and will perform those trusts, but only upon and subject to the following terms and conditions:

        o The trustee undertakes to perform only those duties as are specifically set forth in the indenture;

        o In the absence of bad faith on its part, the trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the trustee and conforming to the requirements of the indenture;

        o In case an event of default has occurred and is continuing, the trustee, in exercising the rights and powers vested in it by the indenture, will use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; and

        o Before taking any action under the indenture requested by registered owners, the trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the registered owners for the reimbursement of all expenses to which it may be put and to protect it against liability arising from any action taken by the trustee.

        TRUSTEE MAY ACT THROUGH AGENTS. The trustee may execute any of the trusts or powers under the indenture and perform any duty thereunder either itself or by or through its attorneys, agents, or employees. The trustee will not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision, and monitoring of the work performed. Nelnet Education Loan Funding, Inc. will pay all reasonable costs incurred by the trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with the trust estate.

        INDEMNIFICATION OF TRUSTEE. The trustee is generally under no obligation or duty to perform any act at the request of registered owners or to institute or defend any suit to protect the rights of the registered owners under the indenture unless properly indemnified and provided with security to its satisfaction. The trustee is not required to take notice of any event under an indenture unless and until it shall have been specifically notified in writing of the event of default by the registered owners or an authorized representative or Nelnet Education Loan Funding, Inc.

        However, the trustee may begin suit, or appear in and defend suit, execute any of the trusts, enforce any of its rights or powers, or do anything else in its judgment proper, without assurance of reimbursement or indemnity. In that case the trustee will be reimbursed or indemnified by the registered owners requesting that action, if any, or by Nelnet Education Loan Funding, Inc. in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred. If Nelnet Education Loan Funding, Inc. or the registered owners, as appropriate, fail to make such reimbursement or indemnification, the trustee may reimburse itself from any money in its possession under the provisions of the indenture, subject only to the prior lien of the notes for the payment of the principal and interest thereon from the Collection Fund.

        Nelnet Education Loan Funding, Inc. will indemnify and hold harmless the trustee for any loss, liability or expenses incurred by the trustee, arising out of or in connection with the acceptance or administration of the trust estate, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties in relation to the trust estate, unless such losses, liabilities and expenses are adjudicated to have resulted from the negligence or willful misconduct of the trustee. Nelnet Education Loan Funding, Inc. will indemnify and hold harmless the trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any offering document distributed in connection with the issuance of the notes or caused by any omission or alleged omission from such offering document of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.

        COMPENSATION OF TRUSTEE. Nelnet Education Loan Funding, Inc. will pay to the trustee compensation for all services rendered by it under the applicable indenture, and also all of its reasonable expenses, charges, and other disbursements. Trustee compensation shall not be limited to or by any provision of law in regard to the compensation of trustees of an express trust.

        RESIGNATION OF TRUSTEE. The trustee may resign and be discharged from the trust created by the indenture by giving notice in writing specifying the date on which such resignation is to take effect. A resignation will only take effect on the day specified in such notice if a successor trustee shall have been appointed pursuant to the provisions of the indenture and is qualified to be the trustee under the requirements of the provisions of the indenture.

        REMOVAL OF TRUSTEE.  The trustee may be removed:

        o at any time by the registered owners of a majority of the principal amount of the highest priority obligations then outstanding under an indenture;

        o by Nelnet Education Loan Funding, Inc. for cause or upon the sale or other disposition of the trustee or its trust functions; or

        o by Nelnet Education Loan Funding, Inc. without cause so long as no event of default exists or has existed within the last 30 days.

        In the event a trustee is removed, removal shall not become effective until:

        o       a successor trustee shall have been appointed; and

        o       the successor trustee has accepted that appointment.

        SUCCESSOR TRUSTEE. If the trustee resigns, is dissolved or otherwise is disqualified to act or is incapable of acting, or in case control of the trustee is taken over by any public officer or officers, Nelnet Education Loan Funding, Inc. may appoint a successor trustee. Nelnet Education Loan Funding, Inc. will cause notice of the appointment of a successor trustee to be mailed to the registered owners at the address of each registered owner appearing on the note registration books.

        Every successor trustee:

        o will be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein;

        o have a reported capital and surplus of not less than $50,000,000;

        o will be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority; and

        o will be an eligible lender under the Higher Education Act so long as such designation is necessary to maintain guarantees and federal benefits under the Higher Education Act with respect to the student loans originated under the Higher Education Act.

        MERGER OF THE TRUSTEE. Any corporation into which the trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under an indenture, provided such corporation shall be otherwise qualified and eligible under the indenture, without the execution or filing of any paper of any further act on the part of any other parties thereto.

SUPPLEMENTAL INDENTURES

        SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF REGISTERED OWNERS. Nelnet Education Loan Funding, Inc. can agree with the trustee to enter into any indentures supplemental to the indenture for any of the following purposes without notice to or the consent of noteholders:

        o       to cure any ambiguity or defect or omission in the indenture;

        o to grant to or confer upon the trustee for the benefit of the registered owners any additional benefits, rights, remedies, powers or authorities;

        o to subject to the indenture additional revenues, properties or collateral;

        o to modify, amend or supplement the indenture or any indenture supplemental thereto in such manner as to permit the qualification under the Trust Indenture Act of 1939 or any similar federal statute or to permit the qualification of the notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to the indenture or any indenture supplemental thereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

        o to evidence the appointment of a separate or co-trustee or a co-registrar or transfer agent or the succession of a new trustee under the indenture;

        o to add provisions to or to amend provisions of the indenture as may, in the opinion of counsel, be necessary or desirable to assure implementation of the student loan business in conformance with the Higher Education Act;

        o to make any change as shall be necessary in order to obtain and maintain for any of the notes an investment grade rating from a nationally recognized rating service, which changes, in the opinion of the trustee are not to the prejudice of the registered owners of any of the obligations outstanding under the indenture;

        o to make any changes necessary to comply with the Higher Education Act and the regulations thereunder or the Internal Revenue Code and the regulations promulgated thereunder;

        o       to provide for the issuance of additional notes;

        o to make the terms and provisions of the indenture, including the lien and security interest granted therein, applicable to a derivative product;

        o to create any additional funds or accounts under the indenture deemed by the trustee to be necessary or desirable;

        o to make any other change with a confirmation by the rating agencies of their ratings of the notes; or

        o to make any other change which, in the judgment of the trustee is not to the material prejudice of the registered owners of any obligations outstanding under the indenture.

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

        SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF REGISTERED OWNERS. Any amendment of an indenture other than those listed above must be approved by the registered owners of not less than a majority of the principal amount of each class of the obligations then outstanding under the indenture.

        The changes described below may be made in a supplemental indenture only with the consent of the registered owners of all obligations then outstanding:

        o an extension of the maturity date of the principal of or the interest on any obligation;

        o a reduction in the principal amount of any obligation or the rate of interest thereon;

        o a privilege or priority of any obligation under the indenture over any other obligation;

        o a reduction in the aggregate principal amount of the obligations required for consent to such supplemental indenture; or

        o the creation of any lien other than a lien ratably securing all of the obligations at any time outstanding under the indenture.

        Nelnet Education Loan shall provide each rating agency with prior written notice of any supplemental indenture.

TRUSTS IRREVOCABLE

        The trust created by an indenture is irrevocable until the notes and interest thereon and all company derivative payments secured thereby are fully paid or provision is made for their payment as provided in the applicable indenture.

SATISFACTION OF INDENTURE

        If the registered owners of the notes issued under an indenture are paid all the principal of and interest due on their notes, at the times and in the manner stipulated in an indenture, and if each counterparty on a derivative product is paid all of derivative payments then due, then the pledge of the trust estate will thereupon terminate and be discharged. The trustee will execute and deliver to Nelnet Education Loan Funding, Inc. instruments to evidence the discharge and satisfaction, and the trustee will pay all money held by it under the indenture to the party entitled to receive it under the indenture.

        Notes will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the trustee. Any outstanding note will be considered to have been paid if the note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in the indenture and on said date there shall have been deposited with the trustee either money or governmental obligations the principal of and the interest on which when due will provide money sufficient to pay the principal of and interest to become due on the note.

        Any derivative payments will be considered to have been paid and the applicable derivative product terminated when payment of all derivative payments due and payable to each counterparty under derivative products have been made or duly provided for to the satisfaction of each counterparty and the respective derivative product has been terminated.

            DESCRIPTION OF CREDIT ENHANCEMENT AND DERIVATIVE PRODUCTS

CREDIT ENHANCEMENT

        Credit enhancement may be provided with respect to one or more classes of the notes. The amounts and types of credit enhancement arrangements and the provider of the credit enhancement, if any, will be set forth in the related prospectus supplement. Credit enhancement may be in the form of a letter of credit, the subordination of one or more classes of notes, the use of an insurance policy or surety bonds, the establishment of one or more reserve funds, interest rate swaps, or any combination of the foregoing.

        The presence of a Reserve Fund and other forms of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood that noteholders of a class or series will receive the full amount of principal and interest due on the notes and to decrease the likelihood that such noteholders will experience losses. The credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such noteholders of all amounts to which they are entitled unless a guarantee against losses is described in the related prospectus supplement. If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of notes, holders of notes of one series will be subject to the risk that the credit enhancement will be exhausted by the claims of the holders of notes of one or more other series.

        SUBORDINATE NOTES. The notes will be designated Class A notes, Class B notes or Class C notes in the related prospectus supplement. To the extent specified in the related prospectus supplement, the rights of the Class B noteholders to receive distributions on any note payment date will be subordinated to the corresponding rights of the Class A noteholders, and the rights of the Class C noteholders to receive distributions on any note payment date will be subordinated to the corresponding rights of the Class B noteholders and the Class A noteholders. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, specific types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of notes in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

        LETTER OF CREDIT. If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by one or more letters of credit. The bank or financial institution issuing the letter of credit will be identified in a prospectus supplement. Under a letter of credit, the issuer will be obligated to honor draws in an aggregate fixed dollar amount generally equal to a percentage specified in the related prospectus supplement of the principal balance of the student loans on a specified date or of the initial aggregate principal balance of one or more classes of notes. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuer of the letter of credit will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust estate.

        NOTE INSURANCE AND SURETY BONDS. If so specified in the prospectus supplement with respect to a series of the notes, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

        RESERVE FUND. In addition to the Reserve Fund described in this prospectus under "Security and Sources of Payment for the Notes-Reserve Fund," one or more reserve funds may be established with respect to a series of the notes. Cash, eligible investments, a demand note or a combination thereof, in the amounts so specified in the related prospectus supplement, may be deposited in such reserve fund. The reserve fund for a series may also be funded over time by depositing in the reserve fund a specified amount of the distributions received on the related receivables as specified in the related prospectus supplement.

        Amounts on deposit in the Reserve Fund, together with the reinvestment income on those amounts, will be applied by the trustee for the purposes, in the manner and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the notes, if required as a condition to the rating of the notes of that series. If so specified in the related prospectus supplement, a reserve fund may be established to provide limited protection, in an amount satisfactory to each rating agency rating the notes, against certain types of losses not covered by insurance policies or other credit support. Following each interest payment date, amounts in a reserve fund in excess of any specified reserve fund requirement may be released from the reserve fund under the conditions specified in the related prospectus supplement and will not be available for further application by the trustee.

        Additional information concerning any reserve fund is to be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to noteholders and use of investment earnings from the reserve fund, if any.

DERIVATIVE PRODUCTS; DERIVATIVE PAYMENTS

        If so provided in a prospectus supplement, we may enter into a derivative product, defined to mean a written contract under which we become obligated to pay to a counterparty on specified payments dates certain amounts in exchange for the counterparty's obligation to make payments to us on specified payment dates in specified amounts. Our obligation to make payments in connection with a derivative product may be secured by a pledge of and lien on the trust estate. We will not enter into a derivative product unless the trustee has received a confirmation from each rating agency providing a rating for the notes described in the prospectus supplement that the derivative product will not adversely affect the rating on any of the notes.

            DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

        The Higher Education Act provides for a program of direct federal insurance for student loans as well as reinsurance of student loans guaranteed or insured by state agencies or private non-profit corporations.

        The Higher Education Act currently authorizes certain student loans to be covered under the Federal Family Education Loan Program. The 1998 Amendments to the Higher Education Act extended the authorization for the Federal Family Education Loan Program through September 30, 2004. Congress has extended similar authorization dates in prior versions of the Higher Education Act. However, the current authorization dates may not again be extended and the other provisions of the Higher Education Act may not be continued in their present form.

        Generally, a student is eligible for loans made under the Federal Family Education Loan Program only if he or she:

        o has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education;

        o is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution;

        o has agreed to promptly notify the holder of the loan of any address change; and

        o       meets the applicable "needs" requirements.

        Eligible institutions include higher educational institutions and vocational schools that comply with specific federal regulations. Each loan is to be evidenced by an unsecured note.

        The Higher Education Act also establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the Federal Family Education Loan Program. The Higher Education Act allows lesser rates of interest to be charged.

TYPES OF LOANS

        Four types of loans are currently available under the Federal Family Education Loan Program:

        o      Stafford Loans
        o      Unsubsidized Stafford Loans
        o      PLUS Loans
        o      Consolidation Loans

These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and special allowance payments. Some of these loan types have had other names in the past. References to these various loan types include, where appropriate, their predecessors.

        The primary loan under the Federal Family Education Loan Program is the Subsidized Federal Stafford Loan. Students who are not eligible for Subsidized Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Federal Stafford Loans. Parents of students may be able to obtain Federal PLUS Loans. Consolidation Loans are available to borrowers with existing loans made under the Federal Family Education Loan Program and other federal programs to consolidate repayment of the borrower's existing loans. Prior to July 1, 1994, the Federal Family Education Loan Program also offered Federal Supplemental Loans for Students ("Federal SLS Loans") to graduate and professional students and independent undergraduate students and, under certain circumstances, dependent undergraduate students, to supplement their Stafford Loans.

SUBSIDIZED FEDERAL STAFFORD LOANS

        GENERAL. Subsidized Stafford Loans are eligible for reinsurance under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution. Subsidized Stafford Loans have limits as to the maximum amount which may be borrowed for an academic year and in the aggregate for both undergraduate and graduate/professional study. Both aggregate limitations exclude loans made under the Federal SLS and Federal PLUS Programs. The Secretary of Education has discretion to raise these limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.

        Subsidized Stafford Loans are generally made only to student borrowers who meet the needs tests provided in the Higher Education Act. Provisions addressing the implementation of needs analysis and the relationship between unmet need for financing and the availability of Subsidized Federal Stafford Loan Program funding have been the subject of frequent and extensive amendment in recent years. Further amendment to such provisions may materially affect the availability of Subsidized Stafford Loan funding to borrowers or the availability of Subsidized Stafford Loans for secondary market acquisition.

        INTEREST RATES FOR SUBSIDIZED FEDERAL STAFFORD LOANS. For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous Federal Family Education Loan Program loan:

               (1) is 7% per annum for a loan covering a period of instruction beginning before January 1,1981,

               (2) is 9% per annum for a loan covering a period of instruction beginning on or before January 1, 1981, but before September 13, 1983,

               (3) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988,

               (4) is 8% per annum for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum), or

               (5) for a loan made on or after October 1, 1992 shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

        For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made insured or guaranteed under the Federal Family Education Loan Program:

               (6) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if the previous loan is not a Stafford Loan 8% per annum, or

               (7) for a loan made on or before July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum but not to exceed:

        o 7% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clause (1) above,

        o       8% per annum in the case of

                o a Stafford Loan made to a borrower who has a loan described in clause (3) above,

                o a Stafford Loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (4) above,

                o a Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan,

        o 9% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clauses (2) or (5) above or a Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan, and

        o 10% per annum in the case of a Stafford Loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (4) above.

        The interest rate on all Stafford Loans made on or after July 1, 1994 but prior to July 1, 1998, regardless of whether the borrower is a new borrower or a repeat borrower, is the rate described in clause (7) above, except that the interest rate shall not exceed 8.25% per annum. For any Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any deferment periods. During deferment periods, the formula described in clause (7) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum.

        For Stafford Loans made on or after July 1, 1998 but before July 1, 2006, the applicable interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the proceeding June 1, plus 1.7% per annum prior to the time the loan enters repayment and during any deferment periods, and 2.3% per annum during repayment, but not to exceed 8.25% per annum.

        For loans the first disbursement of which is made on or after July 1, 2006, the applicable interest rate will be 6.8%. There can be no assurance that the interest rate provisions for these loans will not be further amended.

UNSUBSIDIZED FEDERAL STAFFORD LOANS

        GENERAL. The Unsubsidized Federal Stafford Loan Program was created by Congress in 1992 for students who do not qualify for Subsidized Stafford Loans due to parental and/or student income and assets in excess of permitted amounts. These students are entitled to borrow the difference between the Stafford Loan maximum and their Subsidized Stafford eligibility through the Unsubsidized Stafford program. The general requirements for Unsubsidized Stafford Loans are essentially the same as those for Subsidized Stafford Loans. The interest rate, the annual loan limits and the special allowance payment provisions of the Unsubsidized Stafford Loans are the same as the Subsidized Stafford Loans. However, the terms of the Unsubsidized Stafford Loans differ materially from

Subsidized Stafford Loans in that the federal government will not make interest subsidy payments and the loan limitations are determined without respect to the expected family contribution. The borrower will be required to either pay interest from the time the loan is disbursed or capitalize the interest until repayment begins. Unsubsidized Stafford Loans were not available before October 1, 1992. A student meeting the general eligibility requirements for a loan under the Federal Family Education Loan Program is eligible for an Unsubsidized Stafford Loan without regard to need.

        INTEREST RATES FOR UNSUBSIDIZED FEDERAL STAFFORD LOANS. Unsubsidized Stafford Loans are subject to the same interest rate provisions as Subsidized Stafford Loans.

FEDERAL PLUS LOANS

        GENERAL. PLUS Loans are made only to borrowers who are parents and, under certain circumstances, spouses of remarried parents, of dependent undergraduate students. For PLUS Loans made on or after July 1, 1993, the parent borrower must not have an adverse credit history as determined pursuant to criteria established by the Department of Education. The basic provisions applicable to PLUS Loans are similar to those of Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, PLUS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the PLUS Loan program and special allowance payments are more restricted.

        INTEREST RATES FOR FEDERAL PLUS LOANS. The applicable interest rate depends upon the date of issuance of the loan and the period of enrollment for which the loan is to apply. The applicable interest rate on a PLUS Loan:

        o made on or after January 1, 1981, but before October 1, 1981, is 9% per annum,

        o made on or after October 1, 1981, but before November 1, 1982, is 14% per annum,

        o made on or after November 1, 1982, but before July 1, 1987, is 12% per annum,

        o made on or after July 1, 1987, but before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 12% per annum),

        o made on or after October 1, 1992, but before July 1, 1994, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 10% per annum),

        o made on or after July 1, 1994, but before July 1, 1998, is the same as that for a loan made on or after October 1, 1992, but before July 1, 1994, except that such rate shall not exceed 9% per annum,

        o made on or after July 1, 1998, but before July 1, 2006, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum), or

        o the first disbursement of which is made on or after July 1, 2006, will be 7.9%.

        For any 12-month period beginning on July 1, 2001 or any succeeding year, the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week before such June 26, will be substituted for the 52-week Treasury bill as the index for interest rate calculations.

FEDERAL SLS LOANS

        GENERAL. SLS Loans were limited to graduate or professional students, independent undergraduate students, and dependent undergraduate students, if the students' parents were unable to obtain a PLUS Loan and were also unable to provide the students' expected family contribution. Except for dependent undergraduate students, eligibility for SLS Loans was determined without regard to need. SLS Loans are similar to Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, SLS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the SLS Loan program and special allowance payments are more restricted.

        INTEREST RATES FOR FEDERAL SLS LOANS. The applicable interest rates on SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on PLUS Loans made at the same time. For SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on PLUS Loans, except that the ceiling is 11% per annum instead of 10% per annum.

FEDERAL CONSOLIDATION LOANS

        GENERAL. The Higher Education Act authorizes a program under which certain borrowers may consolidate their various student loans into a single loan insured and reinsured on a basis similar to Subsidized Stafford Loans. Federal Consolidation Loans may be obtained in an amount sufficient to pay outstanding principal, unpaid interest and late charges on federally insured or reinsured student loans incurred under the Federal Family Education Loan Program, excluding Federal PLUS Loans made to "parent borrowers", selected by the borrower, as well as loans made pursuant to the Perkins (formally "National Direct Student Loan") and Health Professional Student Loan Programs. To be eligible for a Consolidation Loan, a borrower must:

        o have outstanding indebtedness on student loans made under the Federal Family Education Loan Program and/or certain other federal student loan programs, and

        o      be in repayment status or in a grace period, or

        o be a defaulted borrower who has made arrangements to repay any defaulted loan satisfactory to the holder of the defaulted loan.

        If requested by the borrower, an eligible lender may consolidate SLS or PLUS Loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The consolidated loan shall bear interest at a rate equal to the weighted average of the rates of the included loans. Such a consolidation shall not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or PLUS Loan, including an SLS or PLUS Loan held by a different lender who has refused to refinance the loan, at a variable interest rate. In this case, proceeds of the new loan are used to discharge the original loan.

        A married couple who agree to be jointly liable on a Consolidation Loan, for which the application is received on or after January 1, 1993, may be treated as an individual for purposes of obtaining a Consolidation Loan. For Consolidation Loans disbursed prior to July 1, 1994 the borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the Higher Education Technical Amendments Act of 1993, PLUS Loans could not be included in the Consolidation Loan. For Consolidation Loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of such indebtedness. For applications received on or after January 1, 1993, borrowers may add additional loans to a Federal Consolidation Loan during the 180-day period following the origination of the Federal Consolidation Loan.

        INTEREST RATES FOR FEDERAL CONSOLIDATION LOANS. A Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. Except as described in the next sentence, a Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. For a Consolidation Loan for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, the interest rate shall be adjusted annually, and for any twelve-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum, but not to exceed 8.25% per annum. Notwithstanding these general interest rates, the portion, if any, of a Consolidation Loan that repaid a loan made under title VII, Sections 700-721 of the Public Health Services Act, as amended, has a different variable interest rate. Such portion is adjusted on July 1 of each year, but is the sum of the average of the T-Bill Rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. Consolidation Loans made on or after October 1, 1998 and before July 1, 2006 will bear interest at a per annum rate equal to the lesser of 8.25% or the weighted average of the interest rates on the loans being consolidated, rounded to the nearest higher 1/8th of 1%. Consolidation Loans for which the application is received on or after July 1, 2006, will bear interest also at a rate per annum equal to the lesser of 8.25% or the weighted average of the interest rates on the loans being consolidated, rounded to the nearest higher 1/8th of 1%. For a discussion of required payments that reduce the return on Consolidation Loans, see "Fees - Rebate Fees on Consolidation Loans" in this prospectus.

MAXIMUM LOAN AMOUNTS

        Each type of loan is subject to limits on the maximum principal amount, both with respect to a given year and in the aggregate. Consolidation Loans are limited only by the amount of eligible loans to be consolidated. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Stafford Loans are also subject to limits based upon needs analysis. Additional limits are described below.

        LOAN LIMITS FOR STAFFORD AND UNSUBSIDIZED STAFFORD LOANS. Stafford and Unsubsidized Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year. A student who has successfully completed the first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which the programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. The maximum aggregate amount of Stafford and Unsubsidized Stafford Loans, including that portion of a Consolidation Loan used to repay such loans, which an undergraduate student may have outstanding is $23,000. The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500. The Secretary of Education is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary of Education determines to be exceptionally expensive.

        Prior to the enactment of the Higher Education Amendments of 1992, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Stafford Loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Stafford Loans which a borrower could have outstanding, including that portion of a Consolidation Loan used to repay such loans, was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the 1986 changes, the annual limits were generally lower.

        LOAN LIMITS FOR PLUS LOANS. For PLUS Loans made on or after July 1, 1993, the amounts of PLUS Loans are limited only by the student's unmet need. Prior to that time PLUS Loans were subject to limits similar to those of SLS Loans applied with respect to each student on behalf of whom the parent borrowed.

        LOAN LIMITS FOR SLS LOANS. A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS Loan in an amount of up to $4,000. A student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 changes, SLS Loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 changes, a graduate or professional student could borrow $3,000 of SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of SLS Loans per academic year minus the amount of all other Federal Family Education Loan Program loans to such student for such academic year, up to the maximum amount of all Federal Family Education Loan Program loans to that student of $12,500. In 1989, the amount of SLS Loans for students enrolled in programs of less than an academic year in length were limited in a manner similar to the limits described above under "Subsidized Federal Stafford Loans".

DISBURSEMENT REQUIREMENTS

        The Higher Education Act now requires that virtually all Stafford Loans and PLUS Loans be disbursed by eligible lenders in at least two separate installments. The proceeds of a loan made to any undergraduate first-year student borrowing for the first time under the program must be delivered to the student no earlier than thirty days after the enrollment period begins.

REPAYMENT

        REPAYMENT PERIODS. Loans made under the Federal Family Education Loan Program, other than Consolidation Loans, must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. After the 1998 Amendments, lenders are required to offer extended repayment schedules to new borrowers who accumulate outstanding loans of more than $30,000, in which case the repayment period may extend up to 25 years subject to certain minimum repayment amounts. A Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower's outstanding student loans, but may not be longer than 30 years. For Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. Repayment of principal on a Stafford Loan does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable grace period. Grace periods may be waived by borrowers. For Stafford Loans for which the applicable rate of interest is 7% per annum, the repayment period commences not more than twelve months after the borrower ceases to pursue at least a half-time course of study. For other Stafford Loans and Unsubsidized Stafford Loans, the repayment period commences not more than six months after the borrower ceases to pursue at least a half-time course of study. The six month or twelve month periods are the "grace periods".

        In the case of SLS, PLUS and Consolidated Loans, the repayment period commences on the date of final disbursement of the loan, except that the borrower of an SLS Loan who also has a Stafford Loan may defer repayment of the SLS Loan to coincide with the commencement of repayment of the Stafford or Unsubsidized Stafford Loan. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree to a lesser rate at any time before or during the repayment period. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers may accelerate, without penalty, the repayment of all or any part of the loan.

        INCOME SENSITIVE REPAYMENT SCHEDULES. Since 1992, lenders of Consolidation Loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and SLS Loans have been required to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. A trust may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

        DEFERMENT PERIODS. No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act. For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available:

        o during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps,

        o during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act,

        o during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973,

        o during a period not exceeding three years while the borrower is in service, comparable to the service described above as a full-time volunteer for an organization which is exempt from taxation under Section 501(c)(3) of the Code,

        o during a period not exceeding two years while the borrower is serving an internship necessary to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program,

        o during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled,

        o during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment,

        o during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the Federal Family Education Loan Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education,

        o during a period, not in excess of 6 months, while the borrower is on parental leave, and

        o only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage.

        For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available:

        o during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary,

        o during a period not exceeding three years while the borrower is seeking and unable to find full-time employment, and

        o during a period not in excess of three years for any reason which the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income.

        Prior to the 1992 changes, only certain of the deferment periods described above were available to PLUS Loan borrowers, and only certain deferment periods were available to Consolidation Loan borrowers. Prior to the 1986 changes, PLUS Loan borrowers were not entitled to certain deferment periods. Deferment periods extend the ten-year maximum term.

        FORBEARANCE PERIOD. The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments. A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the Federal Family Education Loan Program) equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided in exceptional circumstances such as a local or national emergency or military mobilization, or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. Forbearance also extends the ten year maximum term.

        INTEREST PAYMENTS DURING GRACE, DEFERMENT AND FORBEARANCE PERIODS. The Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during grace and deferment periods. Interest that accrues during forbearance periods and, if the loan is not eligible for interest subsidy payments, while the borrower is in school and during the grace and deferment periods, may be paid monthly or quarterly or capitalized not more frequently than quarterly.

FEES

        GUARANTEE FEE. A guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of Consolidation Loans. However, borrowers may be charged an insurance fee to cover the costs of increased or extended liability with respect to Consolidation Loans. For loans made prior to July 1, 1994, the maximum guarantee fee was 3% of the principal amount of the loan, but no such guarantee fee was authorized to be charged with respect to Unsubsidized Stafford Loans.

        ORIGINATION FEE. An eligible lender is authorized to charge the borrower of a Stafford Loan, an Unsubsidized Stafford Loan or PLUS Loan an origination fee in an amount not to exceed 5% of the principal amount of the loan, and is required to charge the borrower of an Unsubsidized Stafford Loan or a PLUS Loan an origination fee in the amount of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower. These fees are not retained by the lender, but must be passed on to the Secretary of Education.

        LENDER ORIGINATION FEE. The lender of any loan under the Federal Family Education Loan Program made on or after October 1, 1993 is required to pay to the Secretary of Education a fee equal to 0.5% of the principal amount of such loan.

        REBATE FEE ON CONSOLIDATION LOANS. The holder of any Consolidation Loan made on or after October 1, 1993 is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of, and accrued interest on the Consolidation Loan. For loans made pursuant to applications received on or after October 1, 1998, and on or before January 31, 1999 the fee on consolidation loans of 1.05% is reduced to .62%.

INTEREST SUBSIDY PAYMENTS

        Interest subsidy payments are interest payments paid with respect to an eligible loan before the time that the loan enters repayment and during grace and deferment periods. The Secretary of Education and the guarantee agencies enter into interest subsidy agreements whereby the Secretary of Education agrees to pay interest subsidy payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Stafford Loans and Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for interest subsidy payments. Consolidation Loans made after August 10, 1993 are eligible for interest subsidy payments only if all loans consolidated thereby are Stafford Loans, except that Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, are eligible for interest subsidy payments on that portion of the Consolidation Loan that repays Stafford Loans or similar subsidized loans made under the direct loan program. In addition, to be eligible for interest subsidy payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act.

        The Secretary of Education makes interest subsidy payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any deferment period. A borrower may elect to forego interest subsidy payments, in which case the borrower is required to make interest payments.

SPECIAL ALLOWANCE PAYMENTS

        The Higher Education Act provides for special allowance payments to be made by the Secretary of Education to eligible lenders. The rates for special allowance payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured and the type of funds used to finance the loan (taxable or tax-exempt).

        FEDERAL SUBSIDIZED AND UNSUBSIDIZED STAFFORD LOANS. The effective formulas for special allowance payment rates for Stafford and Unsubsidized Stafford Loans are summarized in the following chart. The T-Bill Rate mentioned in the chart refers to the average of the bond equivalent yield of the 91-day Treasury bills auctioned during the preceding quarter.


      Date of Loans                                Annualized SAP Rate
      -------------                                -------------------
On or after October 1, 1981             T-Bill Rate less Applicable Interest Rate +3.5%
On or after November 16, 1986           T-Bill Rate less Applicable Interest Rate +3.25%
On or after October 1, 1992             T-Bill Rate less Applicable Interest Rate +3.1%
On or after July 1, 1995                T-Bill Rate less Applicable Interest Rate +3.1%(1)
On or after July 1, 1998                T-Bill Rate less Applicable Interest Rate +2.8%(2)
On or after January 1, 2000 and
before July 1, 2003                     3 Month Commercial Paper Rate less Applicable(3)
                                        Interest Rate + 2.34%

----------------------------------
(1) Substitute 2.5% in this formula while loans are in-school, grace or deferment status.

(2) Substitute 2.2% in this formula while such loans are in-school, grace or deferment status.

(3) Substitute 1.74% in this formula while such loans are in-school, grace or deferment status.

        FEDERAL PLUS, SLS AND CONSOLIDATION LOANS. The formula for special allowance payments on PLUS, SLS and Consolidation Loans are as follows:

      Date of Loan                      Annualized SAP Rate
      ------------                      -------------------

On or after October 1, 1992      T-Bill Rate less applicable Interest Rate +3.1%

On or after January 1, 2000      3 Month Commercial Paper Rate less Applicable
                                 Interest Rate +2.64%

For PLUS and SLS Loans which bear interest at rates adjusted annually, special allowance payments are made only in years during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See "Interest Rates for PLUS Loans" and "Interest Rates for SLS Loans" in this prospectus. Special allowance payments are paid with respect to PLUS Loans made on or after October 1, 1992 only if the rate that would otherwise apply exceeds 10% per annum. For PLUS Loans made after July 1, 1998 and before July 1, 2006, special allowance is paid only if the sum of the 91-day Treasury bill rate determined at an auction held on June 1 of each year plus 3.1% exceeds 9.0%. For PLUS Loans first disbursed on or after July 1, 2006, special allowance is paid for such loans in any 12-month period beginning on July 1 and ending on June 30 only if the sum of the average of the bond equivalent rates of the quotes of the 3-month Commercial Paper Rate for the last calendar week ending on or before such July 1 plus 2.64% exceeds 9.0%. The portion, if any, of a Consolidation Loan that repaid a loan made under Title VII, Sections 700-721 of the Public Health Services Act, as amended, is ineligible for special allowance payments.

        SPECIAL ALLOWANCE PAYMENTS FOR LOANS FINANCED BY TAX EXEMPT BONDS. The effective formulas for special allowance payment rates differ depending on whether loans to borrowers were acquired or originated with the proceeds of tax-exempt obligations. The formula for special allowance payments for loans financed with the proceeds of tax-exempt obligations originally prior to October 1, 1993 is:

                 T Bill Rate Less Applicable Interest Rate + 3.5%
                 ------------------------------------------------
                                        2

provided that the special allowance applicable to the loans may not be less that 9-1/2% less the Applicable Interest Rate. Loans acquired with the proceeds of tax-exempt obligations originally issued after October 1, 1993 receive special allowance payments made on other loans.

        ADJUSTMENTS TO SPECIAL ALLOWANCE PAYMENTS. Special allowance payments and interest subsidy payments are reduced by the amount which the lender is authorized or required to charge as an origination fee. In addition, the amount of the lender origination fee is collected by offset to special allowance payments and interest subsidy payments. The Higher Education Act provides that if special allowance payments or interest subsidy payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and interest subsidy payments due the holder.

                      DESCRIPTION OF THE GUARANTEE AGENCIES

        The student loans we finance will be guaranteed by any one or more guarantee agencies identified in the related prospectus supplement. The following discussion relates to guarantee agencies under the Federal Family Education Loan Program.

        A guarantee agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A guarantee agency generally purchases defaulted student loans which it has guaranteed with its reserve fund. A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 270 days. The default claim package must include all information and documentation required under the Federal Family Education Loan Program regulations and the guarantee agency's policies and procedures.

        In general, a guarantee agency's reserve fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders, investment income on moneys in the reserve fund, and a portion of the moneys collected from borrowers on guaranteed loans that have been reimbursed by the Secretary of Education to cover the guarantee agency's administrative expenses.

        Various changes to the Higher Education Act have adversely affected the receipt of revenues by the guarantee agencies and their ability to maintain their reserve funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include:

        o the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages,

        o the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994,

        o the replacement of the administrative cost allowance with a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans,

        o the reduction in supplemental preclaims assistance payments from the Secretary of Education, and

        o the reduction in retention by a guarantee agency of collections on defaulted loans from 27% to 24% (23% beginning on October 1, 2003).

        Additionally, the adequacy of a guarantee agency's reserve fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program discussed below may adversely affect the volume of new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by guarantee agencies and the structure of the guarantee agency program.

        The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. These include requiring a guarantee agency to maintain its reserve fund at a certain required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the guarantee agency, terminating the guarantee agency's federal reimbursement contracts, assuming responsibility for all functions of the guarantee agency, and transferring the guarantee agency's guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a guarantee agency's reserve fund shall be considered to be the property of the United States to be used in the operation of the Federal Family Education Loan Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the reserve fund.

        The 1998 Amendments mandate the recall of guarantee agency reserve funds by the Secretary of Education amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall, and under the 1998 Amendments, guarantee agency reserve funds were restructured to provide guarantee agencies with additional flexibility in choosing how to spend certain funds they receive. The new recall of reserves for guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced. Relevant federal laws, including the Higher Education Act, may be further changed in a manner that may adversely affect the ability of a guarantee agency to meet its guarantee obligations.

        Student loans originated prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. Student loans originated after October 1, 1993 are guaranteed as to 98% of principal and accrued interest.

        Under the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by such guarantee agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the guarantee agency.

        There are no assurances as to the Secretary of Education's actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its reserve fund to the Secretary of Education.

        Information relating to the particular guarantee agencies guaranteeing our student loans will be set forth in the prospectus supplement.

FEDERAL AGREEMENTS

        GENERAL. A guaranty agency's right to receive federal reimbursements for various guarantee claims paid by such guarantee agency is governed by the Higher Education Act and various contracts entered into between guarantee agencies and the Secretary of Education. Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts pursuant to the Higher Education Act, which provide for the guarantee agency to receive reimbursement of a percentage of insurance payments that the guarantee agency makes to eligible lenders with respect to loans guaranteed by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The federal reimbursement contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest.

        In addition to guarantee benefits, qualified student loans acquired under the Federal Family Education Loan Program benefit from certain federal subsidies. Each guarantee agency and the Secretary of Education have entered into an Interest Subsidy Agreement under the Higher Education Act which entitles the holders of eligible loans guaranteed by the guarantee agency to receive interest subsidy payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month grace period after the student leaves school, and during certain deferment periods, subject to the holders' compliance with all requirements of the Higher Education Act.

        United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the guarantee agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992, 1993, and 1998, respectively

        o abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education,

        o authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated,

        o added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination,

        o expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves, and

        o      mandated the additional recall of guarantee agency reserve funds.

FEDERAL INSURANCE AND REIMBURSEMENT OF GUARANTEE AGENCIES

        EFFECT OF ANNUAL CLAIMS RATE. With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the guarantee agency for up to 100% of the amounts paid on claims made by lenders, as discussed in the formula described below, so long as the eligible lender has properly serviced such loan. The amount of reimbursement is lower for loans originated after October 1, 1993, as described below. Depending on the claims rate experience of a guarantee agency, such reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a guarantee agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower, or in the case of a PLUS Loan, the death of the student on behalf of whom the loan was borrowed, or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the guarantee agency's claims rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

        The formula used for loans initially disbursed prior to October 1, 1993 is summarized below:

                    Claims Rate               Federal Payment
                    -----------               ---------------
                    0% up to 5%           100%

                    5% up to 9%           100% of claims up to 5%;
                                          90% of claims 5% and over

                    9% and over           100% of claims up to 5%;
                                          90% of claims 5% and over, up to 9%;
                                          80% of claims 9% and over

        The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

        The 1993 Amendments reduce the reimbursement amounts described above, effective for loans initially disbursed on or after October 1, 1993 as follows:
100% reimbursement is reduced to 98%, 90% reimbursement is reduced to 88%, and 80% reimbursement is reduced to 78%, subject to certain limited exceptions. The 1998 Amendments further reduce the federal reimbursement amounts from 98% to 95%, 88% to 85%, and 78% to 75% respectively, for student loans first disbursed on or after October 1, 1998.

        The reduced reinsurance for federal guaranty agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced.

        REIMBURSEMENT. The original principal amount of loans guaranteed by a guarantee agency which are in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by a guarantee agency less:

        o the original principal amount of such loans that have been fully repaid, and

        o the original amount of such loans for which the first principal installment payment has not become due.

Guarantee agencies with default rates below 5% are required to pay the Secretary of Education annual fees equivalent to 0.51% of new loans guaranteed, while all other such agencies must pay a 0.5% fee. The Secretary of Education may withhold reimbursement payments if a guarantee agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law.

        Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantee agency is received after reimbursement by the Secretary of Education, the guarantee agency is entitled to receive an equitable share of the payment.

        Any originator of any student loan guaranteed by a guarantee agency is required to discount from the proceeds of the loan at the time of disbursement, and pay to the guarantee agency, an insurance premium which may not exceed that permitted under the Higher Education Act.

        Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining: a percentage amount equal to the complement of


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

the reimbursement percentage in effect at the time the loan was reimbursed, and an amount equal to 24% of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency.

        A guarantee agency may enter into an addendum to its Interest Subsidy Agreement that allows the guarantee agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the IRS to "offset" any tax refunds which may be due any defaulted borrower. To the extent that the guarantee agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the guarantee agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the guarantee agency has not been reimbursed.

        REHABILITATION OF DEFAULTED LOANS. Under the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a guarantee agency pursuant to which the guarantee agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantee agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

        For a loan to be eligible for rehabilitation, the guarantee agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred (except that a borrower's loan may only be rehabilitated once).

        ELIGIBILITY FOR FEDERAL REIMBURSEMENT. To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in the Higher Education Act.

        Prior to the 1998 Amendments, a Federal Family Education Loan was considered to be in default for purposes of the Higher Education Act when the borrower failed to make an installment payment when due, or to comply with the other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments. Under the 1998 Amendments, the delinquency period required for a student loan to be declared in default is increased from 180 days to 270 days for loans payable in monthly installments on which the first day of delinquency occurs on or after the date of enactment of the 1998 Amendments and from 240 days to 330 days for a loan payable less frequently than monthly on which the delinquency occurs after the date of enactment of the 1998 Amendments.

        The guarantee agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The guarantee agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the guarantee agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, these procedures require:

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

        o       that completed loan applications be processed,

        o a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made,

        o the borrower's responsibilities under the loan be explained to him or her,

        o the promissory note evidencing the loan be executed by the borrower, and

        o that the loan proceeds be disbursed by the lender in a specified manner.

        After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures, primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable guarantee agency, that vary depending upon the length of time a loan is delinquent.

DIRECT LOANS

        The 1993 Amendments authorized a program of "direct loans," to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years. The 1998 Amendments removed references to the "phase-in" of the Direct Loan Program, including restrictions on annual limits for Direct Loan Program volume and the Secretary's authority to select additional institutions to achieve balanced school representation.

        The loan terms are generally the same under the direct loan program as under the Federal Family Education Loan Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower could obtain loans under both programs for the same period of enrollment.

        It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program loans, how many students will seek loans under the direct loan program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the Federal Family Education Loan Program.

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

OTHER GUARANTEE AGENCIES

        Although the student loans that comprise the assets of each trust will generally be guaranteed by the guarantee agencies described in the related prospectus supplement, we may finance student loans which are guaranteed by other guarantee agencies with the approval of the rating agencies.

                         FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of all material federal income tax consequences of the purchase, ownership and disposition of notes for the investors described below and is based on the advice of Kutak Rock LLP, as tax counsel to Nelnet Education Loan Funding, Inc. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES OF ANY SERIES. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "Service") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

        Based upon certain assumptions and certain representations of Nelnet Education Loan Funding, Inc., Kutak Rock LLP will render, with respect to the notes, its opinion to the effect that the notes, issued or to be issued, as the case may be, will be treated as debt of Nelnet Education Loan Funding, Inc., rather than as an interest in the student loans. Unlike a ruling from the Service, such opinion is not binding on the courts or the Service. Therefore, it is possible that the Service could assert that, for purposes of the Code, the transaction contemplated by this prospectus constitutes a sale of the student loans (or an interest therein) to the registered owners or that the notes constitute an equity interest in Nelnet Education Loan Funding, Inc.

        Nelnet Education Loan Funding, Inc. and the registered owners will express in the indenture their intent that, for federal income tax purposes, the notes will be indebtedness of Nelnet Education Loan Funding, Inc. secured by the student loans. Nelnet Education Loan Funding, Inc. and the registered owners, by accepting the notes, have agreed to treat the notes as indebtedness of Nelnet Education Loan Funding, Inc. for federal income tax purposes. Nelnet Education Loan Funding, Inc. intends to treat this transaction as a financing reflecting the notes as its indebtedness for tax and financial accounting purposes.

        In general, the characterization of an obligation as equity or as a loan, for federal income tax purposes, is a question of fact, the resolution of which is based upon the economic substance of the transaction, rather than its form or the manner in which it is characterized for state law or other purposes. While the Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a financing or an equity investment, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Notwithstanding the foregoing, in some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form.

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

        Nelnet Education Loan Funding, Inc. believes that it has retained the preponderance of the primary benefits and burdens associated with ownership of the student loans and should, thus, be treated as the owner of the student loans for federal income tax purposes and the notes are properly treated as debt. It is possible that the Service will disagree and there can be no assurance that the Service will not successfully assert that one or more class of the notes should be treated as equity in Nelnet Education Loan Funding, Inc. rather than as debt of Nelnet Education Loan Funding, Inc.

        If the notes were considered an equity interest in Nelnet Education Loan Funding, Inc., cash payments to the registered owners generally would be treated as dividends for tax purposes to the extent of Nelnet Education Loan Funding, Inc.'s accumulated and current earnings and profits. However, as noted above, Nelnet Education Loan Funding, Inc. has received an opinion of counsel to the effect that the notes will be treated as debt for federal income tax purposes.

TAXATION OF INTEREST
INCOME OF REGISTERED OWNERS

        Payments of interest with regard to the notes will be includible as ordinary income when received or accrued by the registered owners in accordance with their respective methods of tax accounting and applicable provisions of the Code. If the notes are deemed to be issued with original issue discount, Section 1272 of the Code requires the current ratable inclusion in income of original issue discount greater than a specified de-minimus amount using a constant yield method of accounting. In general, original issue discount is calculated, with regard to any accrual period, by applying the instrument's yield to its adjusted issue price at the beginning of the accrual period, reduced by any qualified stated interest allocable to the period. The aggregate original issue discount allocable to an accrual period is allocated to each day included in such period. The holder of a debt instrument must include in income the sum of the daily portions of original issue discount attributable to the number of days he owned the instrument. The legislative history of the original issue discount provisions indicates that the calculation and accrual of original issue discount should be based on the prepayment assumptions used by the parties in pricing the transaction.

        Original issue discount is the stated redemption price at maturity of a debt instrument over its issue price. The stated redemption price at maturity includes all payments with respect to an instrument other than interest unconditionally payable at a fixed rate or a qualified variable rate at fixed intervals of one year or less. Nelnet Education Loan Funding, Inc. expects that interest payable with respect to the Class A and Class B notes will not be issued with original issue discount. However, there can be no assurance that the Service would not assert that the interest payable with respect to the Class B notes may not be qualified stated interest because such payments are not unconditional and that the Class B notes are issued with original issue discount. In addition, as the rate of interest payable with respect to the notes as of any periodic distribution date is capped at the net loan rate, any interest accruing in excess of such net loan rate which is carried forward may not be considered qualified stated interest by the Service as not being unconditionally payable. However, Nelnet Education Loan Funding, Inc. intends to take the position that such accruals do not prevent any interest accruing on the notes from satisfying the requirements for qualified stated interest.

        Payments of interest received with respect to the notes may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. Potential registered owners or the beneficial owners should consult their own tax advisors concerning the treatment of interest payments with regard to the notes.

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

        A purchaser who buys a note of any class at a discount from its principal amount (or its adjusted issue price if issued with original issue discount greater than a specified de minimis amount) will be subject to the market discount rules of the Code. In general, the market discount rules of the Code treat principal payments and gain on disposition of a debt instrument as ordinary income to the extent of accrued market discount. Although the accrued market discount on debt instruments such as the notes which are subject to prepayment based on the prepayment of other debt instruments is to be determined under regulations yet to be issued, the legislative history of these provisions of the Code indicate that the same prepayment assumption used to calculate original issue discount should be utilized. Each potential investor should consult his tax advisor concerning the application of the market discount rules to the notes.

        The annual statement regularly furnished to registered owners for federal income tax purposes will include information regarding the accrual of payments of principal and interest with respect to the notes. As noted above, Nelnet Education Loan Funding, Inc. believes, based on the advice of counsel, that it will retain ownership of the student loans and that the notes will be treated as indebtedness each for federal income tax purposes.

BACKUP WITHHOLDING

        Certain purchasers may be subject to backup withholding at the applicable rate with respect to interest paid with respect to the notes if the purchasers, upon issuance, fail to supply the trustee or their brokers with their taxpayer identification numbers, furnish incorrect taxpayer identification numbers, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the trustee with a certified statement, under penalty of perjury, that they are not subject to backup withholding. Information returns will be sent annually to the Service and to each purchaser setting forth the amount of interest paid with respect to the notes and the amount of tax withheld thereon.

STATE OR LOCAL TAXATION

        Nelnet Education Loan Funding, Inc. makes no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state or locality. Investors considering an investment in the notes should consult their own tax advisors regarding such tax consequences.

FOREIGN HOLDERS

        The following information describes the United States federal income tax treatment if the notes are treated as debt to an investor that is a nonresident alien individual or a foreign corporation (collectively, a "foreign person"). Some foreign persons, including certain residents of certain United States possessions or territories, may be subject to special rules not discussed in this summary.
Interest, including original issue discount, if any, paid to a foreign person on a note will not be subject to withholding of the United States federal income tax, provided that:

               o the interest payments are effectively connected with the conduct of a trade or business within the United States by the foreign person, or

               o the foreign person is not, for United States federal income tax purposes, actually or constructively a "10 percent shareholder" of Nelnet Education Loan Funding, Inc., a "controlled foreign corporation" with respect to which Nelnet Education Loan Funding, Inc. is a "related person" within the meaning of the Internal Revenue Code, or a bank extending credit under a loan agreement entered into in the ordinary course of its trade or business,

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

and, under current Treasury Regulations, either (a) the beneficial owner represents that it is a foreign person and provides its name and address to us or our paying agent on a properly executed IRS Form W-8BEN and such foreign person submits a properly executed IRS Form W-8ECI; or a suitable substitute form, signed under penalties of perjury; or (b) if a note is held through a securities clearing organization or other financial institution, as is expected to be the case unless definitive notes are issued, the organization or financial institution certifies to us or our paying agent under penalties of perjury that it has received IRS Form W-8BEN or a suitable form from the foreign person or from another qualifying financial institution intermediary, and provides a copy to us or our paying agent. In general, a Form W-8BEN or Form W-8ECI must be re-executed by the earlier of 30 days after any information in the form has become inaccurate due to a change in circumstances and the beginning of the fourth year after such form was last executed.

        If these exceptions do not apply to a foreign person, interest, including original issue discount, if any, paid to such foreign person generally will be subject to withholding of United States federal income tax at a 30% rate. Such foreign person may, however, be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits generally is submitted, under current Treasury Regulations, on IRS Form W-8BEN. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

        Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (a) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (b) in the case of an individual foreign person, the individual is not present in the United States for 183 days or more in the taxable year in which the sale, redemption, retirement or other taxable disposition occurs.

        If the interest or gain on the note is effectively connected with the conduct of a trade or business within the United States, then although the foreign person will be exempt from the withholding of tax previously discussed if any appropriate statement is provided, such foreign person generally will be subject to United States federal income tax on the interest, including original issue discount, if any, or gain at applicable graduated federal income tax rates. In addition, if a foreign person is a foreign corporation, such foreign corporation may be subject to a branch profits tax equal to 30% of your "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless such foreign corporation qualifies for a lower rate under an applicable tax treaty.

SALE OR EXCHANGE OF NOTES

        If a holder sells a note, such person will recognize gain or loss equal to the difference between the amount realized on such sale and the holder's basis in such note. Ordinarily, such gain or loss will be treated as a capital gain or loss. At the present time, the maximum capital gain rate for certain assets held for more than twelve months is 15% for individuals. If a note was acquired at a discount from its principal amount (or its adjusted issue price if issued with original discount) greater than a specified de-minimus amount, a portion of such gain will be recharacterized as ordinary income under the market discount rules.

                   RELATIONSHIPS AMONG FINANCING PARTICIPANTS

        Nelnet, Inc. and National Education Loan Network, Inc. act as servicer or subservicer for some or all of the student loans financed with the proceeds of the notes. Nelnet Education Loan Funding, Inc. is a wholly owned subsidiary of National Education Loan Network, Inc., and National Education Loan Network, Inc. is a wholly owned subsidiary of Nelnet, Inc.

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

        Some of the shareholders of Nelnet, Inc. are officers or employees of Union Bank and Trust Company, Lincoln, Nebraska. Union Bank and Trust Company is one of the largest originators of student loans. Nelnet Education Loan Funding, Inc. may purchase loans from Union Bank and Trust Company. Nelnet Education Loan Funding, Inc. may also purchase student loans from other entities that are direct or indirect subsidiaries of Nelnet, Inc., including NHELP-I, Inc., NHELP-III, Inc., NELNET Student Loan Corporation-1, NELNET Student Loan Corporation-2, Nelnet Student Loan Warehouse Corporation-1, EMT Corp. and MELMAC, LLC.

                              PLAN OF DISTRIBUTION

        Nelnet Education Loan Funding, Inc. may sell the notes of each series and class to or through underwriters by "best efforts" underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the notes directly to other purchasers or through agents. If so indicated in the prospectus supplement, Nelnet Education Loan Funding, Inc. may sell such notes, directly or through agents, through a competitive bidding process described in the applicable prospectus supplement. Notes will be offered through such various methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of the notes may be made through a combination of such methods.

        The distribution of the notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors' judgments as to the price of the notes.

        In connection with the sale of the notes, underwriters may receive compensation from Nelnet Education Loan Funding, Inc. or from the purchasers of such notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the notes to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts or commissions received by them and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. The underwriters will be identified, and any compensation received will be described, in the applicable prospectus supplement.

        Nelnet Education Loan Funding, Inc. may agree with the underwriters and agents who participate in the distribution of the notes that it will indemnify them against liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereto.

        If so indicated in the prospectus supplement, Nelnet Education Loan Funding, Inc. will authorize underwriters or other persons acting as its agent to solicit offers by certain institutions to purchase the notes pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases Nelnet Education Loan Funding, Inc. must approve the institutions. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the notes shall not be prohibited by law from purchasing such notes. The underwriters and other agents will not have responsibility in respect of the validity or performance of these contracts.

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

        The underwriters may, from time to time, buy and sell notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

                                  LEGAL MATTERS

        Certain legal matters will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, as counsel and by Kutak Rock LLP, as note counsel and as special tax counsel to Nelnet Education Loan Funding, Inc. Other counsel, if any, passing upon legal matters for the trusts or any placement agent or underwriter will be identified in the related prospectus supplement.

                              FINANCIAL INFORMATION

        The notes are limited obligations payable solely from the revenues generated from the student loans and other assets held by Wells Fargo Bank Minnesota, N.A. in the trust estate. Accordingly, it has been determined that financial statements for Nelnet Education Loan Funding, Inc. are not material to the offering made hereby. Accordingly, financial statements with respect to Nelnet Education Loan Funding, Inc. are not included in this prospectus.

                                     RATINGS

        It is a condition to the issuance of the notes that they be rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade (typically, in one of the four highest rating categories). The specific ratings for class of notes will be described in the related prospectus supplement.

        A securities rating addresses the likelihood of the receipt by owners of the notes of payments of principal and interest with respect to their notes from assets in the trust estate. The rating takes into consideration the characteristics of the student loans, and the structural, legal and tax aspects associated with the rated notes.

        A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                    INCORPORATION OF DOCUMENTS BY REFERENCE;
                         WHERE TO FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934 and to comply with those requirements, we will file periodic reports and other information with the SEC. The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We hereby incorporate by reference all periodic reporting documents we file with the SEC after the date of this prospectus and before all of the notes have been issued.

        We will provide you, without charge, a copy of any of the documents incorporated by reference upon written or oral request directed to Nelnet Education Loan Funding, Inc., 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508, or by phone at (402) 458-2300.

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

        You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at HTTP://WWW.SEC.GOV from which our registration statement and reports are available. Nelnet, Inc. maintains a web site that provides information concerning our company at www.Nelnet.net.


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                                GLOSSARY OF TERMS


        Some of the terms used in this prospectus are defined below. The indenture contains the definition of other terms used in this prospectus and reference is made to the indenture for those definitions.

        "ADMINISTRATIVE SERVICES AGREEMENT" shall mean the Administrative Services Agreement, dated as of April 1, 2004, between the Issuer and National Education Loan Network, Inc., and any other Administrative Services Agreement entered into between the Issuer and an entity that will provide administrative services for the Issuer, as supplemented and amended.

        "ADMINISTRATION FEE" shall mean an amount equal to 0.18% per annum, based on the aggregate principal amount of the student loans within the Trust Estate at any time, as determined by the Administrator.

        "BOOK-ENTRY FORM" or "BOOK-ENTRY SYSTEM" means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a securities depository or its nominee as registered owner, with the securities "immobilized" to the custody of the securities depository, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

        "CALL OPTION" shall mean, the option owned by Nelnet, Inc., or its designated affiliates, as a permitted transferee (provided, that no such affiliate shall possess the Call Option if it at any time owned an interest in any of the Financed Eligible Loans) to purchase 100% of the Reset Rate Notes on each related Reset Date, exercisable at a price equal to 100% of the Outstanding Amount of such Class, less all amounts distributed to the Registered Owners of the related Class of the Reset Rate Notes as a payment of principal on the related Quarterly Distribution Date, plus any accrued and unpaid interest and Reset Rate Notes Carry-over Amount not paid by the Issuer on the related Quarterly Distribution Date, and pursuant to the terms and conditions set forth in the Reset Rate Note Procedures.

        "CALL RATE" shall mean, for the Reset Rate Notes when a Call Option has been exercised, the rate of interest that is either: (a) if the Reset Rate Notes did not have at least one related Derivative Product in effect during the previous Reset Period, the floating rate applicable for the most recent Reset Period during which the Failed Remarketing Rate was not in effect; or (b) if the Reset Rate Notes had one or more related Derivative Products in effect during the previous Reset Period, the weighted average of the floating rates of interest that were due to the related Counterparties from the Issuer during the previous Reset Period. This rate will continue to apply for each Reset Period while the holder of the Call Option retains that Class of the Reset Rate Notes.

        "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "COMMERCIAL PAPER RATE" shall have the meaning set forth under the heading "Description of the Notes - CP rate notes."

        "COUNTERPARTY" shall mean a counterparty under a Derivate Product..

        "DERIVATIVE PRODUCT" shall mean a written contract or agreement between Nelnet Education Loan Funding, Inc. and a Counterparty.

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

        "DERIVATIVE PRODUCT DISTRIBUTION DATE" shall mean, with respect to a Derivative Product, any date specified in the Derivative Product on which a payment is due and payable under the Derivative Product.

        "ELIGIBLE LENDER" shall mean any "eligible lender," as defined in the Higher Education Act, and which has received an eligible lender designation from the Secretary with respect to loans made under the Higher Education Act.

        "ESCROW RESERVE AGREEMENT" shall mean the Escrow Reserve Agreement, dated as of April 1, 2004, between the Issuer and Wells Fargo Bank, National Association, as escrow agent, as amended and supplemented pursuant to the terms thereof.

        "EVENT OF BANKRUPTCY" shall mean (a) Nelnet Education Loan Funding, Inc. shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against Nelnet Education Loan Funding, Inc. seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

        "FAILED REMARKETING" shall mean, with respect to the Reset Rate Notes and each related Reset Date, the situation where (a) the Remarketing Agents, in consultation with the Administrator, cannot establish one or more of the terms required to be set on the Remarketing Terms Determination Date, (b) the Remarketing Agents are unable to establish the related Spread or fixed rate of interest on the Spread Determination Date or the Spread or fixed rate of interest would exceed three-month LIBOR plus 0.75%, (c) the Remarketing Agents are unable to remarket some or all of the tendered Reset Rate Notes at the Spread or fixed rate of interest established on the Spread Determination Date, and, in their sole discretion, elect not to purchase those Reset Rate Notes, (d) any failure of the Issuer to redeem the Reset Rate Notes on a Reset Date following the delivery of a notice of redemption or any failure of Nelnet, Inc., or one of its designated affiliates, to purchase the Reset Rate Notes on a Reset Date following exercise of the Call Option; (e) any of the conditions of the Remarketing Agreement have not been satisfied or (f) any applicable Rating Agency Condition has not been satisfied.

        "FAILED REMARKETING RATE" shall mean, for any applicable Reset Period, Three-Month LIBOR plus 0.75%.

        "FEDERAL FUNDS RATE" shall mean the rate set forth for such day opposite the caption "Federal Funds (effective)" in the weekly statistical release designated H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m., New York City time, on that day by each of four leading brokers in such transactions located in New York City selected by the Administrator. The Federal Funds Rate for each Saturday and Sunday and for any other that is not a Business Day shall be the Federal Funds Rate for the preceding Business Day as determined above.

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

        "FEDERAL REIMBURSEMENT CONTRACTS" shall mean the agreements between the guarantee agency and the Secretary providing for the payment by the Secretary of amounts authorized to be paid pursuant to the Higher Education Act, including (but not necessarily limited to) reimbursement of amounts paid or payable upon defaulted student loans and other student loans guaranteed or insured by the guarantee agency and interest benefit payments and special allowance payments to holders of qualifying student loans guaranteed or insured by the guarantee agency.

        "FITCH" shall mean Fitch, Inc., a corporation organized and existing under the laws of the-State of Delaware, its successors and assigns.

        "GUARANTEE" or "GUARANTEED" shall mean, with respect to student loan, the insurance or guarantee by the guaranty agency pursuant to such guaranty agency's guarantee agreement of the maximum percentage of the principal of and accrued interest on such student loan allowed by the terms of the Higher Education Act with respect to such student loan at the time it was originated and the coverage of such student loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the guaranty agency for payments made by it on defaulted student loans insured or guaranteed by the guaranty agency of at least the minimum reimbursement allowed by the Higher Education Act with respect to a particular student loan.

        "GUARANTEE AGREEMENTS" shall mean a guaranty or lender agreement between the trustee and any guaranty agency, and any amendments thereto.

        "GUARANTY AGENCY" shall mean any entity authorized to guarantee student loans under the Higher Education Act and with which the trustee maintains a guarantee agreement.

        "H.15(519)" shall mean the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

        "H.15 DAILY UPDATE" shall mean the daily update for H.15(519), available through the World Wide Web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

        "HIGHER EDUCATION ACT" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins, and guidelines promulgated from time to time thereunder.

        "HOLD NOTICE" shall mean a written statement (or an oral statement confirmed in writing, which may be by e-mail) by a Registered Owner or beneficial owner of a Reset Rate Note delivered to a Remarketing Agent on or before the Notice Date that such Registered Owner or beneficial owner desires to hold its Reset Rate Notes for the upcoming Reset Period and affirmatively agrees to receive a rate of interest of not less than the applicable Reset Rate Notes All Hold Rate commencing on the related Reset Date.

        "INDENTURE" shall mean the indenture of trust between Nelnet Education Loan Funding, Inc. and the trustee identified in the applicable prospectus supplement, including all supplements and amendments thereto.

        "INSURANCE" or "INSURED" or "INSURING" means, with respect to student loan, the insuring by the Secretary (as evidenced by a certificate of insurance or other document or certification issued under the provisions of the Act) under the Higher Education Act of 100% of the principal of and accrued interest on such student loan.

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

        "INTEREST BENEFIT PAYMENT" shall mean an interest payment on student loans received pursuant to the Higher Education Act and an agreement with the federal government, or any similar payments.

        "MOODY'S" shall mean Moody's Investors Service and its successors and assigns.

        "90-DAY FINANCIAL COMMERCIAL PAPER RATE" shall mean the 90-Day AA Financial Commercial Paper rate posted on the Federal Reserve Release entitled "Commercial Paper Rates and Outstandings," which rate may be available on the Internet at WWW.FEDERALRESERVE.GOV/RELEASES/CP.

        "91-DAY TREASURY BILL RATE" shall mean for any relevant Interest Rate Determination Date, prior to each related Interest Rate Change Date, the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

        "NOTE PAYMENT DATE" shall mean, for any note, any interest payment date, its' stated maturity or the date of any other regularly scheduled principal payment with respect thereto.

        "NOTES" shall mean the notes or other obligations issued under an indenture.

        "NOTICE DATE" shall mean, for the Reset Rate Notes, 12:00 noon, New York City time, on the sixth Business Day prior to the related Reset Date.

        "PARTICIPANT" means a member of, or participant in, the depository.

        "PRIME RATE" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that Interest Rate Determination Date under the heading "Bank Prime Loan." The Administrator will observe the following procedures if the Prime Rate cannot be determined as described above: (a) if the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant Interest Rate Determination Date unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that Interest Rate Determination Date, as published in
H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan"; (b) if the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant Interest Rate Determination Date, then the Administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that Interest Rate Determination Date; (c) if fewer than four rates appear on the Reuters screen USPRIME1 page on the relevant Interest Rate Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that Interest Rate Determination Date by three major banks in New York City selected by the Administrator; or (d) if the banks selected by the Administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that Interest Rate Determination Date.

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

        "RATING AGENCY" shall mean, collectively, S&P, Fitch and Moody's and their successors and assigns or any other rating agency; provided that in each such case Nelnet Education Loan Funding, Inc. has requested such Rating Agency to maintain a rating on any of the notes.

        "RATING AGENCY CONDITION" shall mean, with respect to any action, that each Rating Agency shall have been given prior notice thereof and that each of the Rating Agencies shall have issued a Rating Confirmation.

        "RATING CONFIRMATION" means a letter from each rating agency then providing a rating for any series or class of the notes, confirming that the action proposed to be taken will not, in and of itself, result in a downgrade of any of the ratings then applicable to the notes, or cause any rating agency to suspend or withdraw the ratings then applicable to that series or class of the notes.

        "REGISTERED OWNER" shall mean the person in whose name a note is registered on the note registration books maintained by the trustee, and shall also mean with respect to a derivative product, any counterparty, unless the context otherwise requires.

        "REMARKETING TERMS DETERMINATION DATE" shall mean, for the Reset Rate Notes, not later than 3:00 p.m., New York City time, on the eighth Business Day prior to the applicable Reset Date.

        "REMARKETING TERMS NOTICE" shall mean the notice delivered by the Remarketing Agents to the applicable Registered Owners of the Reset Rate Notes, the Indenture Trustee and the Rating Agencies on each Remarketing Terms Determination Date containing the information set forth in the Reset Rate Note Procedures.

        "RESET DATE" shall mean a Quarterly Distribution Date on which certain terms for the Reset Rate Notes may be changed in accordance with the Reset Rate Note Procedures.

        "RESET PERIOD" shall mean, with respect to the Reset Rate Notes, a period of at least three months (or any other longer duration that is a multiple of three months) that will always end on a Quarterly Distribution Date, which will be the next Reset Date for the Reset Rate Notes; provided, that no Reset Period may end after the Stated Maturity of the Reset Rate Notes.

        "RESET RATE NOTES ALL HOLD RATE" shall mean, for the Reset Rate Notes, the applicable Index plus or minus the related Spread (with respect to the Reset Rate Notes that will bear interest at a floating rate) or the applicable fixed rate, which may be expressed as the fixed rate pricing benchmark plus or minus a spread (with respect to Reset Rate Notes that will bear interest at a fixed rate), that the Remarketing Agents, in consultation with the Administrator, determine will be in effect, unless the related Call Option is exercised, in the event that 100% of the holders of the Reset Rate Notes choose to hold their Reset Rate Notes for the upcoming Reset Period. The Reset Rate Notes All Hold Rate shall be a rate that the Remarketing Agents, in consultation with the Administrator, in their good faith determination, believe would result in the remarking of the entire applicable Class of the Reset Rate Notes at a price equal to 100% of the outstanding principal amount thereof.

        "REVENUE" or "REVENUES" shall mean all amounts received by the trustee from or on account of any student loan as a recovery of the principal amount thereof, all payments, proceeds, charges and other income received by the trustee or by Nelnet Education Loan Funding, Inc. from or on account of any student loan (including scheduled, delinquent and advance payments of and any insurance proceeds with respect to, interest, including interest benefit payments, on any student loan and any special allowance payment received by Nelnet Education Loan Funding, Inc. with respect to any student loan) and all interest earned or gain realized from the investment of amounts in any fund or account and all payments received by Nelnet Education Loan Funding, Inc. pursuant to a derivative product.

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        "S&P" shall mean Standard & Poor's Rating Services, a Division of The
McGraw-Hill Companies, Inc., its successors and assigns.

        "SECRETARY" shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions thereof, under the Higher Education Act or when the context so requires, the former Commissioner of Education of the United States Department of Health, Education and Welfare.

        "SERVICER" shall mean, collectively, Nelnet, Inc., National Education Loan Network, Inc., InTuition, Inc., Sallie Mae Servicing, EFS Services, Inc., ACS Educational Services, Inc., Pennsylvania Higher Education Assistance Agency, Great Lakes Educational Loan Services, Inc. and any other additional Servicer, Subservicer or successor Servicer or Subservicer selected by Nelnet Education Loan Funding, Inc., including an affiliate of Nelnet Education Loan Funding, Inc., so long as Nelnet Education Loan Funding, Inc. obtains a Rating Confirmation as to each such other Servicer or Subservicer.

        "SPECIAL ALLOWANCE PAYMENTS" shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Higher Education Act, or similar allowances, if any, authorized from time to time by federal law or regulation.

        "SPREAD" shall mean the percentage determined by the Remarketing Agents on the related Spread Determination Date, with respect to the Reset Rate Notes that is to bear a floating rate of interest, in excess of or below the applicable Index that will be in effect with respect to the Reset Rate Notes during any Reset Period after the initial Reset Period so as to result in a rate that, in the reasonable opinion of the Remarketing Agents, will enable all of the tendered Reset Rate Notes of the applicable Class to be remarketed by the Remarketing Agents at 100% of the Outstanding Amount of such Reset Rate Notes.

        "SPREAD DETERMINATION DATE" shall mean, for the Reset Rate Notes, 3:00 p.m., New York City time, on the third Business Day prior to the related Reset Date.

        "SPREAD DETERMINATION NOTICE" shall mean the notice delivered by the Remarketing Agents to the Registered Owners or beneficial owners of the Reset Rate Notes, the Indenture Trustee and the Rating Agencies on each related Spread Determination Date containing the information set forth in the Reset Rate Note Procedures.

        "SUPPLEMENTAL INDENTURE" shall mean an agreement supplemental to the indenture executed pursuant to the indenture.

        "SUPPLEMENTAL INTEREST DEPOSIT AMOUNT" shall mean, for any Quarterly Distribution Date and the Class A-5a Supplemental Interest Account, an amount that satisfies the Rating Agency Condition.

        "TELERATE PAGE 3750" shall mean the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

        "TERMINATION PAYMENT" shall mean, with respect to a Derivative Product, any termination payment payable by the Issuer under such Derivative Product relating to an early termination of such Derivative Product by the Counterparty, after the occurrence of a termination event or event of default specified in such Derivative Product, including any Priority Termination Payment.

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

        "THREE-MONTH LIBOR" shall mean the rate determined by the Issuer by reference to the London interbank offered rate for deposits in U.S. dollars having a maturity of three months which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the administrator. The Issuer will request the principal London office of each bank to provide a quotation of its rate. If the reference banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Issuers, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, three-month LIBOR in effect for the applicable interest accrual period will be three-month LIBOR in effect for the previous accrual period.

        "U.S. TREASURY CONSTANT MATURITY RATE" or "CMT RATE" shall mean the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown by 3:00 p.m., New York City time, under the caption ". . . Treasury Constant Maturities
.. . . Federal Reserve Board Release H.15. . . .Mondays Approximately 3:45 p.m.,"
under the column for: (a) if the Designated CMT Moneyline Telerate Page is 7051, the rate on that Interest Rate Determination Date; or (b) if the Designated CMT Moneyline Telerate Page is 7052, the average for the week, the month or the quarter, as specified on the Remarketing Terms Determination Date, ended immediately before the week in which the related Interest Rate Determination
Date occurs. The following procedures will apply if the CMT Rate cannot be determined as described above: (i) if the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that Interest Rate Determination Date, unless the calculation is made earlier and the rate is available from that source at that time on that Interest Rate Determination
Date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate; (ii) if the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that Interest Rate Determination Date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant Interest Rate Determination Date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the


                                       69
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Administrator determines to be comparable to the rate formerly displayed on the
Designated CMT Moneyline Telerate Page shown above and published in H.15(519);
(iii) if the rate described in the prior clause cannot be determined, then the Administrator will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant Interest Rate Determination Date reported, according to their written records, by leading primary United States government securities dealers in New York City. The Administrator will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount; (iv) if the Administrator cannot obtain three Treasury Note quotations of the kind described in clause (iii) above, the Administrator will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant Interest Rate Determination Date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the Administrator will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the Administrator will obtain quotations for the Treasury Note with the shorter remaining term to maturity; (v) if three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant Interest Rate Determination Date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated; or (vi) if fewer than three leading primary United States government securities dealers selected by the Administrator are quoting as described in clause (v) above, the CMT Rate will remain the CMT Rate then in effect on that Interest Rate Determination Date.


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                                   APPENDIX I
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

               Except in certain limited circumstances, the globally offered notes will be available only in book-entry form as "Global Securities." Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

               Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

               Secondary market trading between investors holding Global Securities through The Depository Trust Company will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

               Secondary, cross-market trading between Clearstream, Luxembourg or Euroclear and The Depository Trust Company Participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as The Depository Trust Company Participants.

               Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

               All Global Securities will be held in book-entry form by The Depository Trust Company in the name of Cede & Co. as nominee of The Depository Trust Company. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in The Depository Trust Company. As a result, Clearstream, Luxembourg and Euroclear will hold their positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as The Depository Trust Company Participants.

               Investors electing to hold their Global Securities through The Depository Trust Company will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

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

               Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

               Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

               TRADING BETWEEN THE DEPOSITORY TRUST COMPANY PARTICIPANTS. Secondary market trading between The Depository Trust Company Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

               TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

               TRADING BETWEEN THE DEPOSITORY TRUST COMPANY SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a The Depository Trust Company Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary of The Depository Trust Company Participant's account against delivery of the Global Securities.

               After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg, or Euroclear cash debt will be valued instead as of the actual settlement date.

               Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

               As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

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               Since the settlement is taking place during New York business hours, The Depository Trust Company Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to The Depository Trust Company seller on the settlement date. Thus, to The Depository Trust Company Participants a cross-market transaction will settle no differently than a trade between two The Depository Trust Company Participants.

               TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND THE DEPOSITORY TRUST COMPANY PURCHASER. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred the respective clearing system, through the respective Depositary, to a Depository Trust Company Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the Depositary, as appropriate, to deliver the Global Securities to The Depository Trust Company Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

               Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from The Depository Trust Company Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                      (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

                      (b) borrowing the Global Securities in the U.S. from a
               Depository Trust Company Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

                      (c) staggering the value dates for the buy and sell sides
               of the trade so that the value date for the purchase from The Depository Trust Company Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

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CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

               A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg, or Euroclear (or through The Depository Trust Company if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

               1. Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8 must be filed within 30 days of such change.

               2. Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

               3. Exemption or reduced rate for non-U.S. Persons resident in treaty countries. (Form W-8 BEN). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

               4. Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

               U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Global Security holder or his agent files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective from the date signed to the last day of the third succeeding calendar year.

               The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust other than a "Foreign Trust," as defined in Section 7701(a)(31) of the Code.

               This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.`


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                               $

                         STUDENT LOAN ASSET-BACKED NOTES
                                  SERIES 2004-2

                       NELNET EDUCATION LOAN FUNDING, INC.
                                     Issuer


                                   -----------
                    P R O S P E C T U S   S U P P L E M E N T
                                   -----------



                                JOINT BOOKRUNNERS
JPMORGAN                                                          MORGAN STANLEY

                       CO-MANAGERS for the CLASS A-1 through
                                 CLASS A-4 NOTES

   BARCLAYS CAPITAL                  CITIGROUP                    SG COWEN



        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

        WE ARE NOT OFFERING NOTES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

        WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS ONLY AS OF THE DATES OF THEIR RESPECTIVE COVERS.

        UNTIL         , 2004 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                  April   , 2004



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